Alternative Loan Trust 2006-OC8

                                Final Term Sheet

                               [LOGO] Countrywide

                          $1,693,916,100 (Approximate)

                                   CWALT, Inc.
                                    Depositor

                          Countrywide Home Loans, Inc.
                               Sponsor and Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

      The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING INTHE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-866-500-5409.

      This free writing prospectus does not contain all information that is required to be included in the base prospectus and the free writing prospectus.

      The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.


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

                             FREE WRITING PROSPECTUS

                            DATED SEPTEMBER 28, 2006

               Mortgage Pass-Through Certificates, Series 2006-OC8
            Distributions payable monthly, beginning October 25, 2006

The issuing entity will issue certificates including the following classes of certificates that are offered pursuant to this free writing prospectus and the accompanying prospectus:

---------------------------------------------------------------------------
                  Initial
                   Class
                Certificate      Price to    Underwriting    Proceeds to
   Class         Balance(1)       Public       Discount      Depositor(2)
---------------------------------------------------------------------------
Class 1-A-1     $138,111,000    100.00000%     0.15625%     $137,895,201.56
---------------------------------------------------------------------------
Class 1-A-2     $117,394,000    100.00000%     0.15625%     $117,210,571.88
---------------------------------------------------------------------------
Class 1-A-3     $ 20,716,000    100.00000%     0.20833%     $ 20,672,841.67
---------------------------------------------------------------------------
Class 2-A-1A    $230,000,000     99.99031%     0.20833%     $229,498,552.08
---------------------------------------------------------------------------
Class 2-A-1B    $ 80,000,000    100.00000%     0.20833%     $ 79,833,333.33
---------------------------------------------------------------------------
Class 2-A-1C    $130,492,000    100.00000%     0.20833%     $130,220,141.67
---------------------------------------------------------------------------
Class 2-A-1D    $ 49,170,000    100.00000%     0.20833%     $ 49,067,562.50
---------------------------------------------------------------------------
Class 2-A-1E    $ 28,851,000    100.00000%     0.20833%     $ 28,790,893.75
---------------------------------------------------------------------------
Class 2-A-2A    $125,000,000    100.00000%     0.26042%     $124,674,479.17
---------------------------------------------------------------------------
Class 2-A-2B    $437,149,000    100.00000%     0.26042%     $436,010,591.15
---------------------------------------------------------------------------
Class 2-A-2C    $ 62,461,000    100.00000%     0.26042%     $ 62,298,341.15
---------------------------------------------------------------------------

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                    Initial
                     Class
                 Certificate     Price to    Underwriting     Proceeds to
  Class           Balance(1)      Public       Discount       Depositor(2)
---------------------------------------------------------------------------
Class 2-A-3     $163,861,000    100.00000%     0.26042%     $163,434,278.65
---------------------------------------------------------------------------
Class A-R       $        100        (3)           (3)             (3)
---------------------------------------------------------------------------
Class M-1       $ 23,846,000    100.00000%     0.52083%      $23,721,802.08
---------------------------------------------------------------------------
Class M-2       $ 22,143,000    100.00000%     0.52083%      $22,027,671.88
---------------------------------------------------------------------------
Class M-3       $ 13,626,000    100.00000%     0.41667%      $13,569,225.00
---------------------------------------------------------------------------
Class M-4       $  8,516,000    100.00000%     0.62500%      $ 8,462,775.00
---------------------------------------------------------------------------
Class M-5       $  8,516,000     99.84375%     0.62500%      $ 8,449,468.75
---------------------------------------------------------------------------
Class M-6       $  8,516,000     99.84375%     0.62500%      $ 8,449,468.75
---------------------------------------------------------------------------
Class M-7       $  8,516,000    100.00000%     0.83333%      $ 8,445,033.33
---------------------------------------------------------------------------
Class M-8       $  8,516,000    100.00000%     0.83333%      $ 8,445,033.33
---------------------------------------------------------------------------
Class M-9       $  8,516,000     96.59313%     0.83333%      $ 8,147,338.83
---------------------------------------------------------------------------

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 10%.

(2) Before deducting expenses payable by the depositor estimated to be approximately $608,295 in the aggregate.

(3) The Class A-R Certificates will be offered to the public at varying prices to be determined at the time of sale.

The classes of certificates offered by this free writing prospectus, together with their pass-through rates, the method of calculating their pass-through rates and their initial ratings, are listed in the tables under "Summary -- Description of the Certificates" on page 6 of this free writing prospectus.


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

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Issuing Entity

Alternative Loan Trust 2006-OC8, a common law trust formed under the laws of the State of New York.

Depositor

CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

Sponsor and Sellers

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

Originators

The Sponsor originated approximately 45.69% and 45.17% of the mortgage loans in loan group 1 and loan group 2, respectively. Additionally, approximately 15.46% and 26.39% of the mortgage loans in loan group 1 and loan group 2, respectively, were originated by Decision One Mortgage Company, LLC and approximately 16.70% of the mortgage loans in loan group 2 were originated by American Home Mortgage The remainder of the mortgage loans in each loan group were originated by various other originators, which, individually, originated less than 10% of the mortgage loans in each loan group.

Master Servicer

Countrywide Home Loans Servicing LP

Trustee

The Bank of New York

The NIM Insurer

After the closing date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the "NIM Insurer." The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut off Date

For any mortgage loan, the later of September 1, 2006 and the origination date for that mortgage loan.

Closing Date

On or about September 29, 2006.

The Mortgage Loans

The mortgage pool will consist primarily of 30-year mortgage loans secured by first liens on one- to four-family residential properties. The mortgage loans will be divided into two groups. Each group of mortgage loans is referred to as a "loan group." Loan group 1 will consist of conforming balance adjustable rate mortgage loans and loan group 2 will consist of adjustable rate mortgage loans. The mortgage loans have mortgage rates that either (i) adjust semi-annually or annually or (ii) have a fixed rate period of two, three, five, seven or ten years after the first payment date of each mortgage loan and thereafter adjust semi-annually or annually, in each case based on a specified index.

The statistical information presented in this free writing prospectus is as of the cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the mortgage

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                                       4

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loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be substituted for the mortgage loans that are described in this free writing prospectus. Any substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the mortgage pool had an aggregate stated principal balance of approximately $1,703,286,906, approximately $297,171,169 of which are group 1 mortgage loans and approximately $1,406,115,737 of which are group 2 mortgage loans. All of the mortgage loans in loan group 1 have original principal balances that conform to the guidelines of Fannie Mae and Freddie Mac.

As of the cut-off date, the mortgage loans in loan group 1 had the following characteristics:

Aggregate Current Principal Balance        $297,171,169

Geographic Concentrations in excess
   of 10%:

   California                                    32.60%

   Florida                                       14.02%

Weighted Average Original LTV Ratio              77.74%

Weighted Average Mortgage Rate                   6.950%

Range of Mortgage Rates                       3.625% to
                                                 9.625%

Average Current Principal Balance              $256,624

Range of Current Principal Balances          $34,165 to
                                             $2,623,000

Weighted Average Remaining Term to
   Maturity                                  358 months

Weighted Average FICO Credit Score
                                                    697

Weighted Average Gross Margin                    3.371%

Weighted Average Maximum Mortgage
   Rate                                         12.500%

Weighted Average Minimum Mortgage
   Rate                                          3.645%

As of the cut-off date, the mortgage loans in loan group 2 had the following characteristics:

Aggregate Current Principal Balance      $1,406,115,737

Geographic Concentrations in excess
   of 10%:

   California                                    32.49%

   Florida                                       11.76%

Weighted Average Original LTV Ratio              77.24%

Weighted Average Mortgage Rate                   7.070%

Range of Mortgage Rates                       4.125% to
                                                 9.940%

Average Current Principal Balance              $252,173

Range of Current Principal Balances          $22,050 to
                                             $2,275,000

Weighted Average Remaining Term to
   Maturity                                  360 months

Weighted Average FICO Credit Score                  694

Weighted Average Gross Margin                    3.376%

Weighted Average Maximum Mortgage
   Rate                                         12.425%

Weighted Average Minimum Mortgage
   Rate                                          3.676%

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                                       5

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Description of the Certificates

The issuing entity will issue the following classes of certificates:

                                                                         Initial
                            Initial                                       Rating      Initial
                       Class Certificate                                (Moody's)      Rating
        Class             Balance (1)                 Type                 (2)       (S&P) (2)
--------------------   -----------------    -------------------------    --------    ----------
 Offered Certificates

 Class 1-A-1             $138,111,000            Senior/Floating           Aaa          AAA
                                                Pass-Through Rate

 Class 1-A-2             $117,394,000            Senior/Floating           Aaa          AAA
                                             Pass-Through Rate/Super
                                                      Senior

 Class 1-A-3              $20,716,000            Senior/Floating           Aaa          AAA
                                            Pass-Through Rate/Support

 Class 2-A-1A            $230,000,000            Senior/Floating           Aaa          AAA
                                                Pass-Through Rate

 Class 2-A-1B             $80,000,000            Senior/Floating           Aaa          AAA
                                              Pass-Through Rate/Super
                                                       Senior

 Class 2-A-1C            $130,492,000            Senior/Floating           Aaa          AAA
                                              Pass-Through Rate/Super
                                                       Senior

 Class 2-A-1D             $49,170,000            Senior/Floating           Aaa          AAA
                                              Pass-Through Rate/Super
                                                       Senior

 Class 2-A-1E             $28,851,000            Senior/Floating           Aaa          AAA
                                            Pass-Through Rate/Support

 Class 2-A-2A            $125,000,000            Senior/Floating           Aaa          AAA
                                             Pass-Through Rate/Super
                                                      Senior

 Class 2-A-2B            $437,149,000            Senior/Floating           Aaa          AAA
                                              Pass-Through Rate/Super
                                                      Senior

 Class 2-A-2C             $62,461,000            Senior/Floating           Aaa          AAA
                                            Pass-Through Rate/Support

 Class 2-A-3             $163,861,000            Senior/Floating           Aaa          AAA
                                                Pass-Through Rate

 Class A-R                       $100         Senior/REMIC Residual        Aaa          AAA

 Class M-1                $23,846,000         Subordinate/Floating         Aa1          AA+
                                                Pass-Through Rate

 Class M-2                $22,143,000         Subordinate/Floating         Aa2           AA
                                                Pass-Through Rate

 Class M-3                $13,626,000         Subordinate/Floating         Aa3          AA-
                                                  Pass-Through Rate

 Class M-4                 $8,516,000         Subordinate/Floating          A1           A+
                                                Pass-Through Rate

 Class M-5                 $8,516,000         Subordinate/Floating          A2           A
                                                Pass-Through Rate

 Class M-6                 $8,516,000         Subordinate/Floating          A3           A-
                                                Pass-Through Rate

 Class M-7                 $8,516,000         Subordinate/Floating         Baa1         BBB+
                                                Pass-Through Rate

 Class M-8                 $8,516,000         Subordinate/Floating         Baa2         BBB
                                                Pass-Through Rate

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                                       6

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
                                                                         Initial
                            Initial                                       Rating      Initial
                       Class Certificate                                (Moody's)      Rating
        Class             Balance (1)                 Type                 (2)       (S&P) (2)
--------------------   -----------------    -------------------------    --------    ----------

 Class M-9                 $8,516,000         Subordinate/Floating         Baa3         BBB-
                                                Pass-Through Rate
 Non-Offered Certificates (3)

 Class P                    $100(4)            Prepayment Charges           NR           NR

 Class C                      N/A                   Residual                NR           NR

----------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"). "NR" indicates that the agency was not asked to rate the certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3) The Class P and Class C Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class P and Class C Certificates is provided only to permit a better understanding of the offered certificates.

(4) The Class P Certificates also have a notional amount equal to the aggregate stated principal balance of the mortgage loans as of the cut-off date with prepayment charges.

The certificates also will have the following characteristics:

                             Pass-Through Rate
                                  Before          Pass-Through Rate
                                 Optional               After
                 Related     Termination Date         Optional                                   Interest Accrual
      Class      Loan Group         (1)         Termination Date (1)   Interest Accrual Period      Convention
--------------  -----------  -----------------  --------------------   -----------------------   ----------------
 Offered
 Certificates
 Class 1-A-1         1        LIBOR + 0.175%       LIBOR + 0.350%                (2)              Actual/360 (3)
 Class 1-A-2         1        LIBOR + 0.160%       LIBOR + 0.320%                (2)              Actual/360 (3)
 Class 1-A-3         1        LIBOR + 0.250%       LIBOR + 0.500%                (2)              Actual/360 (3)
 Class 2-A-1A        2        LIBOR + 0.090%       LIBOR + 0.180%                (2)              Actual/360 (3)
 Class 2-A-1B        2        LIBOR + 0.080%       LIBOR + 0.160%                (2)              Actual/360 (3)
 Class 2-A-1C        2        LIBOR + 0.060%       LIBOR + 0.120%                (2)              Actual/360 (3)
 Class 2-A-1D        2        LIBOR + 0.110%       LIBOR + 0.220%                (2)              Actual/360 (3)
 Class 2-A-1E        2        LIBOR + 0.120%       LIBOR + 0.240%                (2)              Actual/360 (3)
 Class 2-A-2A        2        LIBOR + 0.120%       LIBOR + 0.240%                (2)              Actual/360 (3)
 Class 2-A-2B        2        LIBOR + 0.170%       LIBOR + 0.340%                (2)              Actual/360 (3)
 Class 2-A-2C        2        LIBOR + 0.250%       LIBOR + 0.500%                (2)              Actual/360 (3)
 Class 2-A-3         2        LIBOR + 0.250%       LIBOR + 0.500%                (2)              Actual/360 (3)
 Class A-R           1              (4)                  (4)                     N/A                    N/A
 Class M-1        1 and 2     LIBOR + 0.310%       LIBOR + 0.465%                (2)              Actual/360 (3)
 Class M-2        1 and 2     LIBOR + 0.320%       LIBOR + 0.480%                (2)              Actual/360 (3)
 Class M-3        1 and 2     LIBOR + 0.330%       LIBOR + 0.495%                (2)              Actual/360 (3)
 Class M-4        1 and 2     LIBOR + 0.380%       LIBOR + 0.570%                (2)              Actual/360 (3)
 Class M-5        1 and 2     LIBOR + 0.440%       LIBOR + 0.660%                (2)              Actual/360 (3)
 Class M-6        1 and 2     LIBOR + 0.500%       LIBOR + 0.750%                (2)              Actual/360 (3)
 Class M-7        1 and 2     LIBOR + 1.100%       LIBOR + 1.650%                (2)              Actual/360 (3)
 Class M-8        1 and 2     LIBOR + 1.300%       LIBOR + 1.950%                (2)              Actual/360 (3)
 Class M-9        1 and 2     LIBOR + 1.450%       LIBOR + 2.175%                (2)              Actual/360 (3)

 Non-Offered
 Certificates
 Class P          1 and 2           N/A                  N/A                     N/A                    N/A
 Class C          1 and 2           N/A                  N/A                     N/A                    N/A

----------
(1) The pass-through rates on the LIBOR certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap.

(2) The interest accrual period for any distribution date will be the period commencing on the distribution date in the month prior to the month in which that distribution date occurs (or commencing on the closing date, in the case of the first distribution date) and ending on the day immediately prior to that distribution date.
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                                       7

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(3)   Interest will accrue at the rate described in this table on the basis of a
      360-day year and the actual number of days that elapsed in the interest accrual period.

(4)   The Class A-R Certificates will not accrue any interest.

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                                       8

Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

        Designation                   Classes of Certificates
 ------------------------        -------------------------------
    Senior Certificates              Class 1-A-1, Class 1-A-2,
                                    Class 1-A-3, Class 2-A-1A,
                                 Class2-A-1B, Class 2-A-1C, Class
                                    2-A-1D, Class 2-A-1E, Class
                                    2-A-2A, Class 2-A-2B, Class
                                      2-A-2C, Class 2-A-3 and
                                      Class A-R Certificates

      Group 1 Senior               Class 1-A-1, Class 1-A-2 and
       Certificates                  Class 1-A-3 Certificates

      Group 2 Senior                Class 2-A-1A, Class 2-A-1B,
       Certificates                 Class 2-A-1C, Class 2-A-1D,
                                    Class 2-A-1E, Class 2-A-2A,
                                    Class 2-A-2B, Class 2-A-2C
                                   and Class 2-A-3 Certificates

      Subordinated ]                Class M-1, Class M-2, Class
       Certificates                 M-3, Class M-4, Class M-5,
                                    Class M-6, Class M-7, Class
                                         M-8 and Class M-9
                                           Certificates

       Senior LIBOR                 Group 1 Senior Certificates
       Certificates                     and Group 2 Senior
                                           Certificates

    LIBOR Certificates               Senior LIBOR Certificates
                                   and Subordinated Certificates

   Offered Certificates               Senior Certificates and
                                     Subordinated Certificates

Record Date

LIBOR Certificates:

The business day immediately preceding a distribution date, or if the LIBOR certificates are no longer book-entry certificates, the last business day of the calendar month preceding the month of that distribution date.

Class A-R Certificates:

The last business day of the month preceding the month of the distribution date.

Denominations

Offered Certificates (other than the Class A-R Certificates):

$25,000 and multiples of $1 in excess thereof.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

Registration of Certificates

Offered Certificates (other than the Class A-R Certificates):

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

Beginning on October 25, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

Last Scheduled Distribution Date

The last scheduled distribution date for each class of offered certificates is the distribution date specified under "Yield, Prepayment and Maturity Considerations--Last Scheduled Distribution Date" in this free writing prospectus. Since the rate of distributions in reduction of the class certificate balance of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

Interest Payments

The related interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page 7.

On each distribution date, holders of each class of LIBOR certificates will be entitled to receive:

o the interest that has accrued at the related pass-through rate during the related interest accrual

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                                       9

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      period on the class certificate balance of such class immediately prior to that distribution date, and

o     any interest due on a prior distribution date that was not paid.

For each class of subordinated certificates, any interest carry forward amount (which is interest due on a prior distribution date that was not paid on a prior distribution date) will be payable from excess cashflow as and to the extent described in this free writing prospectus and from payments allocated to the issuing entity (if any) in respect of the certificate swap contract in the manner described in this free writing prospectus.

There are certain circumstances that could reduce the amount of interest paid to you.

Principal Payments

On each distribution date, certificateholders will receive a distribution of principal on their certificates only if there is cash available on that date for the distribution of principal. The priority of distributions will differ as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans.

Amounts Available for Distributions on the Certificates

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after fees and expenses as described below are subtracted):

o scheduled payments of interest on the mortgage loans in that loan group collected during the applicable period;

o interest on prepayments on the mortgage loans in that loan group to the extent not allocable to the master servicer as additional servicing compensation;

o interest amounts advanced by the master servicer on the mortgage loans in that loan group and any required compensating interest paid by the master servicer related to voluntary prepayments in full on the mortgage loans; and

o liquidation proceeds on the mortgage loans in that loan group during the applicable period (to the extent allocable to interest).

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after fees and expenses as described below are subtracted):

o scheduled payments of principal of the mortgage loans in that loan group collected during the applicable period or advanced by the master servicer;

o prepayments on the mortgage loans in that loan group collected in the applicable period;

o the stated principal balance of any mortgage loans in that loan group repurchased or purchased by a seller or the master servicer, as applicable;

o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures;

o the excess, if any, of the stated principal balance of a deleted mortgage loan in that loan group over the stated principal balance of the related substitute mortgage loan;

o subsequent recoveries with respect to the mortgage loans in that loan group;

o liquidation proceeds on the mortgage loans in that loan group during the applicable period (to the extent allocable to principal); and

o excess interest (to the extent available) to maintain the targeted overcollateralization level as described under "Description of the Certificates -- Overcollateralization Provisions" in this free writing prospectus.

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Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

o the master servicing fee and additional servicing compensation due to the master servicer;

o     the portion of the trustee fee due to the trustee;

o     lender paid mortgage insurance premiums, if any;

o the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement;

o all prepayment charges (which are distributable only to the Class P Certificates); and

o all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed.

Any amounts subtracted from the amount available for distribution to the certificateholders will reduce the amount distributed to the certificateholders.

Servicing Compensation

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by the applicable master servicing fee rate. The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (excluding prepayment charges) and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans.

Source and Priority of Distributions:

The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Distributions; Distributions of Interest

In general, on any distribution date, the interest funds for such distribution date will be distributed in the following order:

o     concurrently:

      (i) from the interest funds for both loan groups, to the certificate swap account, pro rata based on the interest funds for each loan group, the amount of any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) payable to the certificate swap counterparty under the certificate swap contract with respect to such distribution date; and

      (ii) from the interest funds for loan group 2, to the class 2-A-2A swap account, the amount of the swap fee payable to the class 2-A-2A swap counterparty under the class 2-A-2A swap contract with respect to such distribution date;

o concurrently, (a) from the interest funds for loan group 1, concurrently, to each class of group 1 senior certificates, current interest and interest carry forward amounts, pro rata based on their respective entitlements and (b) from the interest funds for loan group 2, concurrently, to each class of group 2 senior certificates, current interest and interest carry forward amounts, pro rata based on their respective entitlements; provided, however, that, prior to the termination of the class 2-A-2A swap contract, any amounts of current interest that would be distributed to the Class 2-A-2A Certificates in the absence of the class 2-A-2A swap contract will instead be distributed to the class 2-A-2A swap account and, provided further, if a swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) is due to the class 2-A-2A swap counterparty, then any amounts of current interest and interest carry forward amount that would be distributed to the Class 2-A-2A Certificates in the absence of such swap termination payment will instead be distributed, up to the amount of such swap termination payment, to the class 2-A-2A swap account;

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o     from the interest funds for both loan groups, concurrently, to each class of senior LIBOR certificates, any remaining current interest and interest carry forward amount not paid pursuant to the prior bullet point, pro rata based on their respective class certificate balances, to the extent needed to pay any current interest and interest carry forward amount for each such class; provided that interest funds remaining after such allocation will be distributed to each class of senior LIBOR certificates with respect to which there remains any unpaid current interest and interest carry forward amount, pro rata, based on the amount of such remaining unpaid current interest and interest carry forward amount; provided, however, that, prior to the termination of the class 2-A-2A swap contract, any amounts of current interest that would be distributed to the Class 2-A-2A Certificates in the absence of the class 2-A-2A swap contract will instead be distributed to the class 2-A-2A swap account and, provided further, if a swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) is due to the class 2-A-2A swap counterparty, then any amounts of current interest and interest carry forward amount that would be distributed to the Class 2-A-2A Certificates in the absence of such swap termination payment will instead be distributed, up to the amount of such swap termination payment remaining after the distributions in the previous bullet point, to the class 2-A-2A swap account;

o from the interest funds for both loan groups, sequentially, in order of their distribution priorities, to each class of subordinated certificates, current interest for each such class; and

o     any remainder, as part of the excess cashflow.

Priority of Distributions; Distributions of Principal

Effect of the Stepdown Date if a Trigger Event is not in Effect

On any distribution date on or after the stepdown date (and so long as no trigger event is in effect), instead of allocating all amounts distributable as principal on the certificates to the senior classes of certificates until those senior classes are paid in full, a portion of those amounts distributable as principal will be allocated to the subordinated certificates.

The amount allocated to each class of certificates on or after the stepdown date and so long as no trigger event is in effect will be based on the targeted level of overcollateralization and subordination for each class of certificates.

Trigger Events:

A "trigger event" refers to certain specified levels of losses and/or delinquencies on the mortgage loans. Prior to the stepdown date or if a trigger event is in effect on or after the stepdown date, all amounts distributable as principal on a distribution date will be allocated first to the senior certificates, until the senior certificates are paid in full, before any distributions of principal are made on the subordinated certificates.

The Stepdown Date:

The stepdown date will be the earlier of:

o the distribution date immediately following the distribution date on which the aggregate class certificate balance of the senior certificates is reduced to zero; and

o the later of: (a) the October 2009 distribution date and (b) the first distribution date on which the aggregate class certificate balance of the senior certificates is less than or equal to 85.90% of the aggregate stated principal balance of the mortgage loans.

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount from both loan groups will be distributed in the following order:

o     concurrently:

      1) from the principal distribution amount for loan group 1, in the following order of priority:

            a)    sequentially, in the following order of priority:

                  (i) to the Class A-R Certificates, until its class certificate balance is reduced to zero; and

                  (ii) concurrently, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, pro rata, until their respective class

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                                       12
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                        certificate balances are reduced to zero; and

            b) to the classes of group 2 senior certificates (after the distribution of the principal distribution amount for loan group 2 as described below), to be allocated among such classes of certificates in the order described below, until their respective class certificate balances are reduced to zero; and

      2) from the principal distribution amount for loan group 2, in the following order of priority:

            a) to the classes of group 2 senior certificates, to be allocated among such classes of certificates in the order described below, until their respective class certificate balances are reduced to zero; and

            b) concurrently, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, pro rata (after the distribution of the principal distribution amount for loan group 1 as described above), until their respective class certificate balances are reduced to zero;

o from the remaining principal distribution amount from both loan groups, sequentially, in order of their distribution priorities, to each class of subordinated certificates, until their respective class certificate balances are reduced to zero; and

o     as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as a trigger event is not in effect, the principal distribution amount from both loan groups will be distributed in the following order:

o in an amount up to the senior principal distribution target amount, pro rata based on the related senior principal distribution allocation amount for the group 1 senior certificates and the group 2 senior certificates, concurrently:

      1) concurrently, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

      2) to the classes of group 2 senior certificates, in an amount up to the group 2 senior principal distribution amount, to be allocated among such classes of certificates in the order described below, until their respective class certificate balances are reduced to zero;

      provided, however, that if (a) the aggregate class certificate balance of the group 1 senior certificates or (b) the aggregate class certificate balance of the group 2 senior certificates is reduced to zero, then any remaining unpaid senior principal distribution target amount will be distributed to the remaining classes of senior certificates after distributions from clauses (1) and (2) above (in the case of the group 1 senior certificates, on a pro rata basis, and, in the case of the group 2 senior certificates, to be allocated among such classes of certificates in the order described below), until their respective class certificate balances are reduced to zero;

o from the remaining principal distribution amount from both loan groups, sequentially, in order of their distribution priorities, to each class of subordinated certificates, the subordinated class principal distribution target amount for each such class, until their respective class certificate balances are reduced to zero; and

o     as part of the excess cashflow.

Group 2 Senior Certificates:

For each distribution date, amounts in respect of principal to be distributed to the group 2 senior certificates will be distributed sequentially:

o pro rata, based on (i) the class certificate balance of the Class 2-A-1A Certificates, (ii) the class certificate balance of the Class 2-A-1B Certificates, (iii) the aggregate class certificate balance of the Class 2-A-1C and Class 2-A-1D Certificates and (iv) the class certificate balance of the Class 2-A-1E Certificates, concurrently as follows:

            o to the Class 2-A-1A Certificates, until its class certificate balance is reduced to zero;

            o to the Class 2-A-1B Certificates, until its class certificate balance is reduced to zero;

            o sequentially, to the Class 2-A-1C and Class 2-A-1D Certificates, in that order, until their respective class certificate balances are reduced to zero; and

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            o     to the Class 2-A-1E Certificates, until its class certificate balance is reduced to zero;

o concurrently, to the Class 2-A-2A, Class 2-A-2B and Class 2-A-2C Certificates, pro rata, until their respective class certificate balances are reduced to zero; provided, however, that if a swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) is due to the class 2-A-2A swap counterparty, then any amounts that would be distributed to the Class 2-A-2A Certificates in the absence of such swap termination payment will instead be distributed, up to the amount of such swap termination payment remaining after the distributions of interest funds and distributions from the certificate swap account, to the class 2-A-2A swap account; and

o to the Class 2-A-3 Certificates, until its class certificate balance is reduced to zero.

The Swap Contracts

Countrywide Home Loans has entered into two interest rate swap contracts:

o     the class 2-A-2A swap contract, and

o     the certificate swap contract.

Each swap contract will be assigned to The Bank of New York, in its capacity as swap contract administrator, on the closing date.

Class 2-A-2A Swap Contract

On each distribution date on or prior to the class 2-A-2A swap contract termination date, the swap contract administrator will be obligated to pay to the class 2-A-2A swap counterparty for the class 2-A-2A swap contract an amount equal to the sum of (a) the swap fee, (b) the product of (i) the pass-through rate of the Class 2-A-2A Certificates for such distribution date, (ii) a notional amount equal to the class certificate balance of the Class 2-A-2A Certificates immediately prior to such distribution date and (iii) the number of days in the related calculation period (calculated on the basis of the actual number of days) divided by 360, (c) all distributions from excess cashflow of amounts in respect of net rate carryover to which the Class 2-A-2A Certificates would be entitled to in the absence of the class 2-A-2A swap contract and (d) all distributions from the certificate swap account in respect of net rate carryover amounts to which the Class 2-A-2A Certificates would be entitled to in the absence of the class 2-A-2A swap contract. In addition, on the business day preceding each distribution date on or prior to the class 2-A-2A swap contract termination date, the class 2-A-2A swap counterparty will be obligated to pay to the swap contract administrator an amount equal to the product of (a) the sum of
(i) LIBOR and (ii) the related pass-through margin, (b) a notional amount equal to the class certificate balance of the Class 2-A-2A Certificates immediately prior to such distribution date and (c) the number of days in the related calculation period (calculated on the basis of the actual number of days) divided by 360.

On each distribution date, to the extent that the amount payable by the swap contract administrator exceeds the amount payable by the class 2-A-2A swap counterparty under the class 2-A-2A swap contract, the trustee will, in its capacity as trustee of the swap trust, remit the amount of that excess to the swap contract administrator for payment to the class 2-A-2A swap counterparty from funds on deposit in the class 2-A-2A swap account. To the extent that the amount payable by the class 2-A-2A swap counterparty exceeds the amount payable by the swap contract administrator, the class 2-A-2A swap counterparty will be required to pay to the swap contract administrator, on the business day preceding such distribution date, the amount of that excess. Any net payment received by the swap administrator from the class 2-A-2A swap counterparty will be allocated to the class 2-A-2A swap account to be used to make distributions on the Class 2-A-2A Certificates. Any such allocation will not be available to cover any amounts on any other class of certificates.

See "Description of the Certificates -- The Swap Contracts" in this free writing prospectus.

Certificate Swap Contract

On each distribution date prior to the certificate swap contract termination date, the swap contract administrator will be obligated to pay to the certificate swap counterparty an amount equal to the product of (i) 5.30% per annum, (ii) the lesser of (a) the certificate swap contract notional balance for that distribution date and (b) the aggregate class certificate balance of the LIBOR certificates immediately prior to that distribution date and (iii) one-twelfth. In addition, on the business day preceding each distribution date prior to the certificate swap contract termination date, the certificate swap counterparty will be obligated to pay

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to the swap contract administrator an amount equal to the product of (i)
one-month LIBOR (as determined by the certificate swap counterparty), (ii) the lesser of (a) the certificate swap contract notional balance for that distribution date and (b) the aggregate class certificate balance of the LIBOR certificates immediately prior to that distribution date, and (iii) the actual number of days in the related calculation period, divided by 360.

To the extent that the amount payable by the swap contract administrator exceeds the amount payable by the certificate swap counterparty under the certificate swap contract, the trustee will be required to deduct from the available funds for loan group 1 and loan group 2, pro rata, the amount of that excess and, in its capacity as trustee of the swap trust, to remit the amount of that excess to the swap contract administrator for payment to the certificate swap counterparty. To the extent that the amount payable by the certificate swap counterparty exceeds the amount payable by the swap contract administrator, the certificate swap counterparty will be required to pay to the swap contract administrator, on the business day preceding such distribution date, the amount of that excess. Any net payment received by the swap contract administrator from the certificate swap counterparty under the certificate swap contract will be remitted to the swap trust only to the extent necessary to cover unpaid current interest, interest carry forward amounts, net rate carryover and unpaid realized loss amounts on the LIBOR certificates and to restore and maintain overcollateralization for those certificates. The remaining portion of any net payment received by the swap contract administrator from the certificate swap counterparty will be paid to Countrywide Home Loans and will not be available to cover any amounts on any class of certificates.

See "Description of the Certificates -- The Swap Contracts" in this free writing prospectus.

Credit Enhancement

Credit enhancements provide limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Overcollateralization

On the closing date, it is expected that the aggregate stated principal balance of the mortgage loans will exceed the initial aggregate class certificate balance of the certificates by approximately $9,370,806. This amount is called "overcollateralization" and is approximately equal to the initial level of overcollateralization required by the pooling and servicing agreement.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans that would otherwise be allocated to the certificates, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. The required level of overcollateralization may change over time.

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the certificates, plus the weighted average expense fee rate. The "expense fee rate" is the sum of the servicing fee rate, the trustee fee rate and with respect to any mortgage loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate. Any interest payments received in respect of the mortgage loans in excess of the amount that is needed to pay interest on the certificates, and the issuing entity's expenses, will be used to maintain or restore the required level of overcollateralization.

Excess Cashflow

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after interest distributions have been made and after the principal funds have been distributed.

On any distribution date, the excess cashflow (if any) will be distributed in the following order:

o to the classes of certificates that are entitled to receive principal on that distribution date to the extent necessary to restore or maintain the required level of overcollateralization;

o concurrently, to the classes of senior certificates, pro rata based on the unpaid realized loss amount for each such class, in an amount equal to the unpaid realized loss amount for each such class; provided, however, that
      (i) any amounts allocable to the Class 1-A-3 Certificates will be allocated first, to the Class 1-A-2 Certificates, in an amount up to the unpaid realized loss amount for such class, and then to the Class 1-A-3 Certificates, (ii)

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                                       15
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      any amounts allocable to the Class 2-A-1E Certificates will be allocated first, to the Class 2-A-1B, Class 2-A-1C and Class 2-A-1D Certificates, pro rata, in an amount up to the unpaid realized loss amount for each such class, and then to the Class 2-A-1E Certificates and (iii) any amounts allocable to the Class 2-A-2C Certificates will be allocated first, to the Class 2-A-2A and Class 2-A-2B Certificates, pro rata, in an amount up to the unpaid realized loss amount for each such class, and then to the Class 2-A-2C Certificates;

o sequentially, in order of their distribution priorities, to each class of subordinated certificates, in each case first in an amount equal to any interest carry forward amount for each such class and then in an amount equal to the unpaid realized loss amount for each such class;

o concurrently, to the classes of LIBOR certificates, in an amount up to their pro rata share based on their respective class certificate balances, to the extent needed to pay any unpaid net rate carryover for each such class; and then any excess cashflow remaining after such allocation to pay net rate carryover based on class certificate balances of the certificates will be distributed concurrently to each class of LIBOR certificates with respect to which there remains any unpaid net rate carryover, pro rata, based on the amount of such unpaid net rate carryover; provided, however, that, prior to the termination of the class 2-A-2A swap contract, any amounts that would be distributed to the Class 2-A-2A Certificates in the absence of the class 2-A-2A swap contract will instead be distributed to the class 2-A-2A swap account;

o on any distribution date on which a final maturity OC trigger event is in effect, sequentially, in an amount up to the amount necessary to increase the level of overcollateralization so that it is equal to the aggregate stated principal balance of the mortgage loans with original terms to maturity of 40 years as of the due date in the month of that distribution date (after giving effect to principal prepayments received in the related prepayment period), in the following order:

      o as principal to the classes of senior certificates, pro rata, based on (i) the aggregate class certificate balance of the group 1 senior certificates and (ii) the aggregate class certificate balance of the group 2 senior certificates, concurrently as follows:

      o concurrently, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

            o to the group 2 senior certificates, to be allocated among such classes of certificates in the order described above under "Priority of Distributions; Distributions of Principal--Group 2 Senior Certificates", until their respective class certificate balances are reduced to zero; and

      o sequentially, in order of their distribution priorities, as principal to each class of subordinated certificates, until their respective class certificate balances are reduced to zero;

o concurrently, to the certificate swap account and the class 2-A-2A swap account, pro rata based on the amounts of any swap termination payment due to the respective swap counterparty as a result of a swap counterparty trigger event under the respective swap contract, in an amount equal to any such swap termination payment due to the respective swap counterparty as a result of a swap counterparty trigger event under the respective swap contract; and

o to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

A final maturity OC trigger event will be in effect on any distribution date on or after the distribution date in October 2026 on which the amount of overcollateralization is less than the aggregate stated principal balance of the mortgage loans with original terms to maturity of 40 years as of the due date in the month of that distribution date (after giving effect to principal prepayments received in the related prepayment period).

Subordination

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

The senior certificates will have a distribution priority over the subordinated certificates. With respect to the subordinated certificates, the distribution priority of the Class M Certificates is in ascending order of their numerical class designation.

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                                       16
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Subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinated certificates, beginning with the subordinated certificates with the lowest distribution priority, before realized losses on the mortgage loans in a loan group are allocated to the classes of certificates related to that loan group with higher priorities of distribution.

Allocation of Losses

After the credit enhancement provided by excess cashflow and overcollateralization (if any) have been exhausted, collections otherwise payable to the subordinated classes will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses are allocated to the subordinated certificates, beginning with the class of subordinated certificates with the lowest distribution priority, until the class certificate balance of that subordinated class has been reduced to zero. If the aggregate class certificate balance of the subordinated certificates is reduced to zero, any realized losses on the mortgage loans in a loan group will then be allocated to the senior certificates related to that loan group on a pro rata basis, except that (i) any realized losses on the mortgage loans in loan group 1 that would otherwise be allocated to the Class 1-A-2 Certificates will instead be allocated to the 1-A-3 Certificates, until its class certificate balance is reduced to zero, and then to the Class 1-A-2 Certificates, (ii) any realized losses on the mortgage loans in loan group 2 that would otherwise be allocated to the Class 2-A-1B, Class 2-A-1C and Class 2-A-1D Certificates will instead be allocated to the Class 2-A-1E Certificates, until its class certificate balance is reduced to zero, and then to the Class 2-A-1B, Class 2-A-1C and Class 2-A-1D Certificates, pro rata, and (iii) any realized losses on the mortgage loans in loan group 2 that would otherwise be allocated to the Class 2-A-2A and Class 2-A-2B Certificates will instead be allocated to the Class 2-A-2C Certificates, until its class certificate balance is reduced to zero, and then to the Class 2-A-2A and Class 2-A-2B Certificates, pro rata.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Repurchase, Substitution and Purchase of Mortgage Loans

The sellers may be required to repurchase, or substitute with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

The master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more. In addition, if a mortgage loan becomes subject to a repurchase obligation of an unaffiliated seller to Countrywide Home Loans due to a delinquency on a scheduled payment due on or prior to the first scheduled payment owing to the issuing entity, the master servicer will have the option to purchase that mortgage loan until the 270th day following the date on which that mortgage loan becomes subject to that repurchase obligation.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased by a seller or purchased by the master servicer will generally be equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

Optional Termination

The largest percentage holder of the Class C Certificates will have the right to instruct the trustee to conduct an auction of all of the remaining assets of the issuing entity on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut

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                                       17
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-off date. If the first auction is unsuccessful, the auction process will be repeated every other month until a successful auction is conducted, unless the largest percentage holder of the Class C Certificates directs the trustee to conduct such auction less frequently. In addition, if the first auction is unsuccessful, or if the largest percentage holder of the Class C Certificates does not request an auction, then the master servicer will have the option to purchase all of the remaining assets of the issuing entity. Any successful auction of all of the remaining assets of the issuing entity or any purchase of those assets by the master servicer will result in the early retirement of the certificates. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

Tax Status

For federal income tax purposes, the issuing entity (exclusive of the assets held in the carryover reserve fund) will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent regular interests in the master REMIC and the right to receive payments of net rate carryover from excess cashflow and from the certificate swap contract subject to the deemed obligation to make termination payments on the certificate swap contract. In addition to the foregoing, the Class 2-A-2A Certificates will also represent the right to receive payments of net rate carryover from the class 2-A-2A swap contract subject to the deemed obligations to make monthly payments and termination payments on the class 2-A-2A swap contract. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

The swap trust, the swap contracts and the swap accounts will not constitute any part of any REMIC created under the pooling and servicing agreement.

ERISA Considerations

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met. Investors acquiring offered certificates (other than the Class A-R Certificates) with assets of such a plan while the swap contract and swap trust are in effect will be required to satisfy certain additional conditions, including satisfaction of the requirements of an investor-based class exemption.

Legal Investment

The senior certificates and the Class M-1, Class M-2 and Class M-3 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

--------------------------------------------------------------------------------

                                  Loan Group 1

                             Mortgage Loan Programs

                                                                                         Weighted
                                                    Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage     Principal    Weighted  Remaining     Weighted      Average
                              of       Principal     Loans in      Balance     Average    Term to       Average       Original
Type of                     Mortgage    Balance        Loan      Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
Program                      Loans    Outstanding     Group 1         ($)      Rate (%)   (Months)       Score        Ratio (%)
--------------------------- --------  -----------   ----------   -----------   --------  ---------    -----------   -------------
2/28 Six-month LIBOR 40/30
Balloon ....................     6   $  1,251,545       0.42%       208,591       7.535     359           720           80.00
5/25 Six-month LIBOR 40/30
Balloon ....................    20      5,017,079       1.69        250,854       7.389     359           699           83.79
3/1 CMT 1 Year .............    10      1,163,701       0.39        116,370       6.334     354           715           74.53
5/1 CMT 1 Year .............     1        102,600       0.03        102,600       7.125     360           651           90.00
10/1 CMT 1 Year-IO .........     1        156,400       0.05        156,400       6.500     355           697           80.00
Six-month LIBOR-IO .........    18     12,509,356       4.21        694,964       6.549     304           719           59.59
2/28 Six-month LIBOR .......    30      6,331,344       2.13        211,045       7.565     358           699           79.40
2/28 Six-month LIBOR-IO ....   252     68,003,807      22.88        269,856       6.964     356           687           79.12
3/27 Six-month LIBOR-IO ....    21      6,108,717       2.06        290,891       7.432     357           676           80.94
5/25 Six-month LIBOR .......    31      7,521,632       2.53        242,633       7.619     358           697           76.71
5/25 Six-month LIBOR-IO ....   311     84,852,629      28.55        272,838       7.158     358           713           79.19
7/23 Six-month LIBOR-IO ....     1        488,800       0.16        488,800       6.875     360           715           80.00
10/20 Six-month LIBOR-IO ...     1        340,000       0.11        340,000       7.250     359           745           76.40
30 Year 12-month
LIBOR ......................     4      1,174,129        0.4        293,532       5.161     354           759           74.87
3/1 Twelve-month
LIBOR ......................    72     14,233,985       4.79        197,694       6.484     362           697           77.08
3/1 Twelve-month
LIBOR-IO ...................   102     23,501,877       7.91        230,411       6.663     360           699           77.93
5/1 Twelve-month
LIBOR ......................    36      7,655,411       2.58        212,650       6.682     422           684           76.73
5/1 Twelve-month
LIBOR-IO ...................   236     55,398,778      18.64        234,741       6.791     363           680           77.15
7/1 Twelve-month
LIBOR-IO ...................     2        543,000       0.18        271,500       6.059     350           705           77.59
10/1 Twelve-month
LIBOR-IO ...................     3        816,379       0.27        272,126       5.923     354           654           82.07
                             -----   ------------     ------
   Total ................... 1,158   $297,171,169     100.00%
                             =====   ==============   ======

                                Mortgage Rates(1)

                                                                                         Weighted
                                                    Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage     Principal    Weighted  Remaining     Weighted      Average
                              of       Principal     Loans in      Balance     Average    Term to       Average       Original
Range of                    Mortgage    Balance        Loan      Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
Mortgage Rates (%)           Loans    Outstanding     Group 1         ($)      Rate (%)   (Months)       Score        Ratio (%)
--------------------------- --------  -----------   ----------   -----------   --------  ---------    -----------   -------------
3.501 - 4.000 ..............     2   $    688,369       0.23%       344,184       3.898     355           755           70.38
4.001 - 4.500 ..............     2        607,226       0.20        303,613       4.305     343           757           57.60
4.501 - 5.000 ..............     7      1,326,102       0.45        189,443       4.933     375           699           78.11
5.001 - 5.500 ..............    19      4,309,317       1.45        226,806       5.364     360           687           73.36
5.501 - 6.000 ..............    85     21,029,631       7.08        247,407       5.875     357           705           75.15
6.001 - 6.500 ..............   201     56,030,304      18.85        278,758       6.356     355           696           75.27
6.501 - 7.000 ..............   352     93,755,306      31.55        266,350       6.816     359           701           77.45
7.001 - 7.500 ..............   245     62,425,287      21.01        254,797       7.315     359           697           78.62
7.501 - 8.000 ..............   176     38,596,053      12.99        219,296       7.778     359           691           81.29
8.001 - 8.500 ..............    52     13,248,993       4.46        254,788       8.245     357           680           80.46
8.501 - 9.000 ..............    16      5,015,380       1.69        313,461       8.827     358           693           82.98
9.501 - 10.000 .............     1        139,200       0.05        139,200       9.625     357           652           80.00
                             -----   ------------     ------
   Total ................... 1,158   $297,171,169     100.00%
                             =====   ============     ======

----------
(1) The lender acquired mortgage insurance mortgage loans are shown in the preceding table inclusive of the rates of the interest premium charged by the related lenders. As of the cut-off date, the weighted average mortgage rate of the Mortgage Loans in Loan Group 1 (net of such premiums) is expected to be approximately 6.913% per annum. Without the adjustment, the weighted average mortgage rate of the Mortgage Loans in Loan Group 1 is expected to be approximately 6.950% per annum.

                   Current Mortgage Loan Principal Balances(1)

                                                                                         Weighted
                                                    Percent of     Average                Average                     Weighted
Range of                     Number    Aggregate     Mortgage     Principal    Weighted  Remaining     Weighted      Average
Current Mortgage              of       Principal     Loans in      Balance     Average    Term to       Average       Original
Loan Principal              Mortgage    Balance        Loan      Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
Balances ($)                 Loans    Outstanding     Group 1         ($)      Rate (%)   (Months)       Score        Ratio (%)
--------------------------- --------  -----------   ----------   -----------   --------  ---------    -----------   -------------
      0.01 - 50,000.00 .....     5   $    206,291       0.07%        41,258       7.192     356           733            68.5
 50,000.01 - 100,000.00 ....    70      5,566,917       1.87         79,527       7.157     359           681           75.07
100,000.01 - 150,000.00 ....   156     20,208,864        6.8        129,544       7.117     361           697           77.86
150,000.01 - 200,000.00 ....   209     36,921,445      12.42        176,658       6.954     363           701           78.12
200,000.01 - 250,000.00 ....   202     45,587,831      15.34        225,682       6.945     361           690           78.95
250,000.01 - 300,000.00 ....   195     53,376,275      17.96        273,724       6.886     358           691           78.49
300,000.01 - 350,000.00 ....   112     36,508,906      12.29        325,972        6.78     363           696           78.96
350,000.01 - 400,000.00 ....    77     29,009,954       9.76        376,753       6.953     363           698           77.14
400,000.01 - 450,000.00 ....    51     21,472,318       7.23        421,026       7.012     357           706            77.6
450,000.01 - 500,000.00 ....    30     14,295,850       4.81        476,528       7.233     357           704           82.45
500,000.01 - 550,000.00 ....    16      8,341,421       2.81        521,339        6.89     352           687           76.49
550,000.01 - 600,000.00 ....    13      7,475,663       2.52        575,051       7.022     358           713            80.2
600,000.01 - 650,000.00 ....    10      6,242,804        2.1        624,280       7.302     345           709           74.73
650,000.01 - 700,000.00 ....     3      2,063,000       0.69        687,667        6.54     339           751            65.8
750,000.01 - 1,000,000.00  .     7      6,170,630       2.08        881,519        6.93     322           722           66.89
1,000,000.00 - 1,500,000.00      1      1,100,000       0.37      1,100,000        6.25     297           685           66.67
Greater than 2,000,000.01  .     1      2,623,000       0.88      2,623,000       6.625     298           686           49.96
                             -----   ------------     ------
   Total ................... 1,158   $297,171,169     100.00%
                             =====   ============     ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in Loan Group 1 is approximately $256,624.

                              FICO Credit Scores(1)

                                                                                         Weighted
                                                    Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage     Principal    Weighted  Remaining     Weighted      Average
Range of                      of       Principal     Loans in      Balance     Average    Term to       Average       Original
FICO Credit                 Mortgage    Balance        Loan      Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
Scores                       Loans    Outstanding     Group 1         ($)      Rate (%)   (Months)       Score        Ratio (%)
--------------------------- --------  -----------   ----------   -----------   --------  ---------    -----------   -------------
561 - 580 ..................     1   $    143,150       0.05%       143,150       7.875     352           562           79.98
581 - 600 ..................    10      2,494,242       0.84        249,424       6.176     360           589           70.39
601 - 620 ..................    23      5,016,221       1.69        218,097       6.503     357           611            72.5
621 - 640 ..................   118     27,556,552       9.27        233,530       6.965     362           631           78.91
641 - 660 ..................   179     45,765,516      15.40        255,673       7.095     360           651           78.17
661 - 680 ..................   182     46,604,638      15.68        256,069       7.200     361           670           78.72
681 - 700 ..................   143     40,282,848      13.56        281,698       6.832     352           690           75.81
701 - 720 ..................   141     34,819,788      11.72        246,949       6.939     360           710           78.21
721 - 740 ..................    90     22,093,166       7.43        245,480       6.861     358           731           79.72
741 - 760 ..................    94     25,674,040       8.64        273,128       6.926     356           750           78.04
761 - 780 ..................    82     22,052,602       7.42        268,934       6.745     358           769           77.49
781 - 800 ..................    62     16,236,508       5.46        261,879       6.891     356           790           77.12
801 - 820 ..................    19      5,213,291       1.75        274,384       6.765     352           807           76.17
Unknown ....................    14      3,218,605       1.08        229,900       6.777     355           N/A           71.22
                             -----   ------------     ------
   Total ................... 1,158   $297,171,169     100.00%
                             =====   ============     ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in Loan Group 1 is approximately 697.

                  Documentation Programs for Mortgage Loans(1)

                                                                                         Weighted
                                                    Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage     Principal    Weighted  Remaining     Weighted      Average
                              of       Principal     Loans in      Balance     Average    Term to       Average       Original
                            Mortgage    Balance        Loan      Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
Type of Program              Loans    Outstanding     Group 1         ($)      Rate (%)   (Months)       Score        Ratio (%)
--------------------------- --------  -----------   ----------   -----------   --------  ---------    -----------   -------------
Reduced ....................   508   $135,396,183      45.56%       266,528       7.060     361           700           78.24
Full/Alternative ...........   313     76,814,619      25.85        245,414       6.529     354           681           75.92
Stated Income/Stated Asset .   128     33,041,005      11.12        258,133       7.083     356           690           77.48
No Ratio ...................    95     25,317,063       8.52        266,495       7.518     358           710           80.78
Preferred ..................    55     13,843,782       4.66        251,705       6.581     361           753           78.55
No Income/No Asset .........    58     12,562,252       4.23        216,591       7.258     361           694           77.39
Streamlined ................     1        196,264       0.07        196,264       6.375     357           692           55.49
                             -----   ------------     ------
   Total ................... 1,158   $297,171,169     100.00%
                             =====   ============     ======

----------
(1) A hybrid of the Full Documentation Program and Fannie Mae Desktop Underwriter, an automated underwriting system (AUS).

                       Original Loan-to-Value Ratios(1)(2)

                                                                                         Weighted
                                                    Percent of     Average                Average                     Weighted
Range of                     Number    Aggregate     Mortgage     Principal    Weighted  Remaining     Weighted      Average
Original                      of       Principal     Loans in      Balance     Average    Term to       Average       Original
Loan-to-Value               Mortgage    Balance        Loan      Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
Ratios (%)                   Loans    Outstanding     Group 1         ($)      Rate (%)   (Months)       Score        Ratio (%)
--------------------------- --------  -----------   ----------   -----------   --------  ---------    -----------   -------------
 0.01 - 50.00 ..............    39   $ 11,880,339       4.00%       304,624       6.491     331           709           42.87
50.01 - 55.00 ..............     8      1,667,892       0.56        208,486       6.416     355           698           53.04
55.01 - 60.00 ..............    17      4,583,397       1.54        269,612       6.575     338           712           57.29
60.01 - 65.00 ..............    31      8,068,052       2.71        260,260       6.595     348           685           63.27
65.01 - 70.00 ..............    48     14,120,293       4.75        294,173       6.761     350           682           68.27
70.01 - 75.00 ..............    85     22,527,335       7.58        265,027       7.007     365           686           73.87
75.01 - 80.00 ..............   773    197,121,243      66.33        255,008       6.983     360           699           79.81
80.01 - 85.00 ..............    26      6,505,659       2.19        250,218       6.781     360           687           83.76
85.01 - 90.00 ..............    85     19,390,697       6.53        228,126       7.080     363           687           89.58
90.01 - 95.00 ..............    35      7,799,257       2.62        222,836       7.135     359           707           94.62
95.01 - 100.00 .............    11      3,507,005       1.18        318,819       7.807     358           744           99.94
                             -----   ------------     ------
   Total ................... 1,158   $297,171,169     100.00%
                             =====   ============     ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in Loan Group 1 is approximately 77.74%.

(2) Does not take into account any secondary financing on the Mortgage Loans in Loan Group 1 that may exist at the time of origination.

                  Original Combined Loan-to-Value Ratios(1)(2)

                                                                                         Weighted
Range of                                            Percent of     Average                Average                     Weighted
Original                     Number    Aggregate     Mortgage     Principal    Weighted  Remaining     Weighted      Average
Combined                      of       Principal     Loans in      Balance     Average    Term to       Average       Original
Loan-to-Value               Mortgage    Balance        Loan      Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
Ratios (%)                   Loans    Outstanding     Group 1         ($)      Rate (%)   (Months)       Score        Ratio (%)
--------------------------- --------  -----------   ----------   -----------   --------  ---------    -----------   -------------
 0.01 - 50.00 ..............    35   $  7,772,004       2.62%       222,057       6.483     347           707           39.60
50.01 - 55.00 ..............     8      1,667,892       0.56        208,486       6.416     355           698           53.04
55.01 - 60.00 ..............    14      2,988,997       1.01        213,500       6.626     357           683           57.73
60.01 - 65.00 ..............    26      8,045,075       2.71        309,426       6.478     342           697           60.48
65.01 - 70.00 ..............    36     10,454,225       3.52        290,395       6.455     343           681           67.19
70.01 - 75.00 ..............    65     17,262,446       5.81        265,576       6.927     361           685           72.59
75.01 - 80.00 ..............   160     41,372,011      13.92        258,575       6.788     354           696           77.15
80.01 - 85.00 ..............    33      9,473,464       3.19        287,075       7.034     359           685           81.12
85.01 - 90.00 ..............   162     39,983,069      13.45        246,809       7.046     363           696           83.28
90.01 - 95.00 ..............   118     28,359,647       9.54        240,336        7.05     361           697           83.41
95.01 - 100.00 .............   500    129,545,014      43.59        259,090        7.06     360           701           80.39
100.01 - 105.00 ............     1        247,326       0.08        247,326        6.25     352           645           80.00
                             -----   ------------     ------
   Total ................... 1,158   $297,171,169     100.00%
                             =====   ============     ======

----------
(1) As of the cut-off date, the weighted average original Combined Loan-to-Value Ratio of the Mortgage Loans in Loan Group 1 is approximately 88.72%.

(2) Takes into account any secondary financing on the Mortgage Loans in Loan Group 1 that may exist at the time of origination.

                  State Distribution of Mortgaged Properties(1)

                                                                                         Weighted
                                                    Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage     Principal    Weighted  Remaining     Weighted      Average
                              of       Principal     Loans in      Balance     Average    Term to       Average       Original
                            Mortgage    Balance        Loan      Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
State                        Loans    Outstanding     Group 1         ($)      Rate (%)   (Months)       Score        Ratio (%)
--------------------------- --------  -----------   ----------   -----------   --------  ---------    -----------   -------------
Alabama ....................     5   $    725,854       0.24%       145,171       6.630     411           727           86.05
Arizona ....................    55     12,462,190       4.19        226,585       6.850     359           704           79.09
California .................   288     96,873,854      32.60        336,368       6.881     359           697           76.80
Colorado ...................    37      8,672,870       2.92        234,402       6.735     365           687           79.67
Connecticut ................    12      3,780,974       1.27        315,081       6.966     340           675           74.83
Delaware ...................     1        219,365       0.07        219,365       7.000     359           731           48.89
District of Columbia .......     3        948,200       0.32        316,067       7.093     358           674           63.76
Florida ....................   194     41,656,585      14.02        214,725       7.139     363           705           79.27
Georgia ....................    33      6,315,162       2.13        191,369       6.892     354           700           74.77
Hawaii .....................     6      2,005,182       0.67        334,197       6.699     357           707           78.52
Idaho ......................     6      1,223,099       0.41        203,850       7.755     375           689           80.00
Illinois ...................    36      8,159,538       2.75        226,654       6.991     361           694           80.32
Indiana ....................    12      1,883,291       0.63        156,941       7.047     355           688           79.02
Iowa .......................     1        152,720       0.05        152,720       6.375     476           689           90.00
Kansas .....................     2        222,267       0.07        111,133       5.624     358           703           80.00
Kentucky ...................     7        792,624       0.27        113,232       7.081     356           673           76.92
Louisiana ..................     1         90,613       0.03         90,613       7.875     359           682          100.00
Maryland ...................    48     13,006,784       4.38        270,975       7.102     358           692           81.75
Massachusetts ..............    19      6,069,652       2.04        319,455       6.836     347           693           77.43
Michigan ...................    26      4,619,411       1.55        177,670       7.008     357           717           80.16
Minnesota ..................    19      4,341,550       1.46        228,503       7.015     367           676           79.13
Mississippi ................     3        248,504       0.08         82,835       7.125     359           687           77.75
Missouri ...................     4        606,315       0.20        151,579       6.977     357           649           80.41
Montana ....................     1        350,000       0.12        350,000       6.625     358           787           19.18
Nevada .....................    71     16,739,861       5.63        235,773       7.054     358           705           80.11
New Hampshire ..............     8      1,554,431       0.52        194,304       7.262     402           697           77.15
New Jersey .................    22      6,209,327       2.09        282,242       7.709     357           685           79.89
New York ...................    10      2,999,087       1.01        299,909       7.036     373           674           77.42
North Carolina .............    13      1,898,713       0.64        146,055       6.884     376           699           82.02
Ohio .......................    19      2,736,244       0.92        144,013       6.780     356           682           81.29
Oregon .....................    26      5,202,082       1.75        200,080       6.619     362           699           76.43
Pennsylvania ...............    16      2,313,001       0.78        144,563       6.901     355           683           78.14
Rhode Island ...............     9      1,661,741       0.56        184,638       7.225     358           685           79.45
South Carolina .............    20      9,928,664       3.34        496,433       6.601     310           714           58.60
Tennessee ..................     6      1,634,304       0.55        272,384       6.746     358           696           79.88
Texas ......................    18      2,780,730       0.94        154,485       6.721     357           701           79.46
Utah .......................    14      3,492,106       1.18        249,436       6.996     358           701           78.37
Vermont ....................     1        208,000       0.07        208,000       6.500     360           646           80.00
Virginia ...................    36     10,693,268       3.60        297,035       6.959     357           684           80.63
Washington .................    43     10,287,412       3.46        239,242       6.862     363           688           81.12
Wisconsin ..................     6      1,113,595       0.37        185,599       6.805     356           734           80.00
Wyoming ....................     1        292,000       0.10        292,000       6.500     358           792           80.00
                             -----   ------------     ------
   Total ................... 1,158   $297,171,169     100.00%
                             =====   ============     ======

----------
(1) As of the cut-off date, no more than approximately 1.93% of the Mortgage Loans in Loan Group 1 will be secured by mortgaged properties located in any one postal zip code area.

                            Purpose of Mortgage Loans

                                                                                         Weighted
                                                    Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage     Principal    Weighted  Remaining     Weighted      Average
                              of       Principal     Loans in      Balance     Average    Term to       Average       Original
                            Mortgage    Balance        Loan      Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
Loan Purpose                 Loans    Outstanding     Group 1         ($)      Rate (%)   (Months)       Score        Ratio (%)
--------------------------- --------  -----------   ----------   -----------   --------  ---------    -----------   -------------
Purchase ...................   754   $189,624,833      63.81%       251,492       7.027     359           706           80.17
Refinance (cash-out) .......   271     73,030,946      24.58        269,487       6.853     357           676           72.61
Refinance (rate/term)  .....   133     34,515,389      11.61        259,514       6.730     356           695           75.20
                             -----   ------------     ------
   Total ................... 1,158   $297,171,169     100.00%
                             =====   ============     ======

                          Type of Mortgaged Properties

                                                                                         Weighted
                                                    Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage     Principal    Weighted  Remaining     Weighted      Average
                              of       Principal     Loans in      Balance     Average    Term to       Average       Original
                            Mortgage    Balance        Loan      Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
Property Type                Loans    Outstanding     Group 1         ($)      Rate (%)   (Months)       Score        Ratio (%)
--------------------------- --------  -----------   ----------   -----------   --------  ---------    -----------   -------------
Single Family Residence ....   647   $167,318,043      56.30%       258,606       6.937     359           693           77.30
Planned Unit Development ...   271     75,095,813      25.27        277,106       6.854     356           703           78.55
Low-Rise Condominium .......   188     38,961,885      13.11        207,244       7.045     360           702           78.93
2-4 Family Residence .......    50     14,606,754       4.92        292,135       7.357     360           704           77.43
High-Rise Condominium ......     1        900,000       0.30        900,000       6.375     297           694           45.00
Cooperative ................     1        288,673       0.10        288,673       7.625     355           647           75.00
                             -----   ------------     ------
   Total ................... 1,158   $297,171,169     100.00%
                             =====   ============     ======

                               Occupancy Type (1)

                                                                                         Weighted
                                                    Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage     Principal    Weighted  Remaining     Weighted      Average
                              of       Principal     Loans in      Balance     Average    Term to       Average       Original
                            Mortgage    Balance        Loan      Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
Occupancy Type               Loans    Outstanding     Group 1         ($)      Rate (%)   (Months)       Score        Ratio (%)
--------------------------- --------  -----------   ----------   -----------   --------  ---------    -----------   -------------
Primary Residence ..........   944   $248,220,168      83.53%       262,945       6.896     360           694           78.41
Investment Property ........   143     30,042,302      10.11        210,086       7.431     354           713           75.59
Secondary Residence ........    71     18,908,699       6.36        266,320       6.895     344           710           72.22
                             -----   ------------     ------
   Total ................... 1,158   $297,171,169     100.00%
                             =====   ============     ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         Remaining Terms to Maturity(1)

                                                                                         Weighted
                                                    Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage     Principal    Weighted  Remaining     Weighted      Average
Remaining Term                of       Principal     Loans in      Balance     Average    Term to       Average       Original
to Maturity                 Mortgage    Balance        Loan      Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
(Months)                     Loans    Outstanding     Group 1         ($)      Rate (%)   (Months)       Score        Ratio (%)
--------------------------- --------  -----------   ----------   -----------   --------  ---------    -----------   -------------
480 ........................     2   $    623,960       0.21%       311,980       7.631     480           676           80.00
479 ........................     1        235,000       0.08        235,000       6.875     479           678           89.69
478 ........................    14      3,134,853       1.05        223,918       6.516     478           681           77.66
477 ........................    14      3,527,184       1.19        251,942       6.573     477           700           79.41
476 ........................     2        290,210       0.10        145,105       6.316     476           726           92.37
360 ........................   170     40,631,057      13.67        239,006       6.913     360           697           77.74
359 ........................   280     73,908,655      24.87        263,959       7.184     359           707           79.26
358 ........................   144     34,039,628      11.45        236,386       7.014     358           696           78.59
357 ........................   248     62,876,302      21.16        253,533       6.942     357           684           78.84
356 ........................    79     20,022,941       6.74        253,455       7.203     356           698           79.87
355 ........................    57     13,365,167       4.50        234,477       6.768     355           686           77.26
354 ........................    17      3,627,700       1.22        213,394       6.781     354           691           81.09
353 ........................    30      8,963,465       3.02        298,782       6.822     353           718           77.64
352 ........................    29      5,695,053       1.92        196,381       6.749     352           688           77.00
351 ........................    20      5,658,173       1.90        282,909       6.646     351           678           73.87
350 ........................    16      4,045,579       1.36        252,849       6.607     350           700           77.05
349 ........................     7      1,968,525       0.66        281,218       6.200     349           676           74.82
348 ........................     6      1,717,693       0.58        286,282       6.147     348           729           77.00
347 ........................     2        384,930       0.13        192,465       5.138     347           682           73.17
346 ........................     1        234,942       0.08        234,942       5.875     346           593           66.20
343 ........................     2        607,226       0.20        303,613       4.305     343           757           57.60
342 ........................     1        202,500       0.07        202,500       6.625     342           661           90.00
340 ........................     1        320,000       0.11        320,000       6.500     340           715           78.05
339 ........................     1        102,176       0.03        102,176       4.875     339           744           84.00
298 ........................     1      2,623,000       0.88      2,623,000       6.625     298           686           49.96
297 ........................    13      8,365,250       2.81        643,481       6.354     297           733           59.63
                             -----   ------------     ------
   Total ................... 1,158   $297,171,169     100.00%
                             =====   ============     ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 1 is approximately 358 months.

                         Months to Next Adjustment Date

                                                                                         Weighted
                                                    Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage     Principal    Weighted  Remaining     Weighted      Average
                              of       Principal     Loans in      Balance     Average    Term to       Average       Original
Months to Next              Mortgage    Balance        Loan      Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
Adjustment Date              Loans    Outstanding     Group 1         ($)      Rate (%)   (Months)       Score        Ratio (%)
--------------------------- --------  -----------   ----------   -----------   --------  ---------    -----------   -------------
2 ..........................     2   $    827,750       0.28%       413,875       7.206     356           712           75.58
3 ..........................    15      9,058,606       3.05        603,907       6.467     301           729           60.92
4 ..........................     1      2,623,000       0.88      2,623,000       6.625     298           686           49.96
5 ..........................     1        210,950       0.07        210,950       6.625     353           781           67.40
6 ..........................     1        231,342       0.08        231,342       6.000     354           696           79.09
7 ..........................     2        731,837       0.25        365,918       4.474     355           772           75.69
12 .........................     4      1,058,382       0.36        264,595       6.281     348           753           75.06
13 .........................     6      1,822,933       0.61        303,822       6.180     349           667           74.41
14 .........................     7      2,108,637       0.71        301,234       6.600     350           692           78.45
15 .........................     8      2,553,943       0.86        319,243       6.525     351           671           79.81
16 .........................     4      1,010,969       0.34        252,742       6.793     348           685           79.38
17 .........................     8      2,974,136       1.00        371,767       7.102     353           708           72.74
18 .........................     5        961,508       0.32        192,302       7.553     351           687           84.37
19 .........................     8      2,504,576       0.84        313,072       6.748     352           686           73.89
20 .........................    23      5,361,657       1.80        233,116       7.246     356           667           78.50
21 .........................   141     37,936,401      12.77        269,052       7.014     357           682           79.57
22 .........................    13      3,600,150       1.21        276,935       6.779     358           695           80.57
23 .........................    38      8,842,209       2.98        232,690       7.141     358           712           79.70
24 .........................    32      7,127,335       2.40        222,729       7.040     359           714           79.87
25 .........................     1        145,592       0.05        145,592       6.450     349           789           80.00
27 .........................     4        863,135       0.29        215,784       5.769     351           742           71.06
28 .........................     8      1,379,159       0.46        172,395       6.312     352           686           75.90
29 .........................    12      2,547,292       0.86        212,274       6.790     353           745           83.25
30 .........................     9      1,680,781       0.57        186,753       6.458     354           673           83.95
31 .........................    29      5,457,848       1.84        188,202       6.630     355           699           75.19
32 .........................    26      5,110,920       1.72        196,574       7.078     356           683           80.04
33 .........................    42     10,108,893       3.40        240,688       6.802     364           694           78.79
34 .........................    45     10,143,430       3.41        225,410       6.671     370           690           76.40
35 .........................    12      3,509,439       1.18        292,453       7.370     359           690           82.68
36 .........................     8      1,785,650       0.60        223,206       6.614     360           685           72.98
46 .........................     1        234,942       0.08        234,942       5.875     346           593           66.20
50 .........................     8      1,521,942       0.51        190,243       6.782     350           711           75.18
51 .........................     8      1,815,665       0.61        226,958       6.703     351           663           65.64
52 .........................    16      3,307,244       1.11        206,703       6.920     352           692           76.55
53 .........................     8      2,814,091       0.95        351,761       6.804     353           714           78.68
54 .........................     3        956,568       0.32        318,856       6.730     354           721           75.15
55 .........................    19      5,121,732       1.72        269,565       6.968     355           671           78.92
56 .........................    30      9,012,824       3.03        300,427       7.220     360           725           81.39
57 .........................    78     18,192,441       6.12        233,236       6.799     377           685           77.58
58 .........................    99     23,221,198       7.81        234,558       7.137     369           697           78.97
59 .........................   232     61,836,936      20.81        266,539       7.166     359           706           79.03
60 .........................   133     32,512,543      10.94        244,455       6.896     362           694           77.59
74 .........................     1        415,000       0.14        415,000       6.000     350           695           76.85
76 .........................     1        128,000       0.04        128,000       6.250     352           738           80.00
84 .........................     1        488,800       0.16        488,800       6.875     360           715           80.00
112 ........................     1        189,680       0.06        189,680       6.625     352           678           80.00
113 ........................     1        416,996       0.14        416,996       5.250     353           616           76.51
115 ........................     1        156,400       0.05        156,400       6.500     355           697           80.00
118 ........................     1        209,703       0.07        209,703       6.625     358           706           95.00
119 ........................     1        340,000       0.11        340,000       7.250     359           745           76.40
                             -----   ------------     ------
   Total ................... 1,158   $297,171,169     100.00%
                             =====   ============     ======

                                Gross Margins(1)

                                                                                         Weighted
                                                    Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage     Principal    Weighted  Remaining     Weighted      Average
Range of                      of       Principal     Loans in      Balance     Average    Term to       Average       Original
Gross                       Mortgage    Balance        Loan      Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
Margins (%)                  Loans    Outstanding     Group 1         ($)      Rate (%)   (Months)       Score        Ratio (%)
--------------------------- --------  -----------   ----------   -----------   --------  ---------    -----------   -------------
1.001 - 2.000 ..............     3   $  1,254,900       0.42%       418,300       6.271     307           789           51.71
2.001 - 3.000 ..............   772    197,215,321      66.36        255,460       6.834     359           699           76.24
3.001 - 4.000 ..............    80     18,115,918       6.10        226,449       7.392     358           706           83.64
4.001 - 5.000 ..............    56     15,845,223       5.33        282,950       6.930     358           719           83.99
5.001 - 6.000 ..............   118     29,560,124       9.95        250,510       6.746     357           690           78.92
6.001 - 7.000 ..............   101     26,625,044       8.96        263,614       7.421     356           677           79.52
7.001 - 8.000 ..............    25      7,483,239       2.52        299,330       8.011     356           685           81.69
8.001 - 9.000 ..............     3      1,071,400       0.36        357,133       8.390     359           657           85.44
                             -----   ------------     ------
   Total ................... 1,158   $297,171,169     100.00%
                             =====   ============     ======

----------
(1) As of the cut-off date, the weighted average gross margin of the Mortgage Loans in Loan Group 1 was approximately 3.371%.

                            Maximum Mortgage Rates(1)

                                                                                         Weighted
                                                    Percent of     Average                Average                     Weighted
Range of                     Number    Aggregate     Mortgage     Principal    Weighted  Remaining     Weighted      Average
Maximum                       of       Principal     Loans in      Balance     Average    Term to       Average       Original
Mortgage                    Mortgage    Balance        Loan      Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
Rates (%)                    Loans    Outstanding     Group 1         ($)      Rate (%)   (Months)       Score        Ratio (%)
--------------------------- --------  -----------   ----------   -----------   --------  ---------    -----------   -------------
9.001 - 10.000 .............     3   $    785,051       0.26%       261,684       4.018     356           739           68.95
10.001 - 11.000 ............    43     10,015,736       3.37        232,924       5.578     364           695           75.18
11.001 - 12.000 ............   384    105,610,287      35.54        275,027       6.519     357           703           75.22
12.001 - 13.000 ............   414    102,518,550      34.50        247,629       6.996     360           697           78.28
13.001 - 14.000 ............   253     62,257,668      20.95        246,078       7.518     357           692           80.47
14.001 - 15.000 ............    58     14,859,837       5.00        256,204       8.299     357           683           82.31
15.001 - 16.000 ............     3      1,124,040       0.38        374,680       8.256     353           715           81.17
                             -----   ------------     ------
   Total ................... 1,158   $297,171,169     100.00%
                             =====   ============     ======

----------
(1) As of the cut-off date, the weighted average maximum mortgage rate of the Mortgage Loans in Loan Group 1 was approximately 12.500% per annum.

                           Initial Periodic Rate Caps

                                                                                         Weighted
                                                    Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage     Principal    Weighted  Remaining     Weighted      Average
Initial                       of       Principal     Loans in      Balance     Average    Term to       Average       Original
Periodic                    Mortgage    Balance        Loan      Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
Rate Cap (%)                 Loans    Outstanding     Group 1         ($)      Rate (%)   (Months)       Score        Ratio (%)
--------------------------- --------  -----------   ----------   -----------   --------  ---------    -----------   -------------
None .......................    14   $ 10,988,250       3.70%       784,875       6.419     297           721           57.32
1.000 ......................     4      1,521,106       0.51        380,277       7.488     354           700           75.96
2.000 ......................   295     65,858,383      22.16        223,249       6.793     359           700           78.23
3.000 ......................   206     56,914,626      19.15        276,285       7.001     357           683           79.15
5.000 ......................   554    138,526,267      46.61        250,047       6.941     363           697           77.67
6.000 ......................    85     23,362,536       7.86        274,853       7.537     358           716           83.02
                             -----   ------------     ------
   Total ................... 1,158   $297,171,169     100.00%
                             =====   ============     ======

                          Subsequent Periodic Rate Caps

                                                                                         Weighted
                                                    Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage     Principal    Weighted  Remaining     Weighted      Average
Subsequent                    of       Principal     Loans in      Balance     Average    Term to       Average       Original
Periodic                    Mortgage    Balance        Loan      Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
Rate Cap (%)                 Loans    Outstanding     Group 1         ($)      Rate (%)   (Months)       Score        Ratio (%)
--------------------------- --------  -----------   ----------   -----------   --------  ---------    -----------   -------------
None .......................    14   $ 10,988,250       3.70%       784,875       6.419     297           721           57.32
1.000 ......................   445    124,994,326      42.06        280,886       7.051     357           698           78.69
2.000 ......................   699    161,188,593      54.24        230,599       6.908     363           695           78.39
                             -----   ------------     ------
   Total ................... 1,158   $297,171,169     100.00%
                             =====   ============     ======

                            Minimum Mortgage Rates(1)

                                                                                         Weighted
                                                    Percent of     Average                Average                     Weighted
Range of                     Number    Aggregate     Mortgage     Principal    Weighted  Remaining     Weighted      Average
Minimum                       of       Principal     Loans in      Balance     Average    Term to       Average       Original
Mortgage                    Mortgage    Balance        Loan      Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
Rates (%)                    Loans    Outstanding     Group 1         ($)      Rate (%)   (Months)       Score        Ratio (%)
--------------------------- --------  -----------   ----------   -----------   --------  ---------    -----------   -------------
1.001 - 2.000 ..............     2   $  1,055,000       0.36%       527,500       6.085     297           808           46.93
2.001 - 3.000 ..............   765    195,837,037      65.90        255,996       6.833     359           699           76.25
3.001 - 4.000 ..............    80     18,115,918       6.10        226,449       7.392     358           706           83.64
4.001 - 5.000 ..............    19      5,990,194       2.02        315,273       7.940     359           727           89.27
5.001 - 6.000 ..............    31      8,441,300       2.84        272,300       6.013     355           697           77.34
6.001 - 7.000 ..............   117     31,441,174      10.58        268,728       6.681     356           690           79.36
7.001 - 8.000 ..............   124     30,962,038      10.42        249,694       7.574     357           685           80.39
8.001 - 9.000 ..............    20      5,328,508       1.79        266,425       8.230     357           676           81.09
                             -----   ------------     ------
   Total ................... 1,158   $297,171,169     100.00%
                             =====   ============     ======

----------
(1) As of the cut-off date, the weighted average minimum mortgage rate of the Mortgage Loans in Loan Group 1 was approximately 3.645% per annum.

                              Next Adjustment Dates

                                                                                         Weighted
                                                    Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage     Principal    Weighted  Remaining     Weighted      Average
Next                          of       Principal     Loans in      Balance     Average    Term to       Average       Original
Adjustment                  Mortgage    Balance        Loan      Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
Date                         Loans    Outstanding     Group 1         ($)      Rate (%)   (Months)       Score        Ratio (%)
--------------------------- --------  -----------   ----------   -----------   --------  ---------    -----------   -------------
November 2006 ..............     2   $    827,750       0.28%       413,875       7.206     356           712           75.58
December 2006 ..............    15      9,058,606       3.05        603,907       6.467     301           729           60.92
January 2007 ...............     1      2,623,000       0.88      2,623,000       6.625     298           686           49.96
February 2007 ..............     1        210,950       0.07        210,950       6.625     353           781           67.40
March 2007 .................     1        231,342       0.08        231,342       6.000     354           696           79.09
April 2007 .................     2        731,837       0.25        365,918       4.474     355           772           75.69
September 2007 .............     4      1,058,382       0.36        264,595       6.281     348           753           75.06
October 2007 ...............     6      1,822,933       0.61        303,822       6.180     349           667           74.41
November 2007 ..............     7      2,108,637       0.71        301,234       6.600     350           692           78.45
December 2007 ..............     8      2,553,943       0.86        319,243       6.525     351           671           79.81
January 2008 ...............     4      1,010,969       0.34        252,742       6.793     348           685           79.38
February 2008 ..............     8      2,974,136       1.00        371,767       7.102     353           708           72.74
March 2008 .................     5        961,508       0.32        192,302       7.553     351           687           84.37
April 2008 .................     8      2,504,576       0.84        313,072       6.748     352           686           73.89
May 2008 ...................    26      5,975,936       2.01        229,844       7.282     356           669           78.25
June 2008 ..................   138     37,322,122      12.56        270,450       7.004     357           682           79.63
July 2008 ..................    13      3,600,150       1.21        276,935       6.779     358           695           80.57
August 2008 ................    38      8,842,209       2.98        232,690       7.141     358           712           79.70
September 2008 .............    32      7,127,335       2.40        222,729       7.040     359           714           79.87
October 2008 ...............     1        145,592       0.05        145,592       6.450     349           789           80.00
December 2008 ..............     4        863,135       0.29        215,784       5.769     351           742           71.06
January 2009 ...............     8      1,379,159       0.46        172,395       6.312     352           686           75.90
February  2009 .............    12      2,547,292       0.86        212,274       6.790     353           745           83.25
March 2009 .................     9      1,680,781       0.57        186,753       6.458     354           673           83.95
April 2009 .................    30      5,737,848       1.93        191,262       6.643     355           695           75.37
May 2009 ...................    25      4,830,920       1.63        193,237       7.089     356           686           80.11
June 2009 ..................    42     10,108,893       3.40        240,688       6.802     364           694           78.79
July 2009 ..................    45     10,143,430       3.41        225,410       6.671     370           690           76.40
August 2009 ................    12      3,509,439       1.18        292,453       7.370     359           690           82.68
September 2009 .............     8      1,785,650       0.60        223,206       6.614     360           685           72.98
July 2010 ..................     1        234,942       0.08        234,942       5.875     346           593           66.20
November 2010 ..............     8      1,521,942       0.51        190,243       6.782     350           711           75.18
December 2010 ..............     8      1,815,665       0.61        226,958       6.703     351           663           65.64
January 2011 ...............    16      3,307,244       1.11        206,703       6.920     352           692           76.55
February  2011 .............     8      2,814,091       0.95        351,761       6.804     353           714           78.68
March 2011 .................     3        956,568       0.32        318,856       6.730     354           721           75.15
April 2011 .................    19      5,121,732       1.72        269,565       6.968     355           671           78.92
May 2011 ...................    30      9,012,824       3.03        300,427       7.220     360           725           81.39
June 2011 ..................    78     18,192,441       6.12        233,236       6.799     377           685           77.58
July 2011 ..................    99     23,221,198       7.81        234,558       7.137     369           697           78.97
August 2011 ................   232     61,836,936      20.81        266,539       7.166     359           706           79.03
September 2011 .............   133     32,512,543      10.94        244,455       6.896     362           694           77.59
November 2012 ..............     1        415,000       0.14        415,000       6.000     350           695           76.85
January 2013 ...............     1        128,000       0.04        128,000       6.250     352           738           80.00
September 2013 .............     1        488,800       0.16        488,800       6.875     360           715           80.00
January 2016 ...............     1        189,680       0.06        189,680       6.625     352           678           80.00
February 2016 ..............     1        416,996       0.14        416,996       5.250     353           616           76.51
April 2016 .................     1        156,400       0.05        156,400       6.500     355           697           80.00
July 2016 ..................     1        209,703       0.07        209,703       6.625     358           706           95.00
August 2016 ................     1        340,000       0.11        340,000       7.250     359           745           76.40
                             -----   ------------     ------
   Total ................... 1,158   $297,171,169     100.00%
                             =====   ============     ======

                      Interest-Only Periods at Origination

                                                                                         Weighted
                                                    Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage     Principal    Weighted  Remaining     Weighted      Average
                              of       Principal     Loans in      Balance     Average    Term to       Average       Original
Interest Only               Mortgage    Balance        Loan      Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
Period (months)              Loans    Outstanding     Group 1         ($)      Rate (%)   (Months)       Score        Ratio (%)
--------------------------- --------  -----------   ----------   -----------   --------  ---------    -----------   -------------
None .......................   210   $ 44,451,425      14.96%       211,673       6.959     370           698           78.03
24 .........................     1        127,000       0.04        127,000       7.250     356           625           58.26
36 .........................    64     15,036,302       5.06        234,942       6.615     360           703           77.63
60 .........................   311     81,729,802      27.50        262,797       6.963     359           690           79.08
84 .........................    32      8,854,788       2.98        276,712       6.944     352           681           78.45
120 ........................   540    146,971,852      49.46        272,170       6.974     354           701           76.88
                             -----   ------------     ------
  Total .................... 1,158   $297,171,169     100.00%
                             =====   ============     ======

                    Prepayment Charge Periods at Origination

                                                                                         Weighted
                                                    Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage     Principal    Weighted  Remaining     Weighted      Average
                              of       Principal     Loans in      Balance     Average    Term to       Average       Original
Prepayment Charge           Mortgage    Balance        Loan      Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
Period (months)              Loans    Outstanding     Group 1         ($)      Rate (%)   (Months)       Score        Ratio (%)
--------------------------- --------  -----------   ----------   -----------   --------  ---------    -----------   -------------
None .......................   519   $137,216,165      46.17%       264,386       6.881     356           697           76.20
6 ..........................     6      1,651,290       0.56        275,215       7.941     354           709           79.57
12 .........................   122     33,020,056      11.11        270,656       6.941     366           700            79.3
24 .........................   226     58,455,522      19.67        258,653       6.941     356           690           79.28
30 .........................     1        159,800       0.05        159,800       6.875     478           663           71.11
36 .........................   197     49,457,441      16.64        251,053       7.108     360           700           79.37
42 .........................     6      1,086,018       0.37        181,003       6.897     359           692           76.41
60 .........................    81     16,124,876       5.43        199,073       7.000     362           708           76.93
                             -----   ------------     ------
  Total .................... 1,158   $297,171,169     100.00%
                             =====   ============     ======

                                  Loan Group 2

                             Mortgage Loan Programs

                                                                                         Weighted
                                                    Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage     Principal    Weighted  Remaining     Weighted      Average
                              of       Principal     Loans in      Balance     Average    Term to       Average       Original
Type of                     Mortgage    Balance        Loan      Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
Program                      Loans    Outstanding     Group 2         ($)      Rate (%)   (Months)       Score        Ratio (%)
--------------------------- --------  -----------   ----------   -----------   --------  ---------    -----------   -------------
2/28 Six-month LIBOR 40/30
Balloon ....................    24   $    5,794,434     0.41%       241,435       7.690     359           695           82.18
5/25 Six-month LIBOR 40/30
Balloon ....................     8        2,104,283     0.15        263,035       7.829     359           692           84.74
5/35 Six-month LIBOR .......     2          562,514     0.04        281,257       7.887     478           683           80.00
5/35 Six-month LIBOR-IO ....     1          297,600     0.02        297,600       6.750     478           737           80.00
3/1 CMT 1 Year .............    18        3,022,997     0.21        167,944       6.608     352           702           78.29
5/1 CMT 1 Year .............     4          853,237     0.06        213,309       6.665     383           654           69.48
Six-month LIBOR-IO .........     4        4,783,000     0.34      1,195,750       6.365     299           712           67.87
2/28 Six-month LIBOR .......   228       37,533,445     2.67        164,620       7.378     359           698           78.57
2/28 Six-month LIBOR-IO .... 1,233      322,632,772    22.94        261,665       7.034     358           682           79.50
3/27 Six-month LIBOR .......     7        1,751,422     0.12        250,203       7.629     359           685           85.75
3/27 Six-month LIBOR-IO ....    99       27,086,469     1.93        273,601       6.927     359           686           79.33
5/25 Six-month LIBOR .......   207       45,285,001     3.22        218,768       7.679     359           706           77.03
5/25 Six-month LIBOR-IO .... 1,732      456,271,052    32.45        263,436       7.415     359           712           76.34
7/23 Six-month LIBOR-IO ....     8        3,220,455     0.23        402,557       7.260     358           680           76.71
10/20 Six-month LIBOR-IO ...     8        2,443,900     0.17        305,488       7.986     359           728           79.92
3/1 Twelve-month
LIBOR ......................    63       10,082,433     0.72        160,039       6.716     364           697           77.41
3/1 Twelve-month
LIBOR-IO ...................   267       67,027,810     4.77        251,040       6.573     359           711           75.90
5/1 Twelve-month
LIBOR ......................   105       22,259,596     1.58        211,996       6.693     382           697           75.37
5/1 Twelve-month
LIBOR-IO ................... 1,542      385,611,460    27.42        250,072       6.721     361           676           76.45
7/1 Twelve-month
LIBOR ......................     3        1,341,097     0.10        447,032       6.453     352           659           79.65
7/1 Twelve-month
LIBOR-IO ...................     6        3,022,717     0.21        503,786       5.944     350           719           77.67
10/1 Twelve-month
LIBOR-IO ...................     7        3,128,045     0.22        446,864       6.488     358           766           76.92
                             -----   --------------   ------
   Total ................... 5,576   $1,406,115,737   100.00%
                             =====   ==============   ======

                                Mortgage Rates(1)

                                                                                         Weighted
                                                    Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage     Principal    Weighted  Remaining     Weighted      Average
                              of       Principal     Loans in      Balance     Average    Term to       Average       Original
Range of                    Mortgage    Balance        Loan      Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
Mortgage Rates (%)           Loans    Outstanding     Group 2         ($)      Rate (%)   (Months)       Score        Ratio (%)
--------------------------- --------  -----------   ----------   -----------   --------  ---------    -----------   -------------
4.001 - 4.500 ..............     2   $      658,528     0.05%       329,264       4.125     349           698           71.47
4.501 - 5.000 ..............    11        1,954,103     0.14        177,646       4.895     358           682           74.47
5.001 - 5.500 ..............    65       17,572,602     1.25        270,348       5.410     361           685           74.55
5.501 - 6.000 ..............   375       99,944,851     7.11        266,520       5.875     360           691           76.88
6.001 - 6.500 ..............   914      242,612,577    17.25        265,440       6.346     359           696           76.38
6.501 - 7.000 .............. 1,380      364,782,236    25.94        264,335       6.822     360           692           76.64
7.001 - 7.500 .............. 1,253      307,008,316    21.83        245,019       7.316     360           694           77.03
7.501 - 8.000 .............. 1,021      240,348,926    17.09        235,405       7.778     360           697           78.83
8.001 - 8.500 ..............   408      104,064,453     7.40        255,060       8.295     359           696           78.09
8.501 - 9.000 ..............   118       23,159,757     1.65        196,269       8.736     360           685           80.91
9.001 - 9.500 ..............    23        3,236,215     0.23        140,705       9.252     359           685           84.31
9.501 - 10.000 .............     6          773,174     0.05        128,862       9.661     359           680           88.56
                             -----   --------------   ------
   Total ................... 5,576   $1,406,115,737   100.00%
                             =====   ==============   ======

----------
(1) The lender acquired mortgage insurance mortgage loans are shown in the preceding table inclusive of the rates of the interest premium charged by the related lenders. As of the cut-off date, the weighted average mortgage rate of the Mortgage Loans in Loan Group 2 (net of such premiums) is expected to be approximately 7.058% per annum. Without the adjustment, the weighted average mortgage rate of the Mortgage Loans in Loan Group 2 is expected to be approximately 7.070% per annum.

                   Current Mortgage Loan Principal Balances(1)

                                                                                         Weighted
                                                    Percent of     Average                Average                     Weighted
Range of                     Number    Aggregate     Mortgage     Principal    Weighted  Remaining     Weighted      Average
Current Mortgage              of       Principal     Loans in      Balance     Average    Term to       Average       Original
Loan Principal              Mortgage    Balance        Loan      Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
Balances ($)                 Loans    Outstanding     Group 2         ($)      Rate (%)   (Months)       Score        Ratio (%)
--------------------------- --------  -----------   ----------   -----------   --------  ---------    -----------   -------------
0.01 - 50,000.00 ...........    20   $      829,568     0.06%        41,478       7.964     360           696           72.60
50,000.01 - 100,000.00 .....   346       27,996,698     1.99         80,915       7.522     359           702           74.60
100,000.01 - 150,000.00 ....   803      101,950,764     7.25        126,962       7.316     360           701           77.09
150,000.01 - 200,000.00 .... 1,140      201,457,674    14.33        176,717       7.102     360           692           78.15
200,000.01 - 250,000.00 ....   960      214,844,987    15.28        223,797       7.026     360           689           77.48
250,000.01 - 300,000.00 ....   760      209,154,656    14.87        275,203       6.969     360           688           77.23
300,000.01 - 350,000.00 ....   534      172,778,345    12.29        323,555       6.945     360           687           77.71
350,000.01 - 400,000.00 ....   457      171,554,310    12.20        375,392       6.932     360           690           77.38
400,000.01 - 450,000.00 ....   216       90,649,456     6.45        419,673       7.049     361           696           77.29
450,000.01 - 500,000.00 ....   107       51,020,901     3.63        476,831       7.014     358           703           77.67
500,000.01 - 550,000.00 ....    60       31,539,711     2.24        525,662       7.112     359           705           77.92
550,000.01 - 600,000.00 ....    46       26,543,870     1.89        577,041       7.263     359           699           79.07
600,000.01 - 650,000.00 ....    38       23,763,841     1.69        625,364       7.201     359           715           74.80
650,000.01 - 700,000.00 ....    21       14,245,372     1.01        678,351       7.123     356           701           77.63
700,000.01 - 750,000.00 ....    16       11,659,039     0.83        728,690       7.131     359           703           79.51
750,000.01 - 1,000,000.00  .    33       29,838,093     2.12        904,185       7.592     359           716           75.07
1,000,000.01 - 1,500,000.00     15       18,304,950     1.30      1,220,330       7.801     359           740           68.84
1,500,000.01 - 2,000,000.00      3        5,708,500     0.41      1,902,833       6.630     316           718           66.02
Greater than 2,000,000.00  .     1        2,275,000     0.16      2,275,000       6.125     357           734           65.00
                             -----   --------------   ------
   Total ................... 5,576   $1,406,115,737   100.00%
                             =====   ==============   ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in Loan Group 2 is approximately $252,173.

                              FICO Credit Scores(1)

                                                                                         Weighted
                                                    Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage     Principal    Weighted  Remaining     Weighted      Average
                              of       Principal     Loans in      Balance     Average    Term to       Average       Original
Range of                    Mortgage    Balance        Loan      Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
FICO Credit Scores           Loans    Outstanding     Group 2         ($)      Rate (%)   (Months)       Score        Ratio (%)
--------------------------- --------  -----------   ----------   -----------   --------  ---------    -----------   -------------
501 - 520 ..................     1   $      298,144     0.02%       298,144       6.750     359           505           80.00
561 - 580 ..................     1          304,000     0.02        304,000       6.500     358           580           80.00
581 - 600 ..................    19        4,200,994     0.30        221,105       6.092     364           591           66.12
601 - 620 ..................    80       20,061,704     1.43        250,771       6.714     361           615           73.56
621 - 640 ..................   527      132,702,928     9.44        251,808       6.856     360           632           77.26
641 - 660 .................. 1,017      249,379,724    17.74        245,211       7.084     360           650           78.49
661 - 680 ..................   891      221,248,134    15.73        248,314       7.181     360           670           77.44
681 - 700 ..................   807      205,380,818    14.61        254,499       7.179     360           690           77.15
701 - 720 ..................   621      158,689,258    11.29        255,538       7.033     358           710           76.83
721 - 740 ..................   530      143,834,177    10.23        271,385       7.124     360           730           77.40
741 - 760 ..................   443      112,472,593     8.00        253,888       7.063     360           750           76.64
761 - 780 ..................   344       84,627,090     6.02        246,009       6.988     360           770           77.14
781 - 800 ..................   215       54,617,608     3.88        254,035       7.054     359           789           76.55
801 - 820 ..................    61       13,966,157     0.99        228,953       6.786     361           807           73.01
821 - 840 ..................     1          402,000     0.03        402,000       7.625     360           825           80.00
Unknown ....................    18        3,930,409     0.28        218,356       6.970     359           N/A           75.95
                             -----   --------------   ------
   Total ................... 5,576   $1,406,115,737   100.00%
                             =====   ==============   ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in Loan Group 2 is approximately 694.

                            Documentation Programs(1)

                                                                                         Weighted
                                                    Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage     Principal    Weighted  Remaining     Weighted      Average
                              of       Principal     Loans in      Balance     Average    Term to       Average       Original
Type of                     Mortgage    Balance        Loan      Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
Program                      Loans    Outstanding     Group 2         ($)      Rate (%)   (Months)       Score        Ratio (%)
--------------------------- --------  -----------   ----------   -----------   --------  ---------    -----------   -------------
Reduced .................... 2,534   $  676,916,150    48.14%       267,133       7.239     360           697           77.15
Full/Alternative ........... 1,742      411,273,211    29.25        236,093       6.598     359           676           78.38
No Ratio ...................   519      131,651,556     9.36        253,664       7.575     359           704           77.09
No Income/No Asset .........   324       71,078,086     5.05        219,377       7.378     360           715           73.33
Stated Income/Stated Asset .   264       64,603,860     4.59        244,712       7.430     360           693           75.18
Preferred ..................   163       41,903,248     2.98        257,075       6.359     361           749           77.38
Full DU (1) ................    30        8,689,627     0.62        289,654       6.736     359           686           78.98
                             -----   --------------   ------
   Total ................... 5,576   $1,406,115,737   100.00%
                             =====   ==============   ======

----------
(1) A hybrid of the Full Documentation Program and Fannie Mae Desktop Underwriter, an automated underwriting system (AUS).

                       Original Loan-to-Value Ratios(1)(2)

                                                                                         Weighted
                                                    Percent of     Average                Average                     Weighted
Range of                     Number    Aggregate     Mortgage     Principal    Weighted  Remaining     Weighted      Average
Original                      of       Principal     Loans in      Balance     Average    Term to       Average       Original
Loan-to-Value               Mortgage    Balance        Loan      Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
Ratios (%)                   Loans    Outstanding     Group 2         ($)      Rate (%)   (Months)       Score        Ratio (%)
--------------------------- --------  -----------   ----------   -----------   --------  ---------    -----------   -------------
 0.01 - 50.00 ..............   124   $   24,078,014     1.71%       194,178       6.638     359           696           40.57
50.01 - 55.00 ..............    57       14,745,015     1.05        258,684        6.68     363           698           53.10
55.01 - 60.00 ..............    81       19,882,003     1.41        245,457       6.555     361           687           57.86
60.01 - 65.00 ..............   122       37,353,669     2.66        306,178       6.679     356           692           63.32
65.01 - 70.00 ..............   571      151,811,506    10.80        265,870       7.248     359           703           69.45
70.01 - 75.00 ..............   373      105,588,141     7.51        283,078       7.213     360           699           74.16
75.01 - 80.00 .............. 3,831      960,707,269    68.32        250,772       7.057     360           693           79.84
80.01 - 85.00 ..............    62       16,939,260     1.20        273,214       6.787     359           687           84.18
85.01 - 90.00 ..............   258       54,385,036     3.87        210,795       7.264     360           683           89.58
90.01 - 95.00 ..............    89       19,238,283     1.37        216,160       7.255     362           688           94.80
95.01 - 100.00 .............     8        1,387,541     0.10        173,443       8.189     359           728          100.00
                             -----   --------------   ------
   Total ................... 5,576   $1,406,115,737   100.00%
                             =====   ==============   ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in Loan Group 2 is approximately 77.24%.

(2) Does not take into account any secondary financing on the Mortgage Loans in Loan Group 2 that may exist at the time of origination.

                  Original Combined Loan-to-Value Ratios(1)(2)

                                                                                         Weighted
Range of                                            Percent of     Average                Average                     Weighted
Original                     Number    Aggregate     Mortgage     Principal    Weighted  Remaining     Weighted      Average
Combined                      of       Principal     Loans in      Balance     Average    Term to       Average       Original
Loan-to-Value               Mortgage    Balance        Loan      Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
Ratios (%)                   Loans    Outstanding     Group 2         ($)      Rate (%)   (Months)       Score        Ratio (%)
--------------------------- --------  -----------   ----------   -----------   --------  ---------    -----------   -------------
 0.01 - 50.00 ..............   117      S22,531,192     1.60%       192,574       6.642     359           695           40.55
50.01 - 55.00 ..............    57       14,633,337     1.04        256,725       6.664     363           699           52.59
55.01 - 60.00 ..............    76       18,693,040     1.33        245,961       6.532     361           683           57.40
60.01 - 65.00 ..............   100       29,722,465     2.11        297,225       6.634     360           692           63.03
65.01 - 70.00 ..............   157       48,171,245     3.43        306,823       6.832     357           683           68.31
70.01 - 75.00 ..............   216       56,283,750     4.00        260,573       6.928     361           684           73.36
75.01 - 80.00 ..............   684      179,661,673    12.78        262,663       6.902     360           691           78.90
80.01 - 85.00 ..............    95       28,676,532     2.04        301,858       6.874     355           688           80.11
85.01 - 90.00 ..............   623      155,051,106    11.03        248,878       7.148     360           690           81.10
90.01 - 95.00 ..............   648      155,870,887    11.09        240,541       7.106     360           696           79.84
95.01 - 100.00 ............. 2,803      696,820,512    49.56        248,598       7.179     360           697           79.03
                             -----   --------------   ------
   Total ................... 5,576   $1,406,115,737   100.00%
                             =====   ==============   ======

----------
(1) As of the cut-off date, the weighted average original Combined Loan-to-Value Ratio of the Mortgage Loans in Loan Group 2 is approximately 90.37%.

(2) Takes into account any secondary financing on the Mortgage Loans in Loan Group 2 that may exist at the time of origination.

                  State Distribution of Mortgaged Properties(1)

                                                                                         Weighted
                                                    Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage     Principal    Weighted  Remaining     Weighted      Average
                              of       Principal     Loans in      Balance     Average    Term to       Average       Original
                            Mortgage    Balance        Loan      Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
State                        Loans    Outstanding     Group 2         ($)      Rate (%)   (Months)       Score        Ratio (%)
--------------------------- --------  -----------   ----------   -----------   --------  ---------    -----------   -------------
Alabama ....................    28   $    4,541,707     0.32%       162,204       6.889     359           693           74.21
Alaska .....................    12        3,305,967     0.24        275,497       7.603     359           700           74.40
Arizona ....................   370       84,409,435     6.00        228,134       7.082     360           700           77.18
Arkansas ...................    12        2,275,411     0.16        189,618       7.183     359           705           82.25
California ................. 1,358      456,793,929    32.49        336,373       6.892     360           690           76.28
Colorado ...................   152       33,437,751     2.38        219,985       7.064     359           705           77.44
Connecticut ................    30        8,767,328     0.62        292,244       7.430     361           709           74.80
Delaware ...................    15        3,471,888     0.25        231,459       6.765     359           692           80.14
District of Columbia .......    12        3,262,570     0.23        271,881       7.089     359           697           78.73
Florida ....................   753      165,398,121    11.76        219,652       7.306     360           698           78.18
Georgia ....................   230       40,538,599     2.88        176,255       7.365     360           691           77.99
Hawaii .....................    15        5,900,100     0.42        393,340       6.570     358           710           69.65
Idaho ......................    33        5,694,221     0.40        172,552       7.008     365           703           79.16
Illinois ...................   204       45,190,877     3.21        221,524       7.377     359           688           76.92
Indiana ....................    17        2,482,309     0.18        146,018       7.488     359           684           79.74
Iowa .......................     6          940,338     0.07        156,723       6.695     359           719           81.02
Kansas .....................     6          776,337     0.06        129,390       7.032     359           690           79.28
Kentucky ...................    14        1,858,655     0.13        132,761       6.978     359           698           82.04
Louisiana ..................    11        1,857,007     0.13        168,819       7.803     359           683           83.31
Maine ......................     5        1,108,294     0.08        221,659       7.125     359           727           81.34
Maryland ...................   231       62,341,203     4.43        269,875       7.082     361           688           78.44
Massachusetts ..............    70       19,161,732     1.36        273,739       7.327     359           679           75.59
Michigan ...................    73       14,763,285     1.05        202,237       7.131     356           695           78.39
Minnesota ..................   100       20,953,093     1.49        209,531       7.032     359           689           78.87
Mississippi ................    13        2,116,034     0.15        162,772       7.413     359           686           81.38
Missouri ...................    57        8,698,414     0.62        152,604       7.354     362           695           79.07
Montana ....................    20        3,526,750     0.25        176,338       6.868     359           676           77.04
Nebraska ...................     8          904,920     0.06        113,115       7.390     359           698           80.28
Nevada .....................   307       76,395,441     5.43        248,845       7.115     360           699           78.03
New Hampshire ..............    12        2,795,274     0.20        232,940       7.058     359           699           78.85
New Jersey .................   107       31,236,578     2.22        291,931       7.313     362           686           78.26
New Mexico .................    20        3,808,316     0.27        190,416       7.167     359           690           78.18
New York ...................    67       23,897,602     1.70        356,681       7.205     360           696           76.00
North Carolina .............    86       17,266,349     1.23        200,772       7.230     359           698           76.08
North Dakota ...............     3          284,545     0.02         94,848       7.869     359           722           80.00
Ohio .......................    91       15,266,221     1.09        167,761       7.043     361           702           79.15
Oklahoma ...................    14        1,545,106     0.11        110,365       7.886     359           681           81.26
Oregon .....................   159       34,613,529     2.46        217,695       7.070     359           703           78.19
Pennsylvania ...............    55        8,807,675     0.63        160,140       7.266     359           691           77.89
Rhode Island ...............    11        2,413,431     0.17        219,403       7.357     371           703           75.82
South Carolina .............    56       13,767,942     0.98        245,856       7.067     341           700           74.43
South Dakota ...............     2          172,119     0.01         86,060       7.829     359           693           77.17
Tennessee ..................    49        7,964,027     0.57        162,531       7.151     359           700           76.30
Texas ......................   112       16,417,601     1.17        146,586       7.236     359           717           79.27
Utah .......................    52       13,407,107     0.95        257,829       7.260     362           707           75.18
Vermont ....................     3        2,707,000     0.19        902,333       6.461     357           731           66.96
Virginia ...................   195       56,669,494     4.03        290,613       7.024     359           690           77.99
Washington .................   275       64,412,577     4.58        234,228       6.782     360           689           78.07
West Virginia ..............    10        1,854,249     0.13        185,425       7.486     359           718           78.76
Wisconsin ..................    29        5,129,972     0.36        176,896       7.002     358           702           80.09
Wyoming ....................     6          807,306     0.06        134,551       7.415     359           689           73.55
                             -----   --------------   ------
   Total ................... 5,576   $1,406,115,737   100.00%
                             =====   ==============   ======

----------
(1) As of the cut-off date, no more than approximately 0.45% of the Mortgage Loans in Loan Group 2 will be secured by mortgaged properties located in any one postal zip code area.

                            Purpose of Mortgage Loans

                                                                                         Weighted
                                                    Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage     Principal    Weighted  Remaining     Weighted      Average
                              of       Principal     Loans in      Balance     Average    Term to       Average       Original
                            Mortgage    Balance        Loan      Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
Loan Purpose                 Loans    Outstanding     Group 2         ($)      Rate (%)   (Months)       Score        Ratio (%)
--------------------------- --------  -----------   ----------   -----------   --------  ---------    -----------   -------------
Purchase ................... 3,753   $  917,102,403    65.22%       244,365       7.164     360           701           79.02
Refinance (cash-out) ....... 1,306      351,524,264    25.00        269,161       6.910     360           677           73.20
Refinance (rate/term) ......   517      137,489,070     9.78        265,936       6.850     359           687           75.72
                             -----   --------------   ------
   Total ................... 5,576   $1,406,115,737   100.00%
                             =====   ==============   ======

                          Type of Mortgaged Properties

                                                                                         Weighted
                                                    Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage     Principal    Weighted  Remaining     Weighted      Average
                              of       Principal     Loans in      Balance     Average    Term to       Average       Original
                            Mortgage    Balance        Loan      Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
Property Type                Loans    Outstanding     Group 2         ($)      Rate (%)   (Months)       Score        Ratio (%)
--------------------------- --------  -----------   ----------   -----------   --------  ---------    -----------   -------------
Single Family Residence .... 3,116   $  795,369,358    56.56%       255,253       7.030     360           691           76.77
Planned Unit Development ... 1,310      343,605,730    24.44        262,294       7.043     359           698           78.29
Low-Rise Condominium .......   875      185,386,382    13.18        211,870       7.142     361           696           78.36
2-4 Family Residence .......   264       78,428,644     5.58        297,078       7.425     360           701           74.87
High-Rise Condominium ......     7        2,484,775     0.18        354,968       6.952     358           734           73.99
Cooperative ................     2          440,000     0.03        220,000       6.898     359           725           76.21
Manufactured ...............     2          400,848     0.03        200,424       7.283     359           721           77.06
                             -----   --------------   ------
   Total ................... 5,576   $1,406,115,737   100.00%
                             =====   ==============   ======

                               Occupancy Types (1)

                                                                                         Weighted
                                                    Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage     Principal    Weighted  Remaining     Weighted      Average
                              of       Principal     Loans in      Balance     Average    Term to       Average       Original
                            Mortgage    Balance        Loan      Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
Occupancy Type               Loans    Outstanding     Group 2         ($)      Rate (%)   (Months)       Score        Ratio (%)
--------------------------- --------  -----------   ----------   -----------   --------  ---------    -----------   -------------
Primary Residence .......... 4,551   $1,190,079,798    84.64%       261,499       7.004     360           690           77.61
Investment Property ........   722      141,883,110    10.09        196,514       7.590     360           717           74.72
Secondary Residence ........   303       74,152,829     5.27        244,729       7.125     359           718           76.10
                             -----   --------------   ------
   Total ................... 5,576   $1,406,115,737   100.00%
                             =====   ==============   ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         Remaining Terms to Maturity(1)

                                                                                         Weighted
                                                    Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage     Principal    Weighted  Remaining     Weighted      Average
Remaining Term                of       Principal     Loans in      Balance     Average    Term to       Average       Original
to Maturity                 Mortgage    Balance        Loan      Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
(Months)                     Loans    Outstanding     Group 2         ($)      Rate (%)   (Months)       Score        Ratio (%)
--------------------------- --------  -----------   ----------   -----------   --------  ---------    -----------   -------------
480 ........................     2   $      396,800     0.03%       198,400       7.469     480           699           80.00
479 ........................    22        5,244,260     0.37        238,375       7.001     479           712           75.10
478 ........................    18        4,047,742     0.29        224,875       6.587     478           688           80.35
360 ........................ 1,966      499,929,256    35.55        254,288       6.939     360           695           76.25
359 ........................ 2,451      608,707,375    43.29        248,351       7.241     359           692           77.79
358 ........................   907      227,770,285    16.20        251,125       7.006     358           694           77.91
357 ........................   182       45,581,688     3.24        250,449       6.813     357           695           78.85
356 ........................     6        1,339,040     0.10        223,173       7.612     356           710           80.53
355 ........................     5        2,143,924     0.15        428,785       6.535     355           740           72.51
354 ........................     3        2,102,205     0.15        700,735       6.618     354           762           71.83
350 ........................     3        1,402,717     0.10        467,572       5.788     350           697           78.98
349 ........................     2        1,024,863     0.07        512,432       6.024     349           727           79.23
348 ........................     1          427,056     0.03        427,056       6.375     348           587           80.00
344 ........................     1          475,000     0.03        475,000       5.125     344           798           71.99
340 ........................     1          226,270     0.02        226,270       5.375     340           731           84.25
337 ........................     1          321,307     0.02        321,307       4.125     337           699           70.00
336 ........................     1          131,456     0.01        131,456       4.875     336           690           89.93
298 ........................     2        2,675,000     0.19      1,337,500       6.282     298           709           68.28
296 ........................     1        2,000,000     0.14      2,000,000       6.375     296           715           66.67
242 ........................     1          169,493     0.01        169,493       6.500     242           799           39.79
                             -----   --------------   ------
   Total ................... 5,576   $1,406,115,737   100.00%
                             =====   ==============   ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 2 is approximately 360 months.

                         Months to Next Adjustment Date

                                                                                         Weighted
                                                    Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage     Principal    Weighted  Remaining     Weighted      Average
                              of       Principal     Loans in      Balance     Average    Term to       Average       Original
Months to Next              Mortgage    Balance        Loan      Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
Adjustment Date              Loans    Outstanding     Group 2         ($)      Rate (%)   (Months)       Score        Ratio (%)
--------------------------- --------  -----------   ----------   -----------   --------  ---------    -----------   -------------
2 ..........................     2   $    2,169,493     0.15%     1,084,747       6.385     292           722           64.57
4 ..........................     2        2,675,000     0.19      1,337,500       6.282     298           709           68.28
5 ..........................     1          108,000     0.01        108,000       8.250     359           723           80.00
12 .........................     1          131,456     0.01        131,456       4.875     336           690           89.93
13 .........................     1          321,307     0.02        321,307       4.125     337           699           70.00
20 .........................     1          480,000     0.03        480,000       8.290     356           679           80.00
21 .........................   123       27,421,372     1.95        222,938       6.676     357           686           79.55
22 .........................   500      123,254,933     8.77        246,510       6.926     358           684           79.60
23 .........................   825      206,802,105    14.71        250,669       7.222     359           683           79.39
24 .........................    36        8,002,241     0.57        222,284       7.108     360           693           78.33
31 .........................     4        2,016,924     0.14        504,231       6.529     355           745           74.47
32 .........................     1          106,879     0.01        106,879       7.750     356           753           65.00
33 .........................    14        5,778,633     0.41        412,759       6.594     357           714           74.39
34 .........................    84       22,043,610     1.57        262,424       6.839     361           705           76.16
35 .........................   157       37,458,775     2.66        238,591       6.748     360           687           78.23
36 .........................   191       40,944,053     2.91        214,367       6.609     360           712           77.33
40 .........................     1          226,270     0.02        226,270       5.375     340           731           84.25
54 .........................     2        1,611,550     0.11        805,775       6.655     354           782           72.71
55 .........................     1          127,000     0.01        127,000       6.625     355           659           41.50
56 .........................     4          752,160     0.05        188,040       7.160     356           723           83.08
57 .........................    44       12,197,783     0.87        277,222       7.210     357           706           79.35
58 .........................   328       80,137,261     5.70        244,321       7.162     363           701           75.89
59 ......................... 1,482      367,464,155    26.13        247,952       7.295     361           698           76.81
60 ......................... 1,739      450,728,562    32.05        259,188       6.966     360           694           76.11
68 .........................     1          475,000     0.03        475,000       5.125     344           798           71.99

                                                                                         Weighted
                                                    Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage     Principal    Weighted  Remaining     Weighted      Average
                              of       Principal     Loans in      Balance     Average    Term to       Average       Original
Months to Next              Mortgage    Balance        Loan      Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
Adjustment Date              Loans    Outstanding     Group 2         ($)      Rate (%)   (Months)       Score        Ratio (%)
--------------------------- --------  -----------   ----------   -----------   --------  ---------    -----------   -------------
72 .........................     1          427,056     0.03        427,056       6.375     348           587           80.00
73 .........................     2        1,024,863     0.07        512,432       6.024     349           727           79.23
74 .........................     3        1,402,717     0.10        467,572       5.788     350           697           78.98
78 .........................     1          490,655     0.03        490,655       6.500     354           696           68.93
82 .........................     4        2,338,178     0.17        584,544       7.098     358           672           79.36
83 .........................     4        1,106,600     0.08        276,650       7.459     359           707           75.34
84 .........................     1          319,200     0.02        319,200       7.875     360           625           80.00
117 ........................     1          183,900     0.01        183,900       7.750     357           669           79.99
118 ........................     9        4,044,045     0.29        449,338       6.793     358           769           77.62
119 ........................     4        1,012,000     0.07        253,000       8.160     359           683           79.81
120 ........................     1          332,000     0.02        332,000       8.000     360           762           80.00
                             -----   --------------   ------
   Total ................... 5,576   $1,406,115,737   100.00%
                             =====   ==============   ======

                                Gross Margins(1)

                                                                                         Weighted
                                                    Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage     Principal    Weighted  Remaining     Weighted      Average
Range of                      of       Principal     Loans in      Balance     Average    Term to       Average       Original
Gross                       Mortgage    Balance        Loan      Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
Margins (%)                  Loans    Outstanding     Group 2         ($)      Rate (%)   (Months)       Score        Ratio (%)
--------------------------- --------  -----------   ----------   -----------   --------  ---------    -----------   -------------
1.001 - 2.000 ..............     6   $    4,378,595     0.31%       729,766       6.331     321           742           70.94
2.001 - 3.000 .............. 3,741      954,368,639    67.87        255,111       7.034     360           698           76.13
3.001 - 4.000 ..............   165       38,855,130     2.76        235,486       7.450     361           695           80.44
4.001 - 5.000 ..............   223       59,471,042     4.23        266,686       6.780     359           698           80.01
5.001 - 6.000 ..............   708      177,932,263    12.65        251,317       6.645     358           686           79.15
6.001 - 7.000 ..............   537      130,220,231     9.26        242,496       7.551     359           679           79.89
7.001 - 8.000 ..............   192       40,251,596     2.86        209,644       8.360     359           671           80.06
8.001 - 9.000 ..............     4          638,241     0.05        159,560       8.781     359           682           80.00
                             -----   --------------   ------
   Total ................... 5,576   $1,406,115,737   100.00%
                             =====   ==============   ======

----------
(1) As of the cut-off date, the weighted average gross margin of the Mortgage Loans in Loan Group 2 was approximately 3.376%.

                            Maximum Mortgage Rates(1)

                                                                                         Weighted
                                                    Percent of     Average                Average                     Weighted
Range of                     Number    Aggregate     Mortgage     Principal    Weighted  Remaining     Weighted      Average
Maximum                       of       Principal     Loans in      Balance     Average    Term to       Average       Original
Mortgage                    Mortgage    Balance        Loan      Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
Rates (%)                    Loans    Outstanding     Group 2         ($)      Rate (%)   (Months)       Score        Ratio (%)
--------------------------- --------  -----------   ----------   -----------   --------  ---------    -----------   -------------
9.001 - 10.000 .............     6   $    1,365,981     0.10%       227,663       4.767     359           701           74.28
10.001 - 11.000 ............   272       71,646,355     5.10        263,406       5.782     361           684           75.61
11.001 - 12.000 ............ 1,569      422,816,239    30.07        269,481       6.561     360           694           75.87
12.001 - 13.000 ............ 2,459      606,833,364    43.16        246,781       7.158     360           698           77.27
13.001 - 14.000 ............ 1,041      257,203,875    18.29        247,074       7.818     359           690           79.27
14.001 - 15.000 ............   209       43,588,012     3.10        208,555       8.404     359           676           80.68
15.001 - 16.000 ............    20        2,661,913     0.19        133,096       9.334     359           668           83.06
                             -----   --------------   ------
   Total ................... 5,576   $1,406,115,737   100.00%
                             =====   ==============   ======

----------
(1) As of the cut-off date, the weighted average maximum mortgage rate of the Mortgage Loans in Loan Group 2 was approximately 12.425% per annum.

                           Initial Periodic Rate Caps

                                                                                         Weighted
                                                    Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage     Principal    Weighted  Remaining     Weighted      Average
Initial                       of       Principal     Loans in      Balance     Average    Term to       Average       Original
Periodic                    Mortgage    Balance        Loan      Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
Rate Cap (%)                 Loans    Outstanding     Group 2         ($)      Rate (%)   (Months)       Score        Ratio (%)
--------------------------- --------  -----------   ----------   -----------   --------  ---------    -----------   -------------
None .......................     3   $    4,675,000     0.33%     1,558,333       6.322     297           712           67.59
1.000 ......................     1          108,000     0.01        108,000        8.25     359           723           80.00
2.000 ......................   379       86,346,802     6.14        227,828       6.686     360           708           76.66
3.000 ...................... 1,545      383,001,589    27.24        247,897       7.062     359           683           79.44
5.000 ...................... 3,560      906,476,550    64.47        254,628       7.107     361           696           76.37
6.000 ......................    88       25,507,796     1.81        289,861       7.289     358           712           78.90
                             -----   --------------   ------
   Total ................... 5,576   $1,406,115,737   100.00%
                             =====   ==============   ======

                          Subsequent Periodic Rate Caps

                                                                                         Weighted
                                                    Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage     Principal    Weighted  Remaining     Weighted      Average
Subsequent                    of       Principal     Loans in      Balance     Average    Term to       Average       Original
Periodic                    Mortgage    Balance        Loan      Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
Rate Cap (%)                 Loans    Outstanding     Group 2         ($)      Rate (%)   (Months)       Score        Ratio (%)
--------------------------- --------  -----------   ----------   -----------   --------  ---------    -----------   -------------
None .......................     3   $    4,675,000     0.33%     1,558,333       6.322     297           712           67.59
1.000 ...................... 2,814      729,470,142    51.88        259,229       7.278     359           698           77.69
2.000 ...................... 2,759      671,970,595    47.79        243,556       6.848     361           690           76.83
                             -----   --------------   ------
   Total ................... 5,576   $1,406,115,737   100.00%
                             =====   ==============   ======

                            Minimum Mortgage Rates(1)

                                                                                         Weighted
                                                    Percent of     Average                Average                     Weighted
Range of                     Number    Aggregate     Mortgage     Principal    Weighted  Remaining     Weighted      Average
Minimum                       of       Principal     Loans in      Balance     Average    Term to       Average       Original
Mortgage                    Mortgage    Balance        Loan      Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
Rates (%)                    Loans    Outstanding     Group 2         ($)      Rate (%)   (Months)       Score        Ratio (%)
--------------------------- --------  -----------   ----------   -----------   --------  ---------    -----------   -------------
1.001 - 2.000 ..............     3   $    2,779,720     0.20%       926,573       6.346     300           711           68.72
2.001 - 3.000 .............. 3,700      943,906,345    67.13        255,110       7.021     360           698           76.09
3.001 - 4.000 ..............   194       45,925,366     3.27        236,729       7.611     361           698           80.26
4.001 - 5.000 ..............   116       29,072,596     2.07        250,626       7.813     359           700           80.73
5.001 - 6.000 ..............   114       33,584,236     2.39        294,599       5.951     358           698           79.18
6.001 - 7.000 ..............   684      172,384,324    12.26        252,024       6.599     358           686           79.11
7.001 - 8.000 ..............   570      138,875,092     9.88        243,641       7.548     359           679           79.95
8.001 - 9.000 ..............   181       38,097,058     2.71        210,481       8.386     359           673           79.97
9.001 - 10.000 .............    14        1,490,999     0.11        106,500       9.264     359           665           79.68
                             -----   --------------   ------
   Total ................... 5,576   $1,406,115,737   100.00%
                             =====   ==============   ======

----------
(1) As of the cut-off date, the weighted average minimum mortgage rate of the Mortgage Loans in Loan Group 2 was approximately 3.676% per annum.

                              Next Adjustment Dates

                                                                                         Weighted
                                                    Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage     Principal    Weighted  Remaining     Weighted      Average
Next                          of       Principal     Loans in      Balance     Average    Term to       Average       Original
Adjustment                  Mortgage    Balance        Loan      Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
Date                         Loans    Outstanding     Group 2         ($)      Rate (%)   (Months)       Score        Ratio (%)
--------------------------- --------  -----------   ----------   -----------   --------  ---------    -----------   -------------
November 2006 ..............     2   $    2,169,493     0.15%     1,084,747       6.385     292           722           64.57
January 2007 ...............     2        2,675,000     0.19      1,337,500       6.282     298           709           68.28
February 2007 ..............     1          108,000     0.01        108,000        8.25     359           723           80.00
September 2007 .............     1          131,456     0.01        131,456       4.875     336           690           89.93
October 2007 ...............     1          321,307     0.02        321,307       4.125     337           699           70.00
May 2008 ...................     1          480,000     0.03        480,000        8.29     356           679           80.00
June 2008 ..................   145       32,041,629     2.28        220,977       6.751     357           687           79.45
July 2008 ..................   546      129,381,093     9.20        236,962       6.946     358           685           79.47
August 2008 ................   765      197,197,419    14.02        257,774       7.219     359           682           79.45
September 2008 .............    28        6,860,510     0.49        245,018       7.063     360           694           78.83
April 2009 .................     4        2,016,924     0.14        504,231       6.529     355           745           74.47
May 2009 ...................     1          106,879     0.01        106,879       7.750     356           753           65.00
June 2009 ..................    14        5,778,633     0.41        412,759       6.594     357           714           74.39
July 2009 ..................    85       22,279,658     1.58        262,114       6.839     361           706           76.15
August 2009 ................   157       37,430,726     2.66        238,412       6.754     360           687           78.26
September 2009 .............   160       34,589,028     2.46        216,181       6.586     360           712           77.16
October 2009 ...............    30        6,147,025     0.44        204,901        6.69     360           709           78.21
January 2010 ...............     1          226,270     0.02        226,270       5.375     340           731           84.25
March 2011 .................     2        1,611,550     0.11        805,775       6.655     354           782           72.71
April 2011 .................     1          127,000     0.01        127,000       6.625     355           659           41.50
May 2011 ...................     4          752,160     0.05        188,040       7.160     356           723           83.08
June 2011 ..................    44       12,197,783     0.87        277,222       7.210     357           706           79.35
July 2011 ..................   328       80,137,261     5.70        244,321       7.162     363           701           75.89
August 2011 ................ 1,482      367,464,155    26.13        247,952       7.295     361           698           76.81
September 2011 ............. 1,614      422,806,586    30.07        261,962       6.979     360           695           76.05
October 2011 ...............   125       27,921,976     1.99        223,376       6.755     360           679           76.99
May 2012 ...................     1          475,000     0.03        475,000       5.125     344           798           71.99
September 2012 .............     1          427,056     0.03        427,056       6.375     348           587           80.00
October 2012 ...............     2        1,024,863     0.07        512,432       6.024     349           727           79.23
November 2012 ..............     3        1,402,717     0.10        467,572       5.788     350           697           78.98
March 2013 .................     1          490,655     0.03        490,655       6.500     354           696           68.93
July 2013 ..................     4        2,338,178     0.17        584,544       7.098     358           672           79.36
August 2013 ................     4        1,106,600     0.08        276,650       7.459     359           707           75.34
September 2013 .............     1          319,200     0.02        319,200       7.875     360           625           80.00
June 2016 ..................     1          183,900     0.01        183,900       7.750     357           669           79.99
July 2016 ..................     9        4,044,045     0.29        449,338       6.793     358           769           77.62
August 2016 ................     4        1,012,000     0.07        253,000       8.160     359           683           79.81
September 2016 .............     1          332,000     0.02        332,000       8.000     360           762           80.00
                             -----   --------------   ------
   Total ................... 5,576   $1,406,115,737   100.00%
                             =====   ==============   ======

                      Interest-Only Periods at Origination

                                                                                         Weighted
                                                    Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage     Principal    Weighted  Remaining     Weighted      Average
                              of       Principal     Loans in      Balance     Average    Term to       Average       Original
Interest Only               Mortgage    Balance        Loan      Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
Period (months)              Loans    Outstanding     Group 2         ($)      Rate (%)   (Months)       Score        Ratio (%)
--------------------------- --------  -----------   ----------   -----------   --------  ---------    -----------   -------------
None .......................   669   $  130,590,458     9.29%       195,202       7.309     364           699           77.71
6 ..........................     1          312,174     0.02        312,174       7.250     359           659           90.00
36 .........................    60       15,082,628     1.07        251,377       6.723     359           722           77.83
60 ......................... 1,603      416,290,486    29.61        259,695       7.020     359           687           78.71
84 .........................     5        2,288,717     0.16        457,743       5.979     351           708           76.78
120 ........................ 3,238      841,551,275    59.85        259,898       7.066     359           696           76.43
                             -----   --------------   ------
   Total ................... 5,576   $1,406,115,737   100.00%
                             =====   ==============   ======

                    Prepayment Charge Periods at Origination

                                                                                         Weighted
                                                    Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage     Principal    Weighted  Remaining     Weighted      Average
                              of       Principal     Loans in      Balance     Average    Term to       Average       Original
Prepayment Charge           Mortgage    Balance        Loan      Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
Period (months)              Loans    Outstanding     Group 2         ($)      Rate (%)   (Months)       Score        Ratio (%)
--------------------------- --------  -----------   ----------   -----------   --------  ---------    -----------   -------------
None ....................... 2,900   $  744,793,871    52.97%       256,825       7.137     360           698           76.10
6 ..........................     2          278,302     0.02        139,151       6.821     358           660           80.00
12 .........................   463      128,051,791     9.11        276,570       6.904     361           684           77.17
24 ......................... 1,194      285,986,795    20.34        239,520       6.985     359           684           79.53
30 .........................     1          164,986     0.01        164,986       7.875     359           716           79.97
36 .........................   703      180,127,920    12.81        256,227       7.119     360           700           78.24
60 .........................   313       66,712,074     4.74        213,138       6.867     360           695           77.57
                             -----   --------------   ------
   Total ................... 5,576   $1,406,115,737   100.00%
                             =====   ==============   ======

                         Description of the Certificates

General

      The certificates will be issued pursuant to the Pooling and Servicing Agreement and will represent undivided beneficial ownership interests in the issuing entity created pursuant to the Pooling and Servicing Agreement. In addition, the LIBOR Certificates will represent undivided beneficial ownership interests in a trust referred to as the swap trust, the primary assets of which will be the swap trust's rights under the Swap Contract Administration Agreement referred to in this free writing prospectus. We summarize below the material terms pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Pooling and Servicing Agreement after the issuing entity issues the certificates.

      The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

      The Mortgage Pass-Through Certificates, Series 2006-OC8 consist of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 2-A-1A, Class 2-A-1B, Class 2-A-1C, Class 2-A-1D, Class 2-A-1E, Class 2-A-2A, Class 2-A-2B, Class 2-A-2C, Class 2-A-3, Class A-R, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class P and Class C Certificates. Only the classes of certificates listed on the cover page hereof are offered by this free writing prospectus.

      When describing the certificates in this free writing prospectus, we use the following terms:

              Designation                                    Classes of Certificates
--------------------------------- -----------------------------------------------------------------------------
         Senior Certificates        Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 2-A-1A, Class 2-A-1B, Class
                                      2-A-1C, Class 2-A-1D, Class 2-A-1E, Class 2-A-2A, Class 2-A-2B, Class
                                                 2-A-2C, Class 2-A-3 and Class A-R Certificates

     Group 1 Senior Certificates              Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates

     Group 2 Senior Certificates   Class 2-A-1A, Class 2-A-1B, Class 2-A-1C, Class 2-A-1D, Class 2-A-1E, Class
                                         2-A-2A, Class 2-A-2B, Class 2-A-2C and Class 2-A-3 Certificates

      Subordinated Certificates   Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7,
                                                      Class M-8 and Class M-9 Certificates

      Senior LIBOR Certificates            Group 1 Senior Certificates and Group 2 Senior Certificates

         LIBOR Certificates                  Senior LIBOR Certificates and Subordinated Certificates

        Offered Certificates                    Senior Certificates and Subordinated Certificates

The certificates are generally referred to as the following types:

        Class                                            Type
------------------------         -----------------------------------------------
Class 1-A-1 Certificates                Senior/Floating Pass-Through Rate

Class 1-A-2 Certificates         Senior/Floating Pass-Through Rate/Super Senior

Class 1-A-3 Certificates            Senior/Floating Pass-Through Rate/Support

Class 2-A-1A Certificates               Senior/Floating Pass-Through Rate

Class 2-A-1B Certificates        Senior/Floating Pass-Through Rate/Super Senior

        Class                                            Type
------------------------         -----------------------------------------------
Class 2-A-1C Certificates        Senior/Floating Pass-Through Rate/Super Senior

Class 2-A-1D Certificates        Senior/Floating Pass-Through Rate/Super Senior

Class 2-A-1E Certificates           Senior/Floating Pass-Through Rate/Support

Class 2-A-2A Certificates        Senior/Floating Pass-Through Rate/Super Senior

Class 2-A-2B Certificates        Senior/Floating Pass-Through Rate/Super Senior

Class 2-A-2C Certificates           Senior/Floating Pass-Through Rate/Support

Class 2-A-3 Certificates                Senior/Floating Pass-Through Rate

Class A-R Certificates:                       Senior/REMIC Residual

Subordinated Certificates:           Subordinate/Floating Pass-Through Rate

Class P Certificates:                          Prepayment Charges

Class C Certificates:                                 Residual

      The Class C and Class P Certificates are not offered by this free writing prospectus and are sometimes referred to in this free writing prospectus as the "private certificates." The Class A-R, Class C and Class P Certificates will not bear interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the Offered Certificates and the other private certificates. Any information presented in this free writing prospectus with respect to the private certificates is provided only to permit a better understanding of the Offered Certificates.

Calculation of Class Certificate Balance

      The "Class Certificate Balance" of any class of Offered Certificates as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

      o all amounts previously distributed to holders of certificates of the class as scheduled and unscheduled payments of principal; and

      o     the Applied Realized Loss Amounts allocated to the class;

and, increased by the amount (based on Subsequent Recoveries) allocated to that class.

To the extent Applied Realized Loss Amounts have been allocated to the Class Certificate Balance of any class of LIBOR Certificates, the Class Certificate Balance thereof will be increased on each Distribution Date sequentially by class in the order of distribution priority (and pro rata among the Group 1 Senior Certificates and Group 2 Senior Certificates, provided that (i) any amounts otherwise allocable to the Class 1-A-3 Certificates will be allocated first to the Class 1-A-2 Certificates to the extent of the related Applied Realized Loss Amount, (ii) any amounts otherwise allocable to the Class 2-A-1E Certificates will be allocated first to the Class 2-A-1B, Class 2-A-1C and Class 2-A-1D Certificates, pro rata, to the extent of the related Applied Realized Loss Amounts and (iii) any amounts otherwise allocable to the Class 2-A-2C Certificates will be allocated first to the Class 2-A-2A and Class 2-A-2B Certificates, pro rata, to the extent of the related Applied Realized Loss Amounts) by the amount of Subsequent Recoveries (if any) on the Mortgage Loans in the related loan group or loan groups collected during the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the Due Date in the month in which such Distribution Date occurs (but not by more than the amount of the Unpaid Realized Loss Amount for that class). After such allocation, a corresponding decrease will be made on such Distribution Date to the Unpaid Realized Loss Amount for any class that had its Class Certificate Balance increased by such allocation of Subsequent Recoveries.

      Although Subsequent Recoveries, if any, will be allocated to increase the Class Certificate Balance of a class of LIBOR Certificates, as described above, such Subsequent Recoveries will be included in the Principal Remittance Amount and will be distributed in the priority set forth below under "Distributions--Distributions of

Principal," and therefore such Subsequent Recoveries may not to be used to make any principal payments on the class or classes of certificates for which the Class Certificate Balances have been increased by allocation of Subsequent Recoveries as described above. Additionally, holders of such certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Class Certificate Balance for any Interest Accrual Period preceding the Distribution Date on which such increase occurs.

Book-Entry Certificates; Denominations

      The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the "Book-Entry Certificates"). The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") will hold their Book-Entry Certificates through the Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg (as defined in this free writing prospectus) or the Euroclear System ("Euroclear"), in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the applicable Class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream, Luxembourg and Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing an original principal amount of $25,000 and integral multiples of $1 in excess thereof. Except as described below, no person acquiring a beneficial ownership in a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such person's beneficial ownership interest in such Book-Entry Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

      The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

      Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the Trustee through DTC and DTC participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

      Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until

Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

      Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

      Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

      Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

      Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

      On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

      Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

      Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

      Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Offered Certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" and "Miscellaneous Tax Aspects -- Backup Withholding" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

      Monthly and annual reports on the issuing entity provided by the Master Servicer to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

      DTC has advised the Depositor and the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the Pooling and Servicing Agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

      Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the beneficial owners having not less than 51% of the voting rights (as defined in the Pooling and Servicing Agreement) of a class at their sole option and expense, elect to remove their Book-Entry Certificates from DTC or (c) after the occurrence of an event of default (as defined in the Pooling and Servicing Agreement), beneficial owners having not less than 51% of the voting rights evidenced by the Offered Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders of the related Offered Certificates under the Pooling and Servicing Agreement.

      Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See "Description of the Certificates
- Book-Entry Certificates" in the prospectus.

Payments on Mortgage Loans; Accounts

      Certificate Account. On or before the Closing Date, the Master Servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the Master Servicer initially at Countrywide Bank, N.A., which is an affiliate of the Depositor, the sellers and the Master Servicer. The Master Servicer will deposit or cause to be deposited in the Certificate Account within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the Pooling and Servicing Agreement) the following payments and collections remitted by subservicers or received by it in respect of Mortgage Loans subsequent to the cut-off date (other than in respect of principal and interest due on the Mortgage Loans on or before the cut-off date) and the following amounts required to be deposited under the Pooling and Servicing
Agreement:

      o all payments on account of principal on the Mortgage Loans, including principal prepayments;

      o all payments on account of interest on the Mortgage Loans, net of the related master servicing fee (as adjusted by Compensating Interest payments) and any lender paid mortgage insurance premiums;

      o     all payments on account of prepayment charges on the Mortgage Loans;

      o all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures;

      o any amount required to be deposited by the Master Servicer pursuant to the Pooling and Servicing Agreement in connection with any losses on permitted investments for which it is responsible;

      o any amounts received by the Master Servicer with respect to primary mortgage insurance and in respect of net monthly rental income from any mortgaged property that the Master Servicer or its designeee has acquired through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan ("REO Property");

      o     all Substitution Adjustment Amounts; and

      o     all Advances made by the Master Servicer.

      Prior to their deposit into the Certificate Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the Master Servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities" in the prospectus.

      The Master Servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

      o to pay to the Master Servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the Master Servicer) described above under "Servicing of the Mortgage Loans--Servicing Compensation and Payment of Expenses" in this free writing prospectus;

      o to reimburse each of the Master Servicer and the Trustee for unreimbursed Advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

      o to reimburse each of the Master Servicer and the Trustee for any nonrecoverable Advance previously made by it (and prior to the reimbursement, the Master Servicer will deliver to the Trustee an officer's certificate indicating the amount of the nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable Advance);

      o to reimburse the Master Servicer for insured expenses from the related insurance proceeds;

      o to reimburse the Master Servicer for (a) any unreimbursed customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Master Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property,
            (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, "Servicing Advances"), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

      o to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that it has purchased as required under the Pooling and Servicing Agreement, all amounts received on such Mortgage Loan after the date of such purchase;

      o to reimburse the sellers and the Master Servicer for expenses incurred by any of them and reimbursable pursuant to the Pooling and Servicing Agreement;

      o to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

      o to withdraw an amount equal to the sum of (a) the related Interest Funds, (b) the related Principal Remittance Amount, (c) any prepayment charges received and (d) the Trustee Fee for such Distribution Date and remit such amount to the Trustee for deposit in the Distribution Account; and

      o to clear and terminate the Certificate Account upon termination of the Pooling and Servicing Agreement.

      The Master Servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

      Distribution Account. On or before the business day immediately preceding each Distribution Date, the Master Servicer will withdraw from the Certificate Account the amount of related Interest Funds, the related Principal Remittance Amount, any prepayment charges received and the Trustee Fee and will deposit those amounts in an account established and maintained with the Trustee on behalf of the certificateholders (the "Distribution Account"). The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

      o     the aggregate amount remitted by the Master Servicer to the Trustee;
            and

      o any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution Account.

      The Trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under "-- Priority of Distributions Among Certificates" and may from time to time make withdrawals from the Distribution Account:

      o     to pay the Trustee Fee to the Trustee;

      o to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

      o to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the Master Servicer through delivery of a written notice to the Trustee describing the amounts deposited in error); and

      o to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

      There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

      Prior to each Determination Date, the Master Servicer is required to provide the Trustee a report containing the data and information concerning the Mortgage Loans that is required by the Trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Master Servicer.

The Swap Accounts

      The Trustee, in its capacity as trustee of the swap trust, will establish and maintain two swap accounts (the "Swap Accounts"), one Swap Account on behalf of the holders of the Class 2-A-2A Certificates and the Class 2-A-2A Swap Counterparty (the "Class 2-A-2A Swap Account") and one Swap Account on behalf of the holders of the LIBOR Certificates and the Certificate Swap Counterparty (the "Certificate Swap Account").

      With respect to each Distribution Date, the Trustee will deposit into the Class 2-A-2A Swap Account (i) any portion of the Interest Funds for Loan Group 2 for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for Loan Group 2 for that Distribution Date) that are to be remitted to the Swap Contract Administrator for payment to the Class 2-A-2A Swap Counterparty with respect to the Swap Fee (prior to the termination of the Class 2-A-2A Swap Contract), (ii) if a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is owed to the Class 2-A-2A Swap Counterparty, then, first, amounts of Current Interest and Interest Carry Forward Amounts otherwise distributable to the Class 2-A-2A Certificates in the absence of such Swap Termination Payment from Interest Funds and the Certificate Swap Account and, second, amounts of principal otherwise distributable to the Class 2-A-2A Certificates in the absence of such Swap Termination Payment as described below under "Principal -- Distributions of Principal" up to an amount equal to such Swap Termination Payment remaining, and
(iii) any amounts received from the Swap Contract Administrator in respect of any Net Swap Payment received from the Class 2-A-2A Swap Counterparty under the Class 2-A-2A Swap Contract, each as described below under "-- The Swap Contracts." Additionally, with respect to each Distribution Date prior to the Class 2-A-2A Swap Contract Termination Date, the Trustee will deposit into the Class 2-A-2A Swap Account all amounts of Current Interest and Net Rate Carryover otherwise distributable to the Class 2-A-2A Certificates in the absence of the Class 2-A-2A Swap Contract from Interest Funds, Excess Cashflow and the Certificate Swap Account.

      With respect to each Distribution Date, following the deposits to the Class 2-A-2A Swap Account described in the preceding paragraph, the Trustee will make corresponding withdrawals from the Class 2-A-2A Swap Account for remittance to the Swap Contract Administrator for payment of any Net Swap Payment and Swap Termination Payment owed under the Class 2-A-2A Swap Contract to the Class 2-A-2A Swap Counterparty and distribution to the holders of the Class 2-A-2A Certificates, as described below under "-- The Swap Contracts."

      With respect to each Distribution Date, the Trustee will deposit into the Certificate Swap Account any portion of the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for Loan Group 1 and Loan Group 2 for that Distribution Date) that are to be remitted to the Swap Contract Administrator for payment to the Certificate Swap Counterparty, as well as any amounts received from the Swap Contract Administrator in respect of the Certificate Swap Contract, each as described below under "-- The Swap Contracts." With respect to each Distribution Date, following the deposits to the Certificate Swap Account described in the preceding sentence, the Trustee will make a corresponding withdrawal from the Certificate Swap Account for remittance to the Swap Contract Administrator or distribution to the holders of the LIBOR Certificates, as the case may be depending on whether a Net Swap Payment is due to the

Certificate Swap Counterparty or from the Certificate Swap Counterparty under the Certificate Swap Contract, as described below under "-- The Swap Contracts."

Investments of Amounts Held in Accounts

      The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in permitted investments at the direction and for the benefit and risk of the Master Servicer. All income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein.

      The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer's own funds immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the Pooling and Servicing Agreement.

      Carryover Reserve Fund. Funds in the Carryover Reserve Fund may be invested in permitted investments at the direction of the holders of the Class C Certificates. If the Trustee does not receive written directions regarding investment, it will invest all funds in the Carryover Reserve Fund in The Bank of New York cash reserves. Any net investment earnings will be retained in the Carryover Reserve Fund until withdrawn upon the earlier of the reduction of the aggregate Class Certificate Balance of the LIBOR Certificates to zero and the termination of the Pooling and Servicing Agreement. Any losses incurred in the Carryover Reserve Fund in respect of the investment will be charged against amounts on deposit in the Carryover Reserve Fund (or the investments) immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Carryover Reserve Fund and made in accordance with the Pooling and Servicing Agreement.

      The Swap Accounts. Funds in the Swap Accounts will not be invested.

Fees and Expenses

         The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)                    Amount                    General Purpose              Source (2)                  Frequency
----------------------  ----------------------------------------  ---------------    -----------------------------------   ---------
Fees

Master Servicing Fee /  One-twelfth of the Stated Principal         Compensation     Amounts on deposit in the               Monthly
Master Servicer         Balance of each Mortgage Loan multiplied                     Certificate Account representing
                        by the Master Servicing Fee Rate (3)                         payments of interest and
                                                                                     application of liquidation proceeds
                                                                                     with respect to that mortgage loan

                        o All late payment fees,                    Compensation     Payments made by obligors with          Time to
                          assumption fees and other similar                          respect to the Mortgage Loans              time
                          charges (excluding prepayment charges)

                        o All investment income earned on           Compensation     Investment income related to the        Monthly
                          amounts on deposit in the Certificate                      Certificate Account and the
                          Account and Distribution Account                           Distribution Account

                        o Excess Proceeds (4)                       Compensation     Liquidation proceeds and Subsequent     Time to
                                                                                     Recoveries                                 time


Trustee Fee (the        One-twelfth of the Trustee Fee Rate         Compensation     Amounts on deposit in the               Monthly
"Trustee Fee") /        multiplied by the aggregate Stated                           Certificate Account or the
Trustee                 Principal Balance of the outstanding                         Distribution Account
                        Mortgage Loans (5)

Expenses

Insured expenses /      Expenses incurred by the Master Servicer    Reimbursement    To the extent the expenses are          Time to
Master Servicer                                                     of Expenses      covered by an insurance policy with        time
                                                                                     respect to the Mortgage Loan

Servicing Advances /    To the extent of funds available, the       Reimbursement    With respect to each Mortgage Loan,     Time to
Master Servicer         amount of any Servicing Advances            of Expenses      late recoveries of the payments of         time
                                                                                     the costs and expenses, liquidation
                                                                                     proceeds, Subsequent Recoveries,
                                                                                     purchase proceeds or repurchase
                                                                                     proceeds for that Mortgage Loan (6)

Indemnification         Amounts for which the sellers, the Master   Indemnification  Amounts on deposit on the               Monthly
expenses / the sellers, Servicer and Depositor are entitled to                       Certificate Account.
the Master Servicer     indemnification (7)
and the Depositor

----------
(1) If the Trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the Pooling and Servicing Agreement. See "-- Amendment" in the prospectus.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer in the case of amounts owed to the Master Servicer) prior to distributions on the certificates.

(3) The Master Servicing Fee Rate for each Mortgage Loan will equal the per annum rate. The amount of the monthly servicing fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full.

(4) "Excess Proceeds" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(5)   The "Trustee Fee Rate" is equal to 0.009% per annum.

(6) Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7) Each of the sellers, the Master Servicer, and the Depositor are entitled to indemnification of certain expenses.

Distributions

      Distributions on the certificates will be made by the Trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in October 2006 (each, a "Distribution Date"), to the persons in whose names the certificates are registered at the close of business on the applicable Record Date. The record date for any distribution date will be
(x) the business day preceding that distribution date so long as the certificates are in book entry form and (y) the last business day of the month preceding the month of that distribution date for any certificate in definitive form (the "Record Date").

      Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or, in the case of any certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more and who has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of the certificates at the corporate trust office of the Trustee.

      On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P Certificates.

      The "Interest Remittance Amount" for any Distribution Date and loan group is equal to:

            (a) the sum, without duplication, of:

                  (1) all scheduled interest on the Mortgage Loans in that loan group due on the related Due Date and received on or prior to the related Determination Date, less the related Master Servicing Fees and any payments made in respect of premiums on lender paid insurance mortgage loans,

                  (2) all interest on prepayments on the Mortgage Loans in that loan group, other than Prepayment Interest Excess,

                  (3) all Advances relating to interest in respect of the
            Mortgage Loans in that loan group,

                  (4) amounts paid by the Master Servicer in respect of
            Compensating Interest for that loan group, and

                  (5) liquidation proceeds on the Mortgage Loans in that loan group received during the related Prepayment Period (to the extent such liquidation proceeds relate to interest),

            minus

            (b) all Advances related to interest on the Mortgage Loans in that loan group and certain expenses reimbursed since the prior Due Date.

      The "Principal Remittance Amount" for any Distribution Date and loan group is equal to:

            (a) the sum, without duplication, of:

                  (1) the scheduled principal collected or advanced on the
            Mortgage Loans in that loan group with respect to the related Due Date,

                  (2) prepayments on the Mortgage Loans in that loan group
            collected in the related Prepayment Period,

                  (3) the Stated Principal Balance of each Mortgage Loan in that loan group that was repurchased by a seller or purchased by the Master Servicer with respect to that Distribution Date,

                  (4) any Substitution Adjustment Amounts in respect of Mortgage
            Loans in that loan group, and

                  (5) all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the Master Servicer's normal servicing procedures and all liquidation proceeds in respect of Mortgage Loans in that loan group (to the extent such liquidation proceeds related to principal) and all Subsequent Recoveries in respect of Mortgage Loans in that loan group received during the related Prepayment Period, minus

            (b) all Advances relating to principal on the Mortgage Loans in that loan group and certain expenses reimbursed since the prior Due Date.

      "Prepayment Interest Excess" means with respect to any Mortgage Loan and principal prepayment received by the Master Servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the cut-off date occurs), all amounts paid by the related mortgagor in respect of interest on such principal prepayment.

Interest

      General. On each Distribution Date, the interest distributable with respect to the LIBOR Certificates is the interest which has accrued on the Class Certificate Balances thereof immediately prior to that Distribution Date at the then applicable related Pass-Through Rate during the applicable Interest Accrual Period and in the case of the Senior LIBOR Certificates, any Interest Carry Forward Amount. For each class of Subordinated Certificates, any Interest Carry Forward Amount will be payable only from Excess Cashflow (if any) as and to the extent described in this free writing prospectus under "-- Overcollateralization Provisions."

      The Pass-Through Rates for the LIBOR Certificates are variable rates that may change from Distribution Date to Distribution Date. Additionally, the Pass-Through Rates for the LIBOR Certificates are subject to increase after the Optional Termination Date. On each Distribution Date, the Pass-Through Rate for each class of LIBOR Certificates will be subject to the applicable Net Rate Cap. If on any Distribution Date, the Pass-Through Rate for a class of LIBOR Certificates is based on the applicable Net Rate Cap, each holder of the applicable certificates will be entitled to receive the resulting shortfall only from remaining Excess Cashflow (if any) to the extent described in this free writing prospectus under "-- Overcollateralization Provisions", and from payments (if any) allocated to the issuing entity in respect of the Swap Contracts that are available for that purpose.

      Distributions of Interest Funds. On each Distribution Date, the Interest Funds for such Distribution Date are required to be distributed in the following order of priority:

      (1) concurrently:

                  (a) from the Interest Funds for Loan Group 1 and Loan Group 2, pro rata based on the Interest Funds for each loan group, to the Certificate Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Certificate Swap Counterparty under the Certificate Swap Contract with respect to such Distribution Date; and

                  (b) from the Interest Funds for Loan Group 2, to the Class
            2-A-2A Swap Account, the amount of the Swap Fee payable to the Class 2-A-2A Swap Counterparty under the Class 2-A-2A Swap Contract with respect to such Distribution Date;

      (2) concurrently:

                  (a) from Interest Funds for Loan Group 1, concurrently, to each class of Group 1 Senior Certificates, the Current Interest and Interest Carry Forward Amount for each such class and such Distribution Date, pro rata, based on the amount of interest each such class is entitled to receive on that Distribution Date; and

                  (b) from Interest Funds for Loan Group 2, concurrently, to each class of Group 2 Senior Certificates, the Current Interest and Interest Carry Forward Amount for each such class and such Distribution Date, pro rata, based on the amount of interest each such class is entitled to receive on that Distribution Date; provided, however, that, prior to the termination of the Class 2-A-2A Swap Contract, any amounts of Current Interest that would be distributed to the Class 2-A-2A Certificates in the absence of the Class 2-A-2A Swap Contract will instead be distributed to the Class 2-A-2A Swap Account and, provided further, if a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is due to the Class 2-A-2A Swap Counterparty, then any amounts of Current Interest and Interest Carry Forward Amount that would be distributed to the Class 2-A-2A Certificates in the absence of such Swap Termination Payment will instead be distributed, up to the amount of such Swap Termination Payment, to the Class 2-A-2A Swap Account;

      (3) from the remaining Interest Funds for both loan groups to each class of Senior LIBOR Certificates, any remaining Current Interest and Interest Carry Forward Amount not paid pursuant to clauses (2)(a) or (2)(b) above, based on the amount of interest each such class is entitled to receive on that Distribution Date, to the extent needed to pay any Current Interest and Interest Carry Forward Amount for each such class; provided that Interest Funds remaining after such allocation to pay any Current Interest and Interest Carry Forward Amount based on the amount of interest each such class is entitled to receive on that Distribution Date, will be distributed to each class of Senior LIBOR Certificates with respect to which there remains any unpaid Current Interest and Interest Carry Forward Amount, pro rata, based on the amount of such remaining unpaid Current Interest and Interest Carry Forward Amount; provided, however, that, prior to the termination of the Class 2-A-2A Swap Contract, any amounts of Current Interest that would be distributed to the Class 2-A-2A Certificates in the absence of the Class 2-A-2A Swap Contract will instead be distributed to the Class 2-A-2A Swap Account and, provided further, if a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is due to the Class 2-A-2A Swap Counterparty, then any amounts of Current Interest and Interest Carry Forward Amount that would be distributed to the Class 2-A-2A Certificates in the absence of such Swap Termination Payment will instead be distributed, up to the amount of such Swap Termination Payment remaining after the distributions in (2)(b) above, to the Class 2-A-2A Swap Account;

      (4) from the remaining Interest Funds from both loan groups in the following order of priority:

                  (a) sequentially, to the Class M-1, Class M-2, Class M-3,
            Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the Current Interest for each such class and such Distribution Date; and

                  (b) any remainder, as part of the Excess Cashflow described under "--Overcollateralization Provisions" below.

      Pass-Through Rates. The classes of certificates will have the respective pass through rates described below (each, a "Pass-Through Rate").

      LIBOR Certificates.

      The Pass-Through Rate with respect to each Interest Accrual Period and each class of LIBOR Certificates will be a per annum rate equal to the lesser of:

      (1) One-Month LIBOR for such Interest Accrual Period (calculated as described below under "-- Calculation of One-Month LIBOR") plus the Pass-Through Margin for such class and Interest Accrual Period, and

      (2) the applicable Net Rate Cap for such class for such Distribution Date.

         The "Pass-Through Margin" for each class of LIBOR Certificates is as follows:

Class of LIBOR Certificates                    Pass-Through Margin
---------------------------                    -------------------
                                               (1)              (2)
                                             -------          --------
Class 1-A-1                                   0.175%           0.350%
Class 1-A-2                                   0.160%           0.320%
Class 1-A-3                                   0.250%           0.500%
Class 2-A-1A                                  0.090%           0.180%
Class 2-A-1B                                  0.080%           0.160%
Class 2-A-1C                                  0.060%           0.120%
Class 2-A-1D                                  0.110%           0.220%
Class 2-A-1E                                  0.120%           0.240%
Class 2-A-2A                                  0.120%           0.240%
Class 2-A-2B                                  0.170%           0.340%
Class 2-A-2C                                  0.250%           0.500%
Class 2-A-3                                   0.250%           0.500%
Class M-1                                     0.310%           0.465%
Class M-2                                     0.320%           0.480%
Class M-3                                     0.330%           0.495%
Class M-4                                     0.380%           0.570%
Class M-5                                     0.440%           0.660%
Class M-6                                     0.500%           0.750%
Class M-7                                     1.100%           1.650%
Class M-8                                     1.300%           1.950%
Class M-9                                     1.450%           2.175%

----------
(1) For the Interest Accrual Period related to any Distribution Date occurring on or prior to the Optional Termination Date.

(2) For the Interest Accrual Period related to any Distribution Date occurring after the Optional Termination Date.

      Class A-R, Class P and Class C Certificates.

      The Class A-R, Class P and Class C Certificates do not have a Pass-Through Rate.

      Definitions Related to Interest Calculations.

      The "Interest Accrual Period" for each class of LIBOR Certificates and for any Distribution Date, will be the period commencing on the Distribution Date in the month prior to the month in which that Distribution Date occurs (or the Closing Date, in the case of the first Distribution Date) and ending on day immediately prior to that Distribution Date. Interest on the LIBOR Certificates will be calculated on the basis of a 360-day year and the actual number of days that elapsed in that Interest Accrual Period.

      The "Interest Funds" for any Distribution Date and loan group are equal to the Interest Remittance Amount for that loan group minus the related portion of the Trustee Fee for such Distribution Date.

      "Current Interest," with respect to each class of LIBOR Certificates and each Distribution Date, is the interest accrued at the applicable Pass-Through Rate for the applicable Interest Accrual Period on the Class Certificate Balance of such class immediately prior to such Distribution Date.

      "Interest Carry Forward Amount," with respect to each class of LIBOR Certificates and each Distribution Date, is the excess of:

            (a) Current Interest for such class with respect to prior Distribution Dates, over

            (b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

      "Adjusted Net Mortgage Rate," with respect to each Mortgage Loan and any Distribution Date is equal to the Mortgage Rate on that Mortgage Loan as of the Due Date related to that Distribution Date minus the related Expense Fee Rate.

      The "Net Rate Cap" for each Distribution Date and the following classes of certificates is:

      o with respect to the Senior LIBOR Certificates (other than the Class 2-A-2A Certificates if the Class 2-A-2A Swap Contract has not terminated),

            (A) the weighted average Adjusted Net Mortgage Rate on the Mortgage Loans in the related loan group as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date), adjusted to an effective rate reflecting the accrual of interest on the basis of a 360-day year and the actual number of days that elapsed in the related Interest Accrual Period, minus

            (B) the Certificate Swap Adjustment Rate for such Distribution Date and the related loan group;

      o with respect to the Class 2-A-2A Certificates if the Class 2-A-2A Swap Contract has not terminated,

            (A)   the Net Rate Cap for the Group 2 Senior Certificates, minus

            (B) the Class 2-A-2A Swap Adjustment Rate for such Distribution Date, and

      o with respect to the Subordinated Certificates, the weighted average of the Net Rate Caps for the Group 1 Senior Certificates and the Group 2 Senior Certificates (other than the Class 2-A-2A Certificates if the Class 2-A-2A Swap Contract has not terminated), in each case, weighted on the basis of the excess of the aggregate Stated Principal Balance of the Group 1 Mortgage Loans and the Group 2 Mortgage Loans, respectively, in each case as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date), over the aggregate Class Certificate Balance of the Group 1 Senior Certificates and the aggregate Class Certificate Balance of the Group 2 Senior Certificates, respectively.

      The "Certificate Swap Adjustment Rate" for each Distribution Date and loan group is a fraction, expressed as a percentage, (A) the numerator of which is equal to the product of (i) the sum of (a) the Net Swap Payment payable to the Certificate Swap Counterparty under the Certificate Swap Contract with respect to such Distribution Date times a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related Interest Accrual Period and (b) any Swap Termination Payment payable to the Certificate Swap Counterparty under the Certificate Swap Contract for such Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (ii) a fraction, the numerator of which is the Interest Funds for that loan group and the denominator of which is, the aggregate of the Interest Funds for both loan groups, and (B) the denominator of which is equal to the aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the Due Date in the prior calendar month.

      The "Class 2-A-2A Swap Adjustment Rate" for each Distribution Date prior to the termination of the Class 2-A-2A Swap Contract is a fraction, expressed as a percentage (A) the numerator of which is equal to the product of (i) the Swap Fee payable to the Class 2-A-2A Swap Counterparty under the Class 2-A-2A Swap Contract with respect to such Distribution Date and (ii) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related Interest Accrual Period and (B) the denominator of which is equal to the Class Certificate Balance of the Class 2-A-2A Certificates immediately prior to such Distribution Date.

      The "Net Rate Carryover" for a class of LIBOR Certificates on any Distribution Date is the excess of:

            (1) the amount of interest that such class would have accrued for such Distribution Date had the Pass-Through Rate for that class and the related Interest Accrual Period not been calculated based on the applicable Net Rate Cap, over

            (2) the amount of interest such class accrued on such Distribution Date based on the applicable Net Rate Cap,

plus the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap).

Principal

      Distributions of Principal. On each Distribution Date, the Principal Distribution Amount for such Distribution Date with respect to each loan group is required to be distributed as follows (with the Principal Remittance Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):

            (1) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect:

                  (A) concurrently:

                        (i) from the Principal Distribution Amount for Loan
                  Group 1, sequentially:

                              (a) to the Class A-R Certificates, until its Class
                        Certificate Balance is reduced to zero; and

                              (b) concurrently, to the Class 1-A-1, Class 1-A-2
                        and Class 1-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                              (c) to the classes of Group 2 Senior Certificates
                        (after the distribution of the Principal Distribution Amount for Loan Group 2 as provided in clause
                        (1)(A)(ii)(a) below), to be allocated among such classes of certificates in the order described in clause (3) below, until their respective Class Certificate Balances are reduced to zero; and

                        (ii) from the Principal Distribution Amount for Loan
                  Group 2, sequentially:

                              (a) to the classes of Group 2 Senior Certificates,
                        to be allocated among such classes of certificates in the order described in clause (3) below, until their respective Class Certificate Balances are reduced to zero; and

                              (b) concurrently, to the Class 1-A-1, Class 1-A-2
                        and Class 1-A-3 Certificates, pro rata, (after the distribution of the Principal Distribution Amount for Loan Group 1 as provided in clause (1)(A)(i)(b) above), until their respective Class Certificate Balances are reduced to zero; and

                  (B) from the remaining Principal Distribution Amounts for both loan groups, in the following order of priority:

                        (i) sequentially, to the Class M-1, Class M-2, Class
                  M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

                        (ii) any remainder as part of the Excess Cashflow to be
                  allocated as described under "--Overcollateralization Provisions" below.

            (2) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal Distribution Amounts from both loan groups, sequentially:

                  (A) in an amount up to the Senior Principal Distribution
            Target Amount, pro rata based on the related Senior Principal Distribution Allocation Amount for the Group 1 Senior Certificates and the Group 2 Senior Certificates, concurrently:

                        (i) in an amount up to the Group 1 Senior Principal
                  Distribution Amount, concurrently, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero, and

                        (ii) in an amount up to the Group 2 Senior Principal
                  Distribution Amount, to the classes of Group 2 Senior Certificates, to be allocated among such classes of certificates in the order described in clause (3) below, until their respective Class Certificate Balances are reduced to zero;

                  provided, however, that if (a) the aggregate Class Certificate Balance of the Group 1 Senior Certificates or (b) the aggregate Class Certificate Balance of the Group 2 Senior Certificates is reduced to zero, then any remaining unpaid Senior Principal Distribution Target Amount will be distributed to the remaining classes of Senior Certificates after distributions from clauses (i) and (ii) above (in the case of the Group 1 Senior Certificates, to be distributed on a pro rata basis and in the case of the Group 2 Senior Certificates, to be allocated among such classes of certificates in the order described in clause (3) below), until their respective Class Certificate Balances are reduced to zero; and

                  (B) from the remaining Principal Distribution Amounts for both loan groups, in the following order of priority:

                        (i) sequentially, to the Class M-1, Class M-2, Class
                  M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the Subordinated Class Principal Distribution Target Amount for each such class, in each case until its Class Certificate Balance is reduced to zero; and

                        (ii) any remainder as part of the Excess Cashflow to be
                  allocated as described under "--Overcollateralization Provisions" below.

            (3) For each Distribution Date on which any principal amounts are to be distributed to the Group 2 Senior Certificates pursuant to clauses
      (1)(A) or (2)(A) above, such amounts will be distributed sequentially:

                        (i) pro rata, based on (i) the Class Certificate Balance
                  of the Class 2-A-1A Certificates, (ii) the Class Certificate Balance of the Class 2-A-1B Certificates, (iii) the aggregate Class Certificate Balance of the Class 2-A-1C and Class 2-A-1D Certificates and (iv) the Class Certificate Balance of the Class 2-A-1E Certificates, concurrently as follows:

                              (A) to the Class 2-A-1A Certificates, until its
                        Class Certificate Balance is reduced to zero;

                              (B) to the Class 2-A-1B Certificates, until its
                        Class Certificate Balance is reduced to zero;

                              (C) sequentially, to the Class 2-A-1C and Class
                        2-A-1D Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

                              (D) to the Class 2-A-1E Certificates, until its
                        Class Certificate Balance is reduced to zero;

                        (ii) concurrently, to the Class 2-A-2A, Class 2-A-2B and
                  Class 2-A-2C Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; provided, however, that if a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is due to the Class 2-A-2A Swap Counterparty, then any amounts that would be distributed to the Class 2-A-2A Certificates in the absence of such Swap Termination Payment will instead be distributed, up to the amount of such Swap Termination Payment remaining after the distributions of Interest Funds and distributions from the Certificate Swap Account, to the Class 2-A-2A Swap Account; and

                        (iii) to the Class 2-A-3 Certificates, until its Class
                  Certificate Balance is reduced to zero.

      Definitions Related to Principal Distributions.

      "Stated Principal Balance" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to:

            o the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related borrower;

            o liquidation proceeds received through the end of the prior calendar month and allocable to principal;

            o prepayments of principal received through the last day of the related Prepayment Period; and

            o any Deficient Valuation previously applied to reduce the unpaid principal balance of the Mortgage Loan.

      "Deficient Valuation" means for any Mortgage Loan, a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then-outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the federal bankruptcy code.

      The "Pool Principal Balance" equals the aggregate Stated Principal Balance of the Mortgage Loans.

      "Prepayment Period" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from September 1, 2006) through the fifteenth day of the calendar month in which the Distribution Date occurs.

      "Principal Distribution Amount" with respect to each Distribution Date and loan group is the sum of:

      (1) the Principal Remittance Amount for such loan group and Distribution Date, less any portion of such amount used to cover the remaining Swap Fee and any payment due to the Certificate Swap Counterparty with respect to such Distribution Date, and

      (2) the Extra Principal Distribution Amount for such loan group and Distribution Date,

      minus

      (3) (a) the Group 1 Overcollateralization Reduction Amount for the Distribution Date, in the case of Loan Group 1, and (b) the Group 2 Overcollateralization Reduction Amount for the Distribution Date, in the case of Loan Group 2.

      "Senior Principal Distribution Allocation Amount" for any Distribution Date means (a) with respect to the Group 1 Senior Certificates, the Group 1 Senior Principal Distribution Amount and (b) with respect to the Group 2 Senior Certificates, the Group 2 Senior Principal Distribution Amount.

      "Senior Principal Distribution Target Amount" for any Distribution Date, will equal the excess of:

      (1) the aggregate Class Certificate Balance of the Senior Certificates immediately prior to such Distribution Date, over

      (2) the lesser of (i) 85.90% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the OC Floor.

      "Group 1 Senior Principal Distribution Amount" for any Distribution Date, will equal the product of (x) the Senior Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Group 1 Principal Distribution Target Amount and the denominator of which is the sum of the Group 1 Principal Distribution Target Amount and the Group 2 Principal Distribution Target Amount.

      "Group 1 Principal Distribution Target Amount" for any Distribution Date, will equal the excess of:

      (1) the aggregate Class Certificate Balance of the Group 1 Senior Certificates immediately prior to such Distribution Date, over

      (2) the lesser of (x) 85.90% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus 0.35% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the cut-off date.

      "Group 2 Senior Principal Distribution Amount" for any Distribution Date, will equal the product of (x) the Senior Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Group 2 Principal Distribution Target Amount and the denominator of which is the sum of the Group 1 Principal Distribution Target Amount and the Group 2 Principal Distribution Target Amount.

      "Group 2 Principal Distribution Target Amount" for any Distribution Date, will equal the excess of:

      (1) the aggregate Class Certificate Balance of the Group 2 Senior Certificates immediately prior to such Distribution Date, over

      (2) the lesser of (x) 85.90% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus 0.35% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the cut-off date.

      "Subordinated Class Principal Distribution Target Amount" for any class of Subordinated Certificates and Distribution Date will equal the excess of:

      (1) the sum of: (a) the aggregate Class Certificate Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Target Amount for such Distribution Date), (b) the aggregate Class Certificate Balance of any class(es) of Subordinated Certificates that are senior to the subject class (in each case, after taking into account distribution of the Subordinated Class Principal Distribution Target

Amount(s) for such more senior class(es) of certificates for such Distribution
Date), and (c) the Class Certificate Balance of the subject class of Subordinated Certificates immediately prior to such Distribution Date over

      (2) the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of certificates and (y) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool for such Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool for such Distribution Date minus the OC Floor;

provided, however, that if such class of Subordinated Certificates is the only class of Subordinated Certificates outstanding on such Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount until its Class Certificate Balance is reduced to zero.

      The "Initial Target Subordination Percentage" and "Stepdown Target Subordination Percentage" for any class of Subordinated Certificates will approximately equal the respective percentages indicated in the following table:


                                      Initial Target     Stepdown Target
                                       Subordination      Subordination
                                         Percentage         Percentage
                                      --------------     ----------------
                  Class M-1                 5.65%             11.30%
                  Class M-2                 4.35%              8.70%
                  Class M-3                 3.55%              7.10%
                  Class M-4                 3.05%              6.10%
                  Class M-5                 2.55%              5.10%
                  Class M-6                 2.05%              4.10%
                  Class M-7                 1.55%              3.10%
                  Class M-8                 1.05%              2.10%
                  Class M-9                 0.55%              1.10%

      The Initial Target Subordination Percentages will not be used to calculate distributions on the Offered Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Subordinated Certificates and the Overcollateralized Amount. The Initial Target Subordination Percentage for any class of certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Class Certificate Balance of any class(es) of certificates subordinate to the subject class plus the initial Overcollateralization Target Amount and the denominator of which is the Cut-off Date Pool Principal Balance.

      "Excess Overcollateralization Amount" for any Distribution Date, is the excess, if any, of the Overcollateralized Amount for the Distribution Date over the Overcollateralization Target Amount for the Distribution Date.

      "Extra Principal Distribution Amount" with respect to any Distribution Date and loan group is the product of (a) the lesser of (1) the Overcollateralization Deficiency Amount and (2) the Excess Cashflow available for payment thereof in the priority set forth in this free writing prospectus and (b) a fraction, the numerator of which is the Principal Remittance Amount for such loan group and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for such Distribution Date.

      "Group 1 Overcollateralization Reduction Amount" for any Distribution Date is the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 1 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for such Distribution Date.

      "Group 2 Overcollateralization Reduction Amount" for any Distribution Date is the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal

Remittance Amount for Loan Group 2 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for such Distribution Date.

      "OC Floor" means (i) with respect to any Distribution Date prior to the Distribution Date in October 2026, an amount equal to 0.35% of the Cut-off Date Pool Principal Balance and (ii) on any Distribution Date on or after the Distribution Date in October 2026, the greater of (a) 0.35% of the Cut-off Date Pool Principal Balance and (b) the aggregate Stated Principal Balance of the 40-Year Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period).

      "Overcollateralization Deficiency Amount," with respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Principal Remittance Amount for each loan group on such Distribution Date).

      "Overcollateralization Target Amount" means with respect to any Distribution Date (i) prior to the Stepdown Date, an amount equal to the greater of (a) the product of (1) 0.55% and (2) the Cut-Off Date Pool Principal Balance and (b) the OC Floor and (ii) on or after the Stepdown Date, an amount equal to the greater of (a) the product of (1) 1.10% and (2) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period) and (b) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date.

      "Overcollateralized Amount" for any Distribution Date is the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period) exceeds (y) the aggregate Class Certificate Balance of the Offered Certificates (after giving effect to distributions of the Principal Remittance Amount for each loan group to be made on such Distribution Date).

      "Overcollateralization Reduction Amount" for any Distribution Date is an amount equal to the lesser of (i) the Excess Overcollateralization Amount for the Distribution Date and (ii) the Principal Remittance Amount for Loan Group 1 and Loan Group 2 for the Distribution Date.

            "Stepdown Date" is the earlier to occur of:


            (1) the Distribution Date immediately following the Distribution Date on which the aggregate Class Certificate Balance of the Senior Certificates is reduced to zero, and


            (2) the later to occur of (x) the Distribution Date in October 2009 and (y) the first Distribution Date on which the aggregate Class Certificate Balance of the Senior Certificates is less than or equal to 85.90% of the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments, the principal portion of liquidation proceeds and any Subsequent Recoveries received in the Prepayment Period related to that prior Due Date).


      A "Trigger Event" with respect to a Distribution Date on or after the Stepdown Date consists of either a Delinquency Trigger Event with respect to that Distribution Date or a Cumulative Loss Trigger Event with respect to that Distribution Date.

      A "Delinquency Trigger Event" with respect to any Distribution Date on or after the Stepdown Date exists if the Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of (x) the Senior Enhancement Percentage for such Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding LIBOR
Certificates:


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

                                Class                Percentage
                       ----------------------        -----------
                       Senior Certificates...           40.00%
                       M-1...................           49.75%
                       M-2...................           64.75%
                       M-3...................           79.25%
                       M-4...................           92.25%
                       M-5...................          110.50%
                       M-6...................          137.50%
                       M-7...................          181.75%
                       M-8...................          268.50%
                       M-9...................          512.50%

      The "Senior Enhancement Percentage" with respect to a Distribution Date on or after the Stepdown Date is equal to a fraction (expressed as a percentage) of:

            (1) the numerator of which is the excess of:

                  (a) the aggregate Stated Principal Balance of the Mortgage
            Loans for the preceding Distribution Date over

                  (b) (i) before the aggregate Class Certificate Balances of the
            Senior Certificates have been reduced to zero, the sum of the Class Certificate Balances of the Senior Certificates, or (ii) after such time, the Class Certificate Balance of the most senior class of Subordinated Certificates outstanding, as of the preceding Master Servicer Advance Date, and

            (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date.

      A "Cumulative Loss Trigger Event" with respect to a Distribution Date on or after the Stepdown Date occurs if the aggregate amount of Realized Losses on the Mortgage Loans from (and including) the cut-off date for each such Mortgage Loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries received from the cut-off date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for such Distribution Date, of the Cut-off Date Pool Principal Balance, as set forth below:

Distribution Date                    Percentage
-----------------                    ----------
October 2008 - September 2009....    0.30% with respect to October 2008, plus an
                                     additional 1/12th of 0.40% for each month thereafter through September 2009

October 2009 - September 2010....    0.70% with respect to October 2009, plus an
                                     additional 1/12th of 0.50% for each month thereafter through September 2010

October 2010 - September 2011....    1.20% with respect to October 2010, plus an
                                     additional 1/12th of 0.50% for each month thereafter through September 2011

October 2011 - September 2012....    1.70% with respect to October 2011, plus an
                                     additional 1/12th of 0.30% for each month thereafter through September 2012

October 2012 - September 2013....    2.00% with respect to October 2012, plus an
                                     additional 1/12th of 0.05% for each month thereafter through September 2013

October 2013 and thereafter......    2.05%


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

      "Unpaid Realized Loss Amount" means for any class of LIBOR Certificates,
(x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Class Certificate Balance of that class due to the allocation of Subsequent Recoveries to the Class Certificate Balance of that class.

      The "Rolling Sixty-Day Delinquency Rate," with respect to any Distribution Date on or after the Stepdown Date, is the average of the Sixty-Day Delinquency Rates for such Distribution Date and the two immediately preceding Distribution Dates.

      The "Sixty-Day Delinquency Rate," with respect to any Distribution Date on or after the Stepdown Date, is a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding such Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for such Distribution Date of the Mortgage Loans as of the related Due Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period).

      A "Realized Loss" with respect to a Distribution Date and any defaulted Mortgage Loan, is the excess of the Stated Principal Balance of such defaulted Mortgage Loan over the liquidation proceeds allocated to principal that have been received with respect to such Mortgage Loan on or at any time prior to the Due Date after such Mortgage Loan has been liquidated.

      "Subsequent Recoveries" are unexpected recoveries received after the determination by the Master Servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a Mortgage Loan that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the Master Servicer in connection with the liquidation of any Mortgage Loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.

Residual Certificates

      The Class A-R Certificates do not bear interest. The Class A-R Certificates will remain outstanding for so long as the issuing entity will exist. On each Distribution Date the holders of the Class A-R Certificates will be entitled to receive certain distributions as provided in the Pooling and Servicing Agreement. It is not anticipated that there will be any significant amounts remaining for such distribution to the Class A-R Certificates.

Overcollateralization Provisions

      The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Offered Certificates. As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the holders of the Offered Certificates and the related fees and expenses payable by the issuing entity. The Excess Cashflow, if any, will be applied on each Distribution Date as a payment of principal on the class or classes of certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

      The "Excess Cashflow" with respect to any Distribution Date is the sum of
(i) the amount remaining as set forth in clause (4)(b) under "--Interest" above which is the amount remaining after the distribution of interest to the holders of the Offered Certificates for such Distribution Date, (ii) the amount remaining as set forth in clauses (1)(B)(ii) or (2)(B)(ii), as applicable, under "--Principal" above which is the amount remaining after the distribution of principal to the holders of the Offered Certificates for such Distribution Date and (iii) the Overcollateralization Reduction Amount for that Distribution Date, if any.

      With respect to any Distribution Date, any Excess Cashflow will be paid to the classes of certificates in the following order of priority, in each case to the extent of the remaining Excess Cashflow:

            1. to the classes of Offered Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Extra Principal Distribution Amount, payable to such classes of certificates as part of the Principal Distribution Amount as described under "--Principal" above;

            2. concurrently, to the holders of the Senior Certificates, pro rata based on the Unpaid Realized Loss Amounts for such classes, in each case in an amount equal to the Unpaid Realized Loss Amount for such class; provided, however, that
                  (i) any amounts allocable to the Class 1-A-3 Certificates will be allocated first, to the Class 1-A-2 Certificates, in an amount up to the Unpaid Realized Loss Amount for such class, and then to the Class 1-A-3 Certificates, (ii) any amounts allocable to the Class 2-A-1E Certificates will be allocated first, to the Class 2-A-1B, Class 2-A-1C and Class 2-A-1D Certificates, pro rata, in an amount up to the Unpaid Realized Loss Amount for each such class, and then to the Class 2-A-1E Certificates and (iii) any amounts allocable to the Class 2-A-2C Certificates will be allocated first, to the Class 2-A-2A and Class 2-A-2B Certificates, pro rata, in an amount up to the Unpaid Realized Loss Amount for each such class, and then to the Class 2-A-2C Certificates;

            3. sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case first in an amount equal to any Interest Carry Forward Amount for such class and then in an amount equal to the Unpaid Realized Loss Amount for such class;

            4. concurrently, to the classes of LIBOR Certificates, in an amount up to their pro rata share based on their respective Class Certificate Balances, to the extent needed to pay any unpaid Net Rate Carryover for each such class; and then any Excess Cashflow remaining after such allocation to pay Net Rate Carryover based on Class Certificate Balances of the certificates will be distributed, concurrently to each class of LIBOR Certificates with respect to which there remains any unpaid Net Rate Carryover, pro rata, based on the amount of such unpaid Net Rate Carryover; provided, however, that, prior to the termination of the Class 2-A-2A Swap Contract, any amounts that would be distributed to the Class 2-A-2A Certificates in the absence of the Class 2-A-2A Swap Contract will instead be distributed to the Class 2-A-2A Swap Account;

            5. on any Distribution Date on which a Final Maturity OC Trigger Event is in effect, sequentially, in an amount up to the amount necessary to increase the Overcollateralized Amount so that it is equal to the aggregate Stated Principal Balance of the 40-Year Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period), in the following order:

                        a. concurrently, as principal to the classes of Senior Certificates, pro rata, based on (i) the aggregate Class Certificate Balance of the Group 1 Senior Certificates and (ii) the aggregate Class Certificate Balance of the Group 2 Senior Certificates, concurrently as follows:

                                    (i) concurrently, to the Class 1-A-1, Class
                              1-A-2 and Class 1-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                                    (ii) to the Group 2 Senior Certificates, to
                              be allocated among such classes of certificates in the order described above in clause (3) of "Principal--


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

                        Distributions of Principal", until their respective Class Certificate Balances are reduced to zero; and

                        b. sequentially, in order of their distribution priorities, as principal to each class of Subordinated Certificates, until their respective Class Certificate Balances are reduced to zero;

            6. concurrently, to the Certificate Swap Account and the Class 2-A-2A Swap Account, pro rata based on the amounts of any Swap Termination Payment due to the respective Swap Counterparty as a result of a Swap Counterparty Trigger Event under the respective Swap Contract, in an amount equal to any such Swap Termination Payment due to the respective Swap Counterparty as a result of a Swap Counterparty Trigger Event under the respective Swap Contract; and

            7. to fund distributions to the holders of the Class C and Class A-R Certificates in each case in the amounts specified in the Pooling and Servicing Agreement.

      A "Final Maturity OC Trigger Event" will be in effect on any Distribution Date on or after the Distribution Date in October 2026 on which the Overcollateralized Amount is less than the aggregate Stated Principal Balance of the 40-Year Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period).

The Swap Contracts

      Countrywide Home Loans has entered into two interest rate swap transactions, one for the benefit of the Class 2-A-2A Certificates (the "Class 2-A-2A Swap Contract") with Barclays Bank PLC (the "Class 2-A-2A Swap Counterparty") and one for the benefit of the LIBOR Certificates (the "Certificate Swap Contract" and together with the Class 2-A-2A Swap Contract, the "Swap Contracts") with Lehman Brothers Special Financing Inc. (the "Certificate Swap Counterparty" and together with the Class 2-A-2A Swap Counterparty, the "Swap Counterparties").

The Class 2-A-2A Swap Contract

      The Class 2-A-2A Swap Contract will be evidenced by a confirmation between Countrywide Home Loans and the Class 2-A-2A Swap Counterparty. The Class 2-A-2A Swap Contract is subject to certain ISDA definitions, as published by the International Swaps and Derivatives Association, Inc. On the Closing Date, Countrywide Home Loans will assign its rights under the Class 2-A-2A Swap Contract to The Bank of New York as swap contract administrator (in such capacity, the "Swap Contract Administrator"), for the benefit of the issuing entity and the Swap Contract Administrator, Countrywide Home Loans and the Trustee (acting as trustee of the swap trust) will enter into a swap contract administration agreement (the "Swap Contract Administration Agreement") pursuant to which the Swap Contract Administrator will distribute any payments received under the Class 2-A-2A Swap Contract to the Trustee (acting as trustee of the swap trust) as described below and pursuant to which the Swap Contract Administrator will remit to the Class 2-A-2A Swap Counterparty any funds received from the Trustee (acting as trustee of the swap trust) for payment to the Class 2-A-2A Swap Counterparty. Concurrently with the assignment of the Class 2-A-2A Swap Contract, the Swap Contract Administrator and the Class 2-A-2A Swap Counterparty will enter into an ISDA Master Agreement.

      On each Distribution Date on or prior to the earlier of (i) the Distribution Date in June 2035 and (ii) the Distribution Date upon which the Class Certificate Balance of the Class 2-A-2A Certificates has been reduced to zero (either such date, the "Class 2-A-2A Swap Contract Termination Date "), the amount payable by the Swap Contract Administrator to the Class 2-A-2A Swap Counterparty under the Class 2-A-2A Swap Contract will equal the sum of:

            (a) the Swap Fee,

            (b) the product of (i) the Pass-Through Rate for the Class 2-A-2A Certificates for such Distribution Date, (ii) a notional amount equal to the Class Certificate Balance of the Class 2-A-2A Certificates immediately prior to the related Distribution Date and (iii) the number of days in the related calculation period (calculated on the basis of the actual number of days) divided by 360,

            (c) any amount of Net Rate Carryover from Excess Cashflow to which the Class 2-A-2A Certificates would be entitled to receive in the absence of the Class 2-A-2A Swap Contract as described under clause (4) under "--Overcollateralization Provisions" above, and

            (d) any amount of Net Rate Carryover to which the Class 2-A-2A Certificates would be entitled to receive in the absence of the Class 2-A-2A Swap Contract under the Certificate Swap Contract as described under clause (6) under "--The Certificate Swap Contract" below.

      In addition, on the business day preceding each Distribution Date on or prior to the Class 2-A-2A Swap Contract Termination Date, the Class 2-A-2A Swap Counterparty will be obligated to pay to the Swap Contract Administrator under the Class 2-A-2A Swap Contract the product of:

            (a) the sum of (i) One-Month LIBOR and (ii) the Pass-Through Margin for the Class 2-A-2A Certificates for such Distribution Date,

            (b) a notional amount equal to the Class Certificate Balance of the Class 2-A-2A Certificates immediately prior to the related Distribution Date, and

            (c) the number of days in the related calculation period (calculated on the basis of the actual number of days) divided by 360.

      With respect to any Distribution Date prior to the termination of the Class 2-A-2A Swap Contract, the "Swap Fee" will equal the product of (i) 0.05% per annum for any Distribution Date on or before the Optional Termination Date and 0.10% per annum for any Distribution Date after the Optional Termination Date, (ii) a notional amount equal to the Class Certificate Balance of the Class 2-A-2A Certificates immediately prior to such Distribution Date and (iii) the number of days in the related calculation period (calculated on the basis of the actual number of days) divided by 360.

      With respect to any Distribution Date, the Swap Contract Administrator or the Class 2-A-2A Swap Counterparty, as the case may be, will only be required to make a "Net Swap Payment" to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the three preceding paragraphs over the payment that it is entitled to receive from that other party as described in the three preceding paragraphs. Any Net Swap Payment owed by the Class 2-A-2A Swap Counterparty with respect to any Distribution Date will be payable on the business day preceding such Distribution Date, while any Net Swap Payment owed to the Class 2-A-2A Swap Counterparty with respect to any Distribution Date will be payable on such Distribution Date.

      In the event that a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is payable to the Class 2-A-2A Swap Counterparty with respect to any Distribution Date, the Trustee will deposit (i) Interest Funds, otherwise distributable to the Class 2-A-2A Certificates in the absence of such Swap Termination Payment as described under clause (2)(b) under "-- Interest" above, in an amount up to the amount of such Swap Termination Payment, (ii) Interest Funds, otherwise distributable to the Class 2-A-2A Certificates in the absence of such Swap Termination Payment as described under clause (3) under "-- Interest" above, in an amount up to the amount of such Swap Termination Payment remaining after the deposit in clause
(i), (iii) amounts of Current Interest and Interest Carry Forward Amount otherwise distributable to the Class 2-A-2A Certificates in the absence of such Swap Termination Payment from the Certificate Swap Account as described under the Certificate Swap Contract as described under clause (3) under "--The Certificate Swap Contract" below, in an amount up to the amount of such Swap Termination Payment remaining after the deposit in clauses (i) and (ii), and
(iv) amounts of principal otherwise distributable to the Class 2-A-2A Certificates in the absence of such Swap Termination Payment as described under clause (3) under "Principal --Distributions of

Principal" above, in an amount up to the amount of such Swap Termination Payment remaining after the deposit in clauses (i), (ii) and (iii) into the Class 2-A-2A Swap Account maintained on behalf of the swap trust.

      In the event that a Swap Termination Payment due to a Swap Counterparty Trigger Event is payable to the Class 2-A-2A Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Excess Cashflow the amount of such Swap Termination Payment as described under clause (6) under "-- Overcollateralization Provisions" above and remit such amount to the Class 2-A-2A Swap Account maintained on behalf of the swap trust.

      In the event that a Net Swap Payment is payable from the Class 2-A-2A Swap Counterparty with respect to any Distribution Date, the Swap Contract Administrator will remit to the Trustee on behalf of the swap trust for deposit into the Class 2-A-2A Swap Account an amount equal to such Net Swap Payment.

      Following the distributions of Interest Funds as described under " -- Interest" above, distributions of principal as described under " -- Principal-- Distributions of Principal", distributions of Excess Cashflow as described under " -- Overcollateralization Provisions" above and distributions from the Certificate Swap Account described under " -- The Swap Contracts -- The Certificate Swap Contract" below, the Trustee, acting on behalf of the swap trust, will distribute all amounts on deposit in the Class 2-A-2A Swap Account in the following amounts and order of priority:

            (1) to the Swap Contract Administrator for payment to the Class 2-A-2A Swap Counterparty, any Net Swap Payment payable to the Class 2-A-2A Swap Counterparty under the Class 2-A-2A Swap Contract with respect to such Distribution Date;

            (2) to the Swap Contract Administrator for payment to the Class 2-A-2A Swap Counterparty, any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Class 2-A-2A Swap Counterparty under the Class 2-A-2A Swap Contract with respect to such Distribution Date;

            (3) to the Class 2-A-2A Certificates, an amount equal to the product of (i) the sum of (a) One-Month LIBOR and (b) the Pass-Through Margin for the Class 2-A-2A Certificates for such Distribution Date and (ii) the Class Certificate Balance of the Class 2-A-2A Certificates immediately prior to such Distribution Date; and

            (5) to the Swap Contract Administrator for payment to the Class 2-A-2A Swap Counterparty, only to the extent necessary to cover any Swap Termination Payment due to a Swap Counterparty Trigger Event payable to the Class 2-A-2A Swap Counterparty under the Class 2-A-2A Swap Contract with respect to such Distribution Date.

      Barclays Bank PLC is a public limited company registered in England and Wales under number 1026167. The liability of the members of Barclays Bank PLC is limited. It has its registered head office at 1 Churchill Place, London, E14 5HP. Barclays Bank PLC and its subsidiary undertakings (taken together, the "Group") is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services.

      The short-term unsecured obligations of Barclays Bank PLC are rated "A-1+" by S&P, "P-1" by Moody's and "F1+" by Fitch Ratings and the long-term obligations of Barclays Bank PLC are rated "AA" by S&P, "Aa1" by Moody's and "AA+" by Fitch Ratings.

The Certificate Swap Contract

      The Certificate Swap Contract will be evidenced by a confirmation between Countrywide Home Loans and the Certificate Swap Counterparty. The Certificate Swap Contract is subject to certain ISDA definitions, as published by the International Swaps and Derivatives Association, Inc. On the Closing Date, Countrywide Home Loans will assign its rights under the Certificate Swap Contract to the Swap Contract Administrator, and pursuant to the Swap Contract Administration Agreement, the Swap Contract Administrator will allocate any payments received under the Certificate Swap Contract between the Trustee (acting as trustee of the swap trust) and Countrywide Home Loans as described below and pursuant to which the Swap Contract Administrator will remit to the Certificate Swap Counterparty any funds received from the Trustee (acting as trustee of the swap trust) for payment to the Certificate Swap Counterparty. Concurrently with the assignment of the Certificate Swap Contract, the Swap Contract Administrator and the Certificate Swap Counterparty will enter into an ISDA Master Agreement.

      With respect to any Distribution Date on or prior to the Certificate Swap Contract Termination Date, the amount payable by the Swap Contract Administrator to the Certificate Swap Counterparty under the Certificate Swap Contract will equal the product of:

      (i) a fixed rate of 5.30% per annum,

      (ii) the lesser of (a) the Certificate Swap Contract Notional Balance for such Distribution Date and (b) the aggregate Class Certificate Balance of the LIBOR Certificates immediately prior to such Distribution Date, and

      (iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360 (which is equal to one-twelfth).

      With respect to any Distribution Date on or prior to the Certificate Swap Contract Termination Date, the amount payable by the Certificate Swap Counterparty to the Swap Contract Administrator under the Certificate Swap Contract will equal the product of:

      (i) One-Month LIBOR (as determined by the Certificate Swap Counterparty),

      (ii) the lesser of (a) the Certificate Swap Contract Notional Balance for such Distribution Date and (b) the aggregate Class Certificate Balance of the LIBOR Certificates immediately prior to such Distribution Date, and

      (iii) the actual number of days in the related calculation period, divided by 360.

      With respect to any Distribution Date, the Swap Contract Administrator or the Certificate Swap Counterparty, as the case may be, will only be required to make a "Net Swap Payment" to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding paragraphs over the payment that it is entitled to receive from that other party as described in the two preceding paragraphs. Any Net Swap Payment owed by the Certificate Swap Counterparty with respect to any Distribution Date will be payable on the business day preceding such Distribution Date, while any Net Swap Payment owed to the Certificate Swap Counterparty with respect to any Distribution Date will be payable on such Distribution Date.

      In the event that a Net Swap Payment and/or a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is payable to the Certificate Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Interest Funds for Loan Group 1 and Loan Group 2 the amount of such Net Swap Payment or Swap Termination Payment as described under clause (1) under "-- Interest" above (and to the extent that Interest Funds for Loan Group 1 and Loan Group 2 are insufficient, the Trustee will deduct from the Principal Remittance Amount for Loan Group 1 and Loan Group 2, pro rata on the basis of the respective Principal Remittance Amounts, any additional amounts necessary to make such Net Swap Payment and/or Swap Termination Payment due to the Certificate Swap Counterparty) and deposit the amount of such Net Swap Payment or Swap Termination Payment in the Certificate Swap Account maintained on behalf of the swap trust.

      In the event that a Swap Termination Payment due to a Swap Counterparty Trigger Event is payable to the Certificate Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Excess Cashflow the amount of such Swap Termination Payment as described under clause (6) under "-- Overcollateralization Provisions" above and remit such amount to the Certificate Swap Account maintained on behalf of the swap trust.

      In the event that a Net Swap Payment is payable from the Certificate Swap Counterparty with respect to any Distribution Date, the Swap Contract Administrator will remit to the Trustee on behalf of the swap trust for


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deposit into the Certificate Swap Account an amount equal to the sum of (a) any
Current Interest and Interest Carry Forward Amounts with respect to the LIBOR Certificates, (b) any Net Rate Carryover with respect to the LIBOR Certificates and (c) any Unpaid Realized Loss Amounts with respect to the LIBOR Certificates, in each case that remain unpaid following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow for such Distribution Date, as well as (d) any remaining Overcollateralization Deficiency Amount that remains following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow for such Distribution Date. Any portion of any Net Swap Payment not remitted by the Swap Contract Administrator to the Trustee (acting as trustee of the swap trust) with respect to any Distribution Date will be remitted to Countrywide Home Loans and will not be available to make distributions in respect of any class of certificates.

      In the event that the Certificate Swap Contract is terminated, Countrywide Home Loans will be required to assist the Swap Contract Administrator in procuring a replacement swap contract with terms approximating those of the original Certificate Swap Contract. In the event that a Swap Termination Payment was payable by the Certificate Swap Counterparty in connection with the termination of the original Certificate Swap Contract, that Swap Termination Payment will be used to pay any upfront amount in connection with the replacement swap contract, and any remaining portion of that Swap Termination Payment will be distributed to Countrywide Home Loans and will not be available for distribution on any class of certificates. In the event that the swap counterparty in respect of a replacement swap contract pays any upfront amount to the Swap Contract Administrator in connection with entering into the replacement swap contract, that upfront amount will be included in the Interest Funds for Loan Group 1 and Loan Group 2 and the Principal Distribution Amount for Loan Group 1 and Loan Group 2 with respect to succeeding Distribution Dates as described in the Pooling and Servicing Agreement, to the extent that the Interest Funds for Loan Group 1 and Loan Group 2 and the Principal Distribution Amount for Loan Group 1 and Loan Group 2 were used on prior Distribution Dates to cover any Swap Termination Payment due to the Certificate Swap Counterparty under the original Certificate Swap Contract and any excess will be distributed to Countrywide Home Loans. In the event that the Certificate Swap Contract is terminated and no replacement swap contract can be procured on terms approximating those of the original Certificate Swap Contract, any Swap Termination Payment payable by the Certificate Swap Counterparty will be retained by the Swap Contract Administrator and remitted to the Trustee on behalf of the swap trust on subsequent Distribution Dates up to and including the Certificate Swap Contract Termination Date to cover the amounts described in clauses (a), (b), (c) and (d) of the preceding paragraph. Following the Certificate Swap Contract Termination Date, any remaining Swap Termination Payment under the Certificate Swap Contract will be distributed to Countrywide Home Loans and will not be available to make distributions in respect of any class of certificates.

      Following the distributions of Excess Cashflow as described under " -- Overcollateralization Provisions", the Trustee, acting on behalf of the swap trust, shall distribute all amounts on deposit in the Certificate Swap Account in the following amounts and order of priority:

            (1) to the Swap Contract Administrator for payment to the Certificate Swap Counterparty, any Net Swap Payment payable to the Certificate Swap Counterparty under the Certificate Swap Contract with respect to such Distribution Date;

            (2) to the Swap Contract Administrator for payment to the Certificate Swap Counterparty, any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Certificate Swap Counterparty under the Certificate Swap Contract with respect to such Distribution Date;

            (3) concurrently to the holders of each class of Senior LIBOR Certificates, any remaining Current Interest and Interest Carry Forward Amount, pro rata based on their respective entitlements; provided, however, that, prior to the termination of the Class 2-A-2A Swap Contract, any amounts of remaining Current Interest that would be distributed to the Class 2-A-2A Certificates in the absence of the Class 2-A-2A Swap Contract will instead be distributed to the Class 2-A-2A Swap Account, provided further, if a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is due to the Class 2-A-2A Swap Counterparty, then any amounts of Current Interest and Interest Carry Forward Amount that would be distributed to the Class 2-A-2A Certificates in the absence of such Swap Termination Payment will instead be distributed, up to the amount of such Swap Termination Payment remaining, to the Class 2-A-2A Swap Account;


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

            (4) sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry Forward Amount for such class;

            (5) to the holders of the class or classes of Offered Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Overcollateralization Deficiency Amount remaining unpaid following the distribution of Excess Cashflow as described above under " -- Overcollateralization Provisions" payable to such holders of each such class in the same manner in which the Extra Principal Distribution Amount in respect of Loan Group 1 and Loan Group 2 would be distributed to such classes as described under " -- Overcollateralization Provisions" above;

            (6) to the holders of each class of LIBOR Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such class, pro rata, based on the amount of such remaining Net Rate Carryover; provided, however, that, prior to the termination of the Class 2-A-2A Swap Contract, any amounts that would be distributed to the Class 2-A-2A Certificates in the absence of the Class 2-A-2A Swap Contract will instead be distributed to the Class 2-A-2A Swap Account;

            (7) concurrently, to the holders of the Senior Certificates, pro rata based on the remaining Unpaid Realized Loss Amounts for such classes, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for such class; provided, however, that (i) any amounts allocable to the Class 1-A-3 Certificates will be allocated first, to the Class 1-A-2 Certificates, in an amount up to the Unpaid Realized Loss Amount for such class, and then to the Class 1-A-3 Certificates, (ii) any amounts allocable to the Class 2-A-1E Certificates will be allocated first, to the Class 2-A-1B, Class 2-A-1C and Class 2-A-1D Certificates, pro rata, in an amount up to the Unpaid Realized Loss Amount for each such class, and then to the Class 2-A-1E Certificates and (iii) any amounts allocable to the Class 2-A-2C Certificates will be allocated first, to the Class 2-A-2A and Class 2-A-2B Certificates, pro rata, in an amount up to the Unpaid Realized Loss Amount for each such class, and then to the Class 2-A-2C Certificates;

            (8) sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for such class; and

            (9) to the Swap Contract Administrator for payment to the Certificate Swap Counterparty, only to the extent necessary to cover any Swap Termination Payment due to a Swap Counterparty Trigger Event payable to the Certificate Swap Counterparty under the Certificate Swap Contract with respect to such Distribution Date.

      The "Certificate Swap Contract Notional Balance" for each Distribution Date is as described in the following table. In addition, the Distribution Date occurring in the latest calendar month listed in the following table is the date through which the Certificate Swap Contract is scheduled to remain in effect and is referred to as the "Certificate Swap Contract Termination Date" for the Certificate Swap Contract.

                         Certificate
        Month of        Swap Contract
      Distribution        Notional
          Date           Balance ($)
    ---------------   ----------------
    October 2006...   1,020,976,393.67
    November 2006..   1,011,752,334.13
    December 2006..   1,000,763,877.89
    January 2007...     987,270,593.65
    February 2007..     972,093,080.51
    March 2007.....     955,278,873.95
    April 2007.....     936,874,070.93
    May 2007.......     917,223,617.30
    June 2007......     896,106,140.13
    July 2007......     873,594,996.05
    August 2007....     849,882,083.48
    September 2007.     824,974,567.91
    October 2007...     798,926,432.11
    November 2007..     772,595,196.01
    December 2007..     745,383,298.14
    January 2008...     718,889,866.61
    February 2008..     693,097,157.81
    March 2008.....     667,496,227.87
    April 2008.....     642,158,960.07
    May 2008.......     617,459,527.22
    June 2008......     593,392,251.13
    July 2008......     570,259,444.30
    August 2008....     548,022,044.85
    September 2008.     520,649,540.65
    October 2008...     494,809,403.45
    November 2008..     470,405,671.88
    December 2008..     447,348,947.55
    January 2009...     425,555,919.47
    February 2009..     404,950,761.55
    March 2009.....     388,408,096.27
    April 2009.....     372,543,211.17
    May 2009.......     357,328,247.08
    June 2009......     342,736,431.88
    July 2009......     328,742,134.58
    August 2009....     315,320,943.18
    September 2009.     301,366,132.39
    October 2009...     288,065,374.48
    November 2009..     275,385,416.28
    December 2009..     263,294,869.54


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

                         Certificate
        Month of        Swap Contract
      Distribution        Notional
          Date           Balance ($)
    ---------------   ----------------
    January 2010...     251,764,095.51
    February 2010..     240,765,139.17
    March 2010.....     230,808,251.87
    April 2010.....     221,264,576.94
    May 2010.......     212,116,886.35
    June 2010......     203,348,665.68
    July 2010......     194,947,094.43
    August 2010....     186,893,754.73
    September 2010.     179,174,340.78
    October 2010...     171,774,747.23
    November 2010..     164,681,663.44
    December 2010..     157,882,335.92
    January 2011...     151,364,544.85
    February 2011..     145,116,581.62
    March 2011.....     139,127,227.29
    April 2011.....     133,385,731.97
    May 2011.......     127,882,699.51
    June 2011......     122,607,275.63
    July 2011......     117,550,007.75
    August 2011....     112,679,268.32
    September 2011.     108,011,608.93

      The Swap Counterparty is a Delaware corporation. The Swap Counterparty is Lehman Brothers' principal dealer in a broad range of over-the-counter derivative products including interest rate, currency, credit and mortgage derivatives. The long-term, unsecured, unsubordinated debt obligations of the Swap Guarantor are rated "A1" and "A+" by Moody's and S&P, respectively.

General Information about the Swap Contracts

      A "Swap Termination Payment" is a termination payment required to be made by either the Swap Contract Administrator or the applicable Swap Counterparty pursuant to the respective Swap Contract as a result of an early termination of such Swap Contract.

      The Swap Contracts will be subject to early termination upon an event of default or an early termination event under the Swap Contracts. Events of default under the Swap Contracts include, among other things, the following:

      o failure to make a payment due under each Swap Contract, three business days after notice of such failure is received,

      o     certain insolvency or bankruptcy events, and

      o a merger by the applicable Swap Counterparty without an assumption of its obligations under the respective Swap Contract.

      Termination events under the Swap Contracts include, among other things:

      o illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under a Swap Contract or guaranty, as applicable),

      o a tax event (which generally relates to either party to a Swap Contract receiving a payment under such Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax),

      o a tax event upon merger (which generally relates to either party receiving a payment under the applicable Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger), and

      o an amendment to the Pooling and Servicing Agreement that would materially adversely affect a Swap Counterparty is made without the prior written consent of such Swap Counterparty.

      In addition to the termination events specified above, an Additional Termination Event (as defined in the ISDA Master Agreement) will occur under a Swap Contract in the event that the rating, by any Rating Agency, of either the applicable Swap Counterparty's unsecured, long-term senior debt obligations or its unsecured, short-term debt obligations falls below a certain level or levels established by such Rating Agency (a "Swap Counterparty


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

Rating Downgrade") as specified in such Swap Contract and the applicable Swap Counterparty does not take certain action as specified in such Swap Contract, at its own expense, which may include (a) causing another entity to replace such Swap Counterparty that meets or exceeds the ratings requirements of the Rating Agencies, and that is approved by the Swap Contract Administrator on terms substantially similar to such Swap Contract; (b) obtaining a guaranty of, or a contingent agreement of another person to honor that Swap Counterparty's obligations under such Swap Contract that satisfies the ratings requirements of the Rating Agencies, provided that such other person is approved by the Swap Contract Administrator; (c) posting collateral satisfactory to the applicable Rating Agencies; and (d) establishing any other arrangement satisfactory to the applicable Rating Agency.

      Finally, an Additional Termination Event under a Swap Contract will exist if the related Swap Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1115(b)(1) or
(b)(2) of Regulation AB with respect to certain reporting obligations of the Depositor with respect to the issuing entity, which continues unremedied for the time period provided in such Swap Contract, and the related Swap Counterparty fails to transfer such Swap Contract at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the Depositor and the issuing entity, (ii) satisfies any rating requirement set forth in such Swap Contract, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld) and any rating agency, if applicable.

      "Swap Counterparty Trigger Event" means an event of default under a Swap Contract with respect to which the related Swap Counterparty is the sole defaulting party or a termination event under a Swap Contract (other than illegality or a tax event) with respect to which the related Swap Counterparty is the sole affected party or with respect to a termination resulting from a Swap Counterparty Rating Downgrade.

      The significance percentage for each Swap Contract is less than 10%. The "significance percentage" for a Swap Contract is the percentage that the significance estimate of such Swap Contract represents of the aggregate Class Certificate Balance of the certificates related to such Swap Contract. The "significance estimate" of a Swap Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of such Swap Contract, made in substantially the same manner as that used in Countrywide Home Loans' internal risk management process in respect of similar instruments.

      The certificates do not represent an obligation of either Swap Counterparty or the Swap Contract Administrator. The holders of the certificates are not parties to or beneficiaries under either Swap Contract or the Swap Contract Administration Agreement and will not have any right to proceed directly against either Swap Counterparty in respect of its obligations under the applicable Swap Contract or against the Swap Contract Administrator in respect of its obligations under the Swap Contract Administration Agreement.

      The Swap Contracts will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the closing date.

Calculation of One-Month LIBOR

      On the second LIBOR Business Day preceding the commencement of each Interest Accrual Period for the LIBOR Certificates (each such date, an "Interest Determination Date"), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits ("One-Month LIBOR") for such Interest Accrual Period on the basis of such rate as it is quoted on the Bloomberg Terminal for that Interest Determination Date. If such rate is not quoted on the Bloomberg terminal (or such other service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Interest Accrual Period will be the Reference Bank Rate as defined in this free writing prospectus. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Interest Accrual Period. The "Reference Bank Rate" with respect to any Interest Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.0125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate


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

Class Certificate Balance of all LIBOR Certificates for such Interest Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Certificate Balance of all LIBOR Certificates for such Interest Accrual Period. As used in this section, "LIBOR Business Day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

            (1)   with an established place of business in London,

            (2)   which have been designated as such by the Trustee and

            (3) which are not controlling, controlled by, or under common control with, the Depositor, Countrywide Servicing or any successor Master Servicer.

      The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the LIBOR Certificates for the related Interest Accrual Period will (in the absence of manifest error) be final and binding.

Carryover Reserve Fund

      The Pooling and Servicing Agreement establishes an account (the "Carryover Reserve Fund"), which is held in trust by the Trustee on behalf of the holders of the Offered Certificates. On the Closing Date, the Depositor will deposit or cause to be deposited $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

      On each Distribution Date, to the extent that Excess Cashflow is available as described under "--Overcollateralization Provisions" above, the Trustee will deposit in the Carryover Reserve Fund the amount needed to pay any Net Rate Carryover on the Offered Certificates as described under "--Overcollateralization Provisions" above.

Applied Realized Loss Amounts

      If on any Distribution Date, after giving effect to the distributions described above, the aggregate Class Certificate Balance of the LIBOR Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans, the amount of such excess will be applied to reduce the Class Certificate Balances of the Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Class Certificate Balance of such class has been reduced to zero. After the Class Certificate Balance of the Subordinated Certificates have been reduced to zero, (i) if the Class Certificate Balance of the Group 1 Senior Certificates exceeds the aggregate Stated Principal Balance of the Group 1 Mortgage Loans, the amount of such excess will be applied to reduce the Class Certificate Balance of the Group 1 Senior Certificates, on a pro rata basis according to their respective Class Certificate Balances, until the Class Certificate Balances of such classes have been reduced to zero, except that any amounts otherwise allocated to the Class 1-A-2 Certificates will instead be allocated to the Class 1-A-3 Certificates, until its Class Certificate Balance is reduced to zero, and then to the Class 1-A-2 Certificates and (ii) if the aggregate Class Certificate Balance of the Group 2 Senior Certificates exceeds the aggregate Stated Principal Balance of the Group 2 Mortgage Loans, the amount of such excess will be applied to reduce the Class Certificate Balance of each class of Group 2 Senior Certificates, on a pro rata basis according to their respective Class Certificate Balances, until the Class Certificate Balances of such classes have been reduced to zero, except that (a) any amounts otherwise allocated to the Class 2-A-1B, Class 2-A-1C and Class 2-A-1D Certificates will instead be allocated to the Class 2-A-1E Certificates, until its Class Certificate Balance is reduced to zero, and then to the Class 2-A-1B, Class 2-A-1C and Class 2-A-1D Certificates, pro rata, and (b) any amounts otherwise allocated to the Class 2-A-2A and Class 2-A-2B Certificates will instead be allocated to the Class 2-A-2C Certificates, until its Class Certificate Balance is reduced to zero, and then to the Class 2-A-2A and Class


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

2-A-2B Certificates, pro rata. Any such reduction described in this paragraph is an "Applied Realized Loss Amount."

      Interest on any class of certificates, the Class Certificate Balance of which has been reduced through the application of Applied Realized Loss Amounts as described above will accrue for the related class of certificates on the Class Certificate Balance as so reduced unless the Class Certificate Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Class Certificate Balance of such class as described in the definition of "Class Certificate Balance" above.


                                       79